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Exhibit 99.3

FEDERAL DEPOSIT INSURANCE CORPORATION
Washington, D.C. 20429

Form 10-K

☒ Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the fiscal year ended December 31, 2004
or
☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
For the transition period from to FDIC Certificate No: 33583-5

COMMUNITY BANK OF NORTHERN VIRGINIA
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1585779 (I.R.S. Employer Identification No.)
107 Free Court, Sterling, Virginia (Address of principal executive offices)	20164 (Zip Code)

Registrant's telephone number, including area code (703) 762-7371

Securities to be registered pursuant to Section 12(b) of the Act: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.333 par value per share
(Title of class)

        Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes ☒    No ☐

        Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

        Indicate by check mark whether the registrant is an accelerated filer (as defined in Exchange Act Rule 12b-2) Yes ☐    No ☒

        The aggregate market value of the Common Stock held by non-affiliates of the registrant computed by reference to the closing price of such stock as of June 30, 2004 was $63,875,993. For purposes of this computation, it is assumed that directors, executive officers and person beneficially owning more than 5% of the Common Stock of the registrant are affiliates. As of February 24, 2005, there were 10,172,077 shares of the registrant's Common Stock outstanding.

Item		Page
1	Business	3
2	Properties	9
3	Legal Proceedings	10
4	Submission of Matters to a Vote of Security Holders	10
5	Market for Company's Common Equity, Related Stockholder Matters and Company Repurchases of Equity Securities	11
6	Selected Financial Data	12
7	Management's Discussion and Analysis of Financial Condition and Results of Operations	12
7A	Quantitative and Qualitative Disclosures About Market Risk	34
8	Financial Statements and Supplementary Data	36
9	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	36
9A	Controls and Procedures	36
9B	Other Information	36
10	Directors and Executive Officers of the Company	36
11	Executive Compensation	40
12	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	43
13	Certain Relationships and Related Transactions	44
14	Principal Accountant Fees and Services	45
15	Exhibits and Financial Statement Schedules	45

Forward Looking Statements.    This filing contains certain forward-looking statements with respect to the plans, objectives, future performance and business of Community Bank of Northern Virginia. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure in the banking industry increases significantly; (2) changes in the interest rate environment reduce margins; (3) general economic conditions either nationally or regionally are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (4) changes occur in the regulatory environment; (5) changes occur in business conditions; (6) changes occur in the securities markets; and (7) the Bank's loan loss reserve to address credit quality concerns may be inadequate, and additional reserves are necessary; (8) strategies to enhance earnings and/or shareholder value are not implemented or fail to have the effects anticipated; (9) recent bank merger activity may not result in the Bank's realizing its goals of increased market share and additional branch expansion; and (10) litigation relating to the Bank's second mortgage lending does not have the effects anticipated and liabilities resulting from the litigation are greater than expected.

Item 1. Business

A. General

        Community Bank of Northern Virginia (the "Bank") was organized in 1991 under the name Northern Virginia Banking Company to acquire Community Bank and Trust Company in Sterling, Virginia, which had been declared insolvent by regulatory authorities. After receiving regulatory approvals, the Bank opened for business on February 22, 1992, with its only office located at 107 Free Court, Sterling, Virginia. The name of the Bank was changed to Community Bank of Northern Virginia in 1993. Since opening at its Sterling location, the Bank has established twelve additional branches in Centreville, Fairfax, Herndon, Kingstowne, Leesburg, McLean, Purcellville, Potomac Falls, Chantilly, Reston, Tyson's Corner, and Vienna.

        The Bank's main office is located at 107 Free Court, Sterling, Virginia, and the executive office is at 8150 Leesburg Pike, Vienna, Virginia.

        On January 25, 2005, the Bank announced that they had entered into a merger agreement by which the Bank will merge with and into Mercantile-Safe Deposit and Trust Company, a wholly-owned subsidiary of Mercantile Bankshares Corporation ("Bankshares"). Under the terms of the agreement, shareholders of the Bank will be entitled to elect to receive either .4005 shares of Bankshares stock for each share of Bank stock they hold, or cash in the amount of $20.375 for each such share, so long as 60% of the total consideration is in Bankshares stock and 40% is in cash (excluding options). The transaction was valued on the date of announcement at $212 million. The transaction is subject to, and requires the approval of, the Bank's shareholders and banking and other regulators. It is anticipated that closing will occur in the second quarter of 2005.

        The Bank provides a range of services traditionally associated with independent community banks, with an emphasis on personal relationship banking. These services include checking accounts, savings accounts and other time deposits of various types ranging from money market accounts to longer-term certificates of deposit. The transaction accounts and time certificates are tailored to the principal market area at rates competitive with those offered in the area. Retirement accounts such as IRAs (Individual Retirement Accounts) are also available. The Bank's Automated Teller Machines (ATMs) are linked to regional networks, providing customers with access to ATMs nationwide as well as internationally. All deposit accounts are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum amount permitted by law. The Bank solicits accounts from individuals, small businesses, associations, organizations and governments. Management will continue to develop a significant portion of the Bank's core deposits from consumers, small businesses, and professionals in order to maintain a relatively stable funding source for the Bank's assets. This has the added benefit of developing customer relationships which are comprised of not only deposits, but loans, debit and credit cards, safe deposit boxes, ATM cards, insurance products and additional banking services.

        The Bank also offers a range of short- to intermediate-term consumer and commercial loans. Consumer loans are made directly to individuals for various purposes, including automobiles, boats, and other recreational vehicles, home improvements, overdraft protection, education and personal investments. Commercial loans are made to credit-worthy companies in the Bank's market area. These loans are both secured and unsecured credit facilities required by commercial businesses for working capital (including inventory and receivables), business expansion (including acquisition of real estate and improvements) and the purchase of equipment and machinery. The Bank places special emphasis on serving the financial needs of small and medium size businesses and professionals.

        Interest income is the Bank's primary source of earnings, and for the year 2004, the percentage of total revenue contributed by loan interest income, investment interest income, and overnight investments was 80.1%, 15.8%, and 0.1%, respectively.

        During 2002, the Board of Directors concluded that it was prudent to exit the wholesale residential mortgage origination business by December 2002, as this business line was not meeting the Bank's standards for profitability primarily due to credit quality concerns and ongoing litigation. In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the financial information in Item 8 shows this segment as a discontinued operation. The financial information for prior periods has been restated accordingly to conform to this presentation. The Bank operated as a single segment beginning January 1, 2003 but did incur additional income/expense associated with the winding down of operations during 2003 and 2004. In 2004, the Bank recognized income from discontinued operations totaling $434,000. The largest components of expense incurred during 2003 associated with the winding down of operations were a $3.0 million litigation accrual and a $1.7 million reduction in the provision for loan losses as a result of the Bank's quarterly assessment of its allowance for potential off-balance sheet recourse obligations. At December 31, 2004, the Bank still maintains an allowance for off-balance sheet recourse obligations totaling $192,000.

B. Market Area

        The Bank's primary service area is the Northern Virginia market. This market is the fastest growing metro area in the state, now home to more than 2 million Virginians. Becoming one of the nation's leading high-technology centers for computer software, information technology, and telecommunications has played an important role in that growth.

        Northern Virginia traditionally includes the counties of Loudoun, Fairfax, Arlington, and Prince William and the cities of Fairfax, Leesburg, Falls Church, Vienna, Manassas, and Alexandria. Extensive intra-community roadways and transportation facilities, and abundant office and location space, allow the area to meet demand for positive growth and continued development.

        Many nearby localities have begun to attract greater investment because of their proximity to this major metropolitan area and the excellent quality of life. Interstate access has encouraged the economic growth south along I-95 through Stafford and Spotsylvania counties and west along I-66 as far as I-81 and the City of Winchester.

C. Competition

        Banks generally compete with other financial institutions through the offering of highly competitive bank products and services. Many large bank organizations, most of which are controlled by out-of-state holding companies, currently operate in the Bank's targeted market areas. In addition, the level of competition between commercial banks, Internet banks and thrift institutions (savings institutions and credit unions) has intensified significantly during the past few years. This has been fueled by the elimination of previous distinctions between the various types of financial institutions and the expanded powers and increased activity of thrift institutions in areas of banking, which previously had been the sole domain of commercial banks. Legislation during the past few years has resulted in an almost total elimination of practical distinctions between a commercial bank and a thrift institution. Consequently, competition among financial institutions of all types is largely unlimited with respect to legal ability and authority to provide most financial services.

        The Bank will continue to face competition from other banks, as well as Internet banks, thrift institutions, insurance companies, consumer finance companies, and other financial institutions. Some of these competitors are not subject to the same degree of regulation that is imposed upon the Bank. Many of these competitors also have broader geographic markets and substantially greater resources and lending limits than the Bank has and many offer services such as trust services that the Bank is not expected to provide in the near term.

D. Concentrations

        The majority of the Bank's depositors are located in and doing business in its targeted market areas, and the Bank lends a substantial portion of its capital and deposits to individual and business borrowers in these market areas. Any factors adversely affecting the economy of the Northern Virginia area could, in turn, adversely affect the performance of the Bank.

E. Governmental Monetary Policies

        The earnings and growth of the Bank are affected not only by general economic conditions, but also by the monetary policies of various governmental regulatory authorities, particularly the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Federal Reserve Board implements national monetary policy by its open market operations in United States Government securities, control of the discount rate and the establishment of reserve requirements against both member and nonmember financial institutions' deposits. These actions have a significant effect on the overall growth and distribution of loans, investments and deposits, as well as the rates earned on loans, or paid on deposits. Management of the Bank is unable to predict the effect of possible changes in monetary policies upon the future operating results of the Bank.

F. Regulation

        The Bank is subject to various state and federal banking laws and regulations that impose specific requirements or restrictions on and provide for general regulatory oversight with respect to virtually all aspects of operations. The following is a brief summary of the material provisions of certain statutes, rules and regulations that affect the Bank. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below.

        General.    The Bank is under the supervision of, and subject to regulation and examination by, the FDIC and the State Corporation Commission of the Commonwealth of Virginia (the "Commission"). As such, the Bank is subject to various statutes and regulations administered by these agencies that govern, among other things, required reserves, investments, loans, lending limits, acquisitions of fixed assets, interest rates payable on deposits, transactions among affiliates and the Bank, the payment of dividends, mergers and consolidations, and establishment of branch offices.

        Although the above laws may have a significant impact on the banking industry, it is not possible for the management of the Bank to determine, with any degree of certainty, the impact of such laws on the Bank.

        Capital Resources.    The federal bank regulatory agencies have adopted risk-based capital requirements for assessing bank capital adequacy. Virginia chartered banks must also satisfy the capital requirements adopted by the Commission. The federal capital standards define capital and establish minimum capital requirements in relation to assets and off-balance sheet exposure, as adjusted for credit risk. The risk-based capital standards currently in effect are designed to make regulatory capital requirements more sensitive to differences in risk profile among bank holding companies and banks, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate risk weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

        The minimum standard for the ratio of capital to risk-weighted assets (including certain off-balance sheet obligations, such as stand-by letters of credit) is 8.0%. At least half of the risk-based capital must consist of common equity, retained earnings and qualifying perpetual preferred stock, less deductions for goodwill and various other tangibles ("Tier I capital"). The remainder ("Tier 2 capital") may consist of a limited amount of subordinated debt, certain hybrid capital instruments and other debt securities, preferred stock and a limited amount of the general valuation allowance for loan losses. The sum of Tier I capital and Tier 2 capital is "total risk-based capital". The FDIC has also adopted regulations which supplement the risk-based guidelines to include a minimum leverage ratio of Tier I capital to quarterly average assets ("Leverage ratio") of 3.0%.

        The FDIC has emphasized that the foregoing standards are supervisory minimums and that a banking organization will be permitted to maintain such minimum levels of capital only if it receives the highest rating under the regulatory rating system and the banking organization is not experiencing or anticipating significant growth. All other banking organizations are required to maintain a Leverage ratio of at least 4.0% to 5.0% of Tier I capital. These rules further provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels and comparable to peer group averages, without significant reliance on intangible assets. The FDIC continues to consider a "tangible Tier I leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier I leverage ratio is the ratio of a banking organization's Tier I capital, less deductions for intangibles otherwise includable in Tier 1 capital, to total tangible assets.

        Deposit Insurance.    As an institution with deposits insured by the Bank Insurance Fund ("BIF") of the FDIC, the Bank is subject to insurance assessments imposed by the FDIC. Currently, a risk-based assessment schedule imposes assessments on BIF deposits, ranging from zero to 0.27% of an institution's average assessment base. The actual assessment paid is based on the institution's assessment risk classification, which is determined based on whether the institution is considered "well capitalized", "adequately capitalized" or "undercapitalized", as such terms have been defined in applicable federal regulations, and whether such institution is considered by its supervisory agency to be financially sound or to have supervisory concerns.

        Community Reinvestment Act.    Under the Community Reinvestment Act and related regulations, depository institutions have an affirmative obligation to assist in meeting the credit needs of their market areas, including low and moderate-income areas, consistent with safe and sound banking practice. The Community Reinvestment Act requires the adoption by each institution of a Community Reinvestment Act statement for each of its market areas describing the depository institution's efforts to assist in its community's credit needs. Depository institutions are periodically examined for compliance with the Community Reinvestment Act and are periodically assigned ratings in this regard. Banking regulators consider a depository institution's Community Reinvestment Act rating when reviewing applications to establish new branches, undertake new lines of business, and/or acquire part or all of another depository institution. An unsatisfactory rating can significantly delay or even prohibit regulatory approval of a proposed transaction by a bank holding company or its depository institution subsidiaries.

        The Gramm-Leach-Bliley Act (the "GLBA") and federal bank regulators have made various changes to the Community Reinvestment Act. Among other changes, Community Reinvestment Act agreements with private parties must be disclosed and annual reports must be made to a bank's primary federal regulator. A bank holding company will not be permitted to become a financial holding company and no new activities authorized under the GLBA may be commenced by a holding company or by a bank financial subsidiary if any of its bank subsidiaries received less than a "satisfactory" rating in its latest Community Reinvestment Act examination.

        In its March 28, 2003 Community Reinvestment Act Evaluation, the Bank received a rating of "Satisfactory".

        Fair Lending; Consumer Laws.    In addition to the Community Reinvestment Act, other federal and state laws regulate various lending and consumer aspects of the banking business. Governmental agencies, including the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice, have become concerned that prospective borrowers experience discrimination in their efforts to obtain loans from depository and other lending institutions. These agencies have brought litigation against depository institutions alleging discrimination against borrowers. Many of these suits have been settled, in some cases for material sums, in advance of a full trial.

        Recently, these governmental agencies have clarified what they consider to be lending discrimination and have specified various factors that they will use to determine the existence of lending discrimination under the Equal Credit Opportunity Act and the Fair Housing Act, including evidence that a lender discriminated on a prohibited basis, evidence that a lender treated applicants differently based on prohibited factors in the absence of evidence that the treatment was the result of prejudice or a conscious intention to discriminate, and evidence that a lender applied an otherwise neutral non-discriminatory policy uniformly to all applicants, but the practice had a discriminatory effect, unless the practice could be justified as a business necessity.

        Banks and other depository institutions also are subject to numerous consumer-oriented laws and regulations. These laws, which include the Truth in Lending Act, the Truth in Savings Act, the Real Estate Settlement Procedures Act, the Electronic Funds Transfer Act, the Equal Credit Opportunity Act, and the Fair Housing Act, require compliance by depository institutions with various disclosure requirements and requirements regulating the availability of funds after deposit or the making of some loans to customers.

        Recent Changes in Regulations.    The final rules on the USA Patriot Act, Section 326 Customer Identification Programs, were effective as of October 1, 2003. Under Section 326 rules, each institution must develop a customer identification program as part of its Bank Secrecy Act compliance program. The objective of this program is for banks to determine the true identity of its customers based on risk factors such as types of account, methods of opening accounts, types of identifying information and characteristics of the bank. Information to be collected includes, but is not limited to name, address, and identifying number on every new customer (with certain exceptions, like government agencies and publicly traded companies), and the date of birth for individuals, prior to opening an account. This information must be verified within a reasonable time through documentary or non-documentary methods. Furthermore, all new customers must be screened against any Section 326 government list of known or suspected terrorists within a reasonable time after opening an account. Effective in 2004, financial institutions had to implement programs to respond to significant changes in the Home Mortgage Disclosure Act and Regulation C. These regulations were revised to expand the collection and reporting of data including disclosure of pricing data on higher cost loans, information on ethnicity as well as race, details about the rate and rate spread, and whether the application was for a pre-approval.

        Future Regulatory Uncertainty.    Because federal regulation of financial institutions changes regularly and is the subject of constant legislative debate, we cannot forecast how federal regulation of financial institutions may change in the future and impact our operations. Although Congress in recent years has sought to reduce the regulatory burden on financial institutions with respect to the approval of specific transactions, we fully expect that the financial institution industry will remain heavily regulated in the near future and that additional laws or regulations may be adopted further regulating specific banking practices.

        Regulatory Enforcement Authority.    Applicable banking laws include substantial enforcement powers available to federal banking regulators. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions against banking organizations and institution-affiliated parties, as defined. In general, these enforcement actions may be initiated for violations of laws and regulations and unsafe or unsound practices. Other actions or inactions may provide the basis for enforcement action, including misleading or untimely reports filed with regulatory authorities.

G. Employees

        As of December 31, 2004, the Bank had 127 full-time employees and 13 part-time and casual employees. None of its employees are represented by any collective bargaining agreements, and relations with employees are considered good.

H. Available Information

        The Bank's Internet website address is: www.cbnv.com. The Bank makes available free of charge through its website its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after such documents are filed with, or furnished to, the FDIC. You may obtain free copies of the documents filed with the FDIC by contacting the Filing Desk in the Accounting, Securities and Disclosures Section of the FDIC at (202) 898-8913 or by email at mfields@fdic.gov. The information on the Bank's website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings the Bank makes with the FDIC.

Item 2. Properties

        The Bank maintains and operates 13 branch facilities throughout Northern Virginia. The main office and branch located at 107 Free Court, Sterling, Virginia, and the branch office at 13826 Lee Highway, Centreville, Virginia, are owned by the Bank and are unencumbered. The following table shows the Bank's leased facilities:

Name	Address	Lease Expiration Date
BRANCH OFFICES
Fairfax Branch	4029 Chain Bridge Rd. Fairfax, Virginia 22030	December 2008
Herndon Branch	783 Station St. Herndon, Virginia 20170	July 2005
Kingstowne Branch	5965 Kingstowne Towne Center, #160 Springfield, Virginia 22315	September 2011
Leesburg Branch	300 Fort Evans Rd., NE #103 Leesburg, Virginia 20176	September 2009
McLean Branch	6809 Old Dominion Dr. McLean, Virginia 22102	December 2005
Potomac Falls Branch	21031 Triple Seven Rd. #160 Sterling, Virginia 20165	February 2009
Purcellville Branch	609 East Main Street, Unit D Purcellville, Virginia 20132	September 2010
Tysons Branch	8150 Leesburg Pike Vienna, Virginia 22182	June 2011
Vienna Branch	302 Maple Ave., West Vienna, Virginia 22180	August 2008
Reston Branch	11921 Freedom Drive Suite 980 Reston, Virginia 20190	September 2013
Chantilly Branch	11739 Bowman Green Drive Chantilly, Virginia 20151	October 2016
Manassas Branch	11670 Sudley Manor Drive Manassas, Virginia 20109	July 2018
Chantilly Mortgage	4211 Pleasant Valley Road Chantilly, Virginia 20151	June 2006

Item 3. Legal Proceedings

        The Bank has been named as a defendant, with others, in a series of putative class action claims brought in the U.S. Court of Appeals for the Third Circuit arising out of second mortgage loans made by the Bank prior to the Bank's exit from the wholesale mortgage business. The named plaintiffs in those cases, collectively known as the Davis, Avilla, Bumpers/Elliot, Terry, Caton, Sabo, Miller and Picard cases and the defendants, including the Bank, entered into a settlement agreement, which was approved by the Court in December 2003. The settlement agreement does not constitute an admission of liability, but rather, expressly denies any liability for the plaintiffs alleged claims. The Bank has also entered into a separate agreement with a co-defendant in which the Bank agreed to pay the co-defendant a lump sum in exchange for a release of any contributions and/or indemnification claim by the co-defendant against the Bank relating to the settlement amounts. The Bank has also agreed to pay the co-defendant one-half of any recovery it receives from its insurance carrier. The settlement agreement further provides that borrowers can avoid the release of their claims contemplated under the settlement agreement by opting out of the settlement class, in which case those borrowers could still pursue claims against the defendants, including the Bank. Under the separate agreement with the co-defendant, if more than one half of one percent of the borrowers elect to opt out of the settlement, the co-defendant has the option of voiding the settlement agreement, in which case the parties would also return to the status quo in the referenced litigation. Several appeals have been filed. The Bank will continue to vigorously litigate the appeals and it is expected that the appellate process will result in final resolution in mid 2005. In addition, several borrowers have opted out of the settlement. During 2003, the Bank established a $3.0 million reserve related to this settlement. The reserve is included as a component of the loss from discontinued operations reflected on the statement of income for the year ended December 31, 2003. While the Bank believes this reserve is adequate there can be no assurance that subsequent events would not result in additional liability. In 2004, the Bank received partial reimbursement of legal fees incurred totaling $401,000 from its insurance carrier.

        In addition to the above, the Bank has been named as a defendant in several other cases involving its former wholesale mortgage operation, including, in October 2004 being served a complaint for a pending putative class action case brought in the U.S. District Court for the Northern District of Alabama involving borrowers who opted out of the aforementioned settlement and/or borrowers whose loans were not sold to the investor named as a defendant above. The Bank is vigorously litigating these cases and has not deemed it necessary to establish any litigation reserves. The Bank is also involved in other various legal proceedings incidental to its business, none of which are believed by management, after consultation with legal counsel, to be material to the business or financial condition of the Bank.

Item 4. Submission of Matters to a Vote of Security Holders

        None.

Item 5. Market for the Company's Common Equity, Related Stockholder Matters and Company Repurchases of Equity Securities

A. Market Information.

        The Bank's Common Stock is listed on the NASDAQ National Market under the symbol CBNV.

        The following table shows the high and low bid quotations in shares of Common Stock during the periods indicated and the dividends declared during such periods. These quotations represent prices between dealers without retail markups, markdowns or commissions and do not necessarily represent transactions.

	High	Low	Dividends
March 31, 2003	$19.30	$10.65	$0.07
June 30, 2003	19.00	11.64	0.07
September 30, 2003	17.80	12.00	0.08
December 31, 2003	19.45	15.79	0.08
March 31, 2004	19.00	16.40	0.09
June 30, 2004	17.99	12.85	0.10
September 30, 2004	17.10	13.45	0.10
December 31, 2004	18.02	14.53	0.10

B. Holders.

        At December 31, 2004, the Bank had approximately 1,078 shareholders and 10,166,577 outstanding shares.

C. Dividends.

        The amount of dividends payable by the Bank depends upon its earnings and capital position, and is limited by the federal and state law, regulations and policy. In addition, Virginia law imposes restrictions on the ability of all banks chartered under Virginia law to pay dividends. No dividend may be declared or paid that would impair a bank's paid-in capital. Each of the Commission and the FDIC has the general authority to limit dividends paid by the Bank if such payments are deemed to constitute an unsafe and unsound practice.

        Under current supervisory practice, prior regulatory approval is required if cash dividends declared in any given year exceed the total of its net profits for such year, plus its retained net profits for the preceding two years. Also, the Bank may not pay a dividend in an amount greater than its net profits then on hand after deducting current losses and bad debts. For this purpose, bad debts are generally defined to include the principal amount of all loans which are in arrears with respect to interest by six months or more, unless such loans are fully secured and in the process of collection. Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its capital requirements.

        The Bank paid its first dividend of $0.02 per share in 1994. In 1997, the Bank began paying dividends at the annual rate of $0.03 per share on a semi-annual payment schedule. In 1998 the Bank began paying dividends on a quarterly schedule. The Bank has paid dividends totaling $0.39, $0.30, and $0.19 per share in 2004, 2003, and 2002, respectively. Future payment of dividends will continue to depend on regulatory compliance, earnings and the need to apply earnings to future growth of the Bank's business. There is no assurance that dividends will be paid in the future.

Item 6. Selected Financial Data

        The following table sets forth selected historical financial data for the years ended and as of the dates indicated. The selected historical financial data as of December 31, 2004 and 2003, and for the years ended December 31, 2004, 2003 and 2002, are derived from our financial statements included elsewhere in this Form 10-K. The selected historical financial data as of December 31, 2002, 2001 and 2000 and for the years ended December 31, 2001 and 2000 are derived from our financial statements that are not included in this Form 10-K. The information set forth below should be read in conjunction with the financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this Form 10-K.

	Year ended December 31,
	2004	2003	2002	2001	2000
	(000's except share data)
Operating Results:
Total interest income	$45,948	$40,634	$41,199	$42,165	$30,226
Total interest expense	15,094	12,911	16,695	20,876	14,568

Net interest income	30,854	27,723	24,504	21,289	15,658
Provision for possible loan losses	4,500	2,300	2,471	3,310	1,470
Income before income taxes and discontinued operations	11,988	13,270	12,241	8,143	5,652
Net income before discontinued operations	8,685	9,155	8,315	5,568	3,855
Income (loss) from discontinued operations	434	(1,277)	(796)	(1,570)	672
Net Income	9,119	7,878	7,519	3,998	4,527
Basic earnings per share before discontinued operations (1)	0.86	0.91	0.85	0.61	0.46
Basic earnings per share(1)	0.90	0.78	0.77	0.44	0.54
Diluted earnings per share before discontinued operations (1)	0.84	0.89	0.83	0.59	0.44
Diluted earnings per share (1)	0.88	0.77	0.75	0.42	0.51
Weighted average shares outstanding (1)	10,158,048	10,087,466	9,774,350	9,127,781	8,386,919
Weighted average shares outstanding plus potential dilutive common shares (1)	10,343,967	10,283,350	10,024,941	9,441,860	8,836,299
Cash dividends per common share (1)	0.39	0.30	0.19	0.18	0.10

(1)
Numbers have been adjusted to reflect 3 for 1 stock split on May 1, 2000.

	As of December 31,
	2004	2003	2002	2001	2000
	(000's)
Financial Position:
Securities (1)	$180,752	$177,240	$188,018	$57,932	$46,475
Loans, net	646,631	552,497	406,959	369,808	283,856
Loans held for sale	432	—	16,768	135,925	35,684
Total assets	879,919	779,884	676,184	652,895	394,501
Deposits	649,413	594,750	550,090	554,885	313,479
Borrowings	162,385	119,663	66,756	55,998	45,353
Stockholders' equity	60,360	55,660	51,575	36,038	32,484

(1)
Balance excludes FHLB Stock.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

        This section presents discussion and analysis of the Bank's financial condition at December 31, 2004 and 2003, and results of operations for each of the three years in the period ended December 31,

2004. This discussion and analysis should be read in conjunction with the financial statements and supplementary financial information contained elsewhere in this Form 10-K.

  Results of Operations for Each of The Three Years in the Period Ended December 31, 2004

        The Bank reported net income of $9.1 million for the year ended December 31, 2004, a 15.8% increase over 2003. Net income was $7.9 million for the year ended December 31, 2003, a 4.8% increase over 2002 net income of $7.5 million.

        Diluted earnings per common share were $0.88, $0.77 and $0.75 in 2004, 2003, and 2002 respectively. Return on average equity was 15.76 percent in 2004, compared to 14.63% in 2003, and 16.47% in 2002. Return on average assets was 1.08% in 2004, compared to 1.11% in 2003, and 1.22% in 2002.

  Average Balances and Interest Rates

        The following table sets forth the average balances of interest earning assets and interest bearing liabilities for each of the last three years as well as total interest and corresponding average yields and rates. The data contained in the table has been adjusted to a tax equivalent basis, based on the federal statutory rate of 34%.

	(000's except percentages) Year ended December 31,
	2004			2003			2002
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets
Interest earning assets:
Short-term investments	$2,475	$31	1.25%	$4,859	$54	1.11%	$40,007	$651	1.63%
FHLB stock	6,777	245	3.62	4,656	174	3.74	2,071	110	5.31
Investment in Bankers Insurance LLC	280	—	—	280	22	7.86	280	12	4.29
Securities: (1)
Taxable	167,351	6,006	3.59	172,039	6,400	3.72	95,328	4,915	5.16
Exempt from federal income taxes (3)	30,217	1,922	6.36	19,542	1,086	5.56	10,165	681	6.70
Loans held for sale	690	28	4.06	1,075	61	5.67	58,622	5,180	8.84
Loans, net (2)	609,667	38,303	6.28	478,677	33,156	6.93	382,082	29,855	7.81

Total interest earning Assets	817,457	46,535	5.69%	681,128	40,953	6.01%	588,555	41,404	7.03%

Non interest earning assets:
Cash and due from Banks	12,727			11,217			14,979
AFS Market Value adjustment	(765)			906			710
Investment in Commonwealth Investors	1,985			8
Reserve for Loan Loss	(7,359)			(5,627)			(8,472)
Other assets	24,323			19,385			18,707

Total non interest Earning assets	30,911			25,889			25,924

Total assets	$848,368			$707,017			$614,479

Liabilities and Stockholders' Equity
Interest bearing liabilities:
Deposits:
Money market	$35,623	$254	0.71%	$32,475	$183	0.56%	$37,600	$357	0.95%
Savings	10,847	27	0.25	9,390	16	0.17	10,024	27	0.27
Certificates of deposit	432,890	10,110	2.34	358,318	8,968	2.50	348,785	13,552	3.89
Other time	16,965	518	3.05	15,540	530	3.41	13,516	654	4.84
Checking with interest	22,999	49	0.21	21,616	34	0.16	23,418	55	0.23
Securities sold under repurchase agreements and other borrowings	159,759	4,136	2.59	107,476	3,181	2.96	43,819	2,051	4.68

Total interest bearing Liabilities	679,083	15,094	2.22%	544,815	12,912	2.37%	477,162	16,696	3.50%

Non interest bearing Liabilities:
Demand deposits	106,374			103,273			89,050
Other liabilities	4,915			5,059			2,604

Total non interest Bearing liabilities	111,289			108,332			91,654
Stockholders' equity (1)	57,996			53,870			45,663

Total liabilities and stockholders' equity (1)	$848,368			$707,017			$614,479

Net interest earnings		$31,441			$28,041			$24,708

Net yield on interest Earning assets			3.85%			4.12%			4.20%

(1)
Excludes unrealized gains (losses) on securities available for sale.

(2)
Includes loans classified as non-accrual.
(3)
Effect of adjustment to a tax equivalent basis was $586,157, $320,345 and $206,197 for the years ended December 31, 2004, 2003 and 2002, respectively.

  Interest Differential

        The following table sets forth the dollar amount of changes in interest income, interest expense and net interest income attributable to volume and rate between the years ended December 31, 2004 and 2003, and the years ended December 31, 2003 and 2002, on a tax equivalent basis.

	(000's)
	2004 Compared to 2003 Increase (Decrease) Due to Change in			2003 Compared to 2002 Increase (Decrease) Due to Change in
	Volume	Rate	Total(1)	Volume	Rate	Total(1)
Interest income:
Short-term investments	$(29)	$6	$(23)	$(438)	$(159)	$(597)
FHLB stock	77	(6)	71	105	(41)	64
Investment in Bankers Ins.	—	(22)	(22)	—	10	10
Securities:
Taxable	(172)	(222)	(394)	3,141	(1,656)	1,485
Exempt from federal income taxes	662	174	836	538	(133)	405
Loans held for sale	(19)	(14)	(33)	(3,749)	(1,370)	(5,119)
Loans, net	8,467	(3,320)	5,147	6,935	(3,634)	3,301

Total interest income	8,986	(3,404)	5,582	6,532	(6,983)	(451)

Interest expense:
Deposits:
Money market	18	53	71	(44)	(130)	(174)
Savings	2	9	11	(2)	(9)	(11)
Certificates of deposit	1,750	(608)	1,142	363	(4,947)	(4,584)
Other time	47	(59)	(12)	88	(212)	(124)
Checking with interest	2	13	15	(4)	(17)	(21)
Securities sold under Repurchase agreements and other borrowings	1,393	(438)	955	2,105	(975)	1,130

Total interest expense	3,212	(1,030)	2,182	2,506	(6,290)	(3,784)

Increase (decrease) in interest differential	$5,774	$(2,374)	$3,400	$4,026	$(693)	$3,333

(1)
The change in interest due to both volume and yield/rate has been allocated to change due to volume and change due to yield/rate in proportion to the absolute value of the change in each.

  Net Interest Income

        Net interest income, on a fully taxable-equivalent basis, for 2004 rose to $31.4 million, a 12.1% increase over the $28.0 million recorded in 2003. Total interest income in 2004 increased $5.6 million compared to 2003. Volume-related increases in interest income of $9.0 million were partially offset by rate-related declines in interest income totaling $3.4 million. Although average earning assets in 2004 increased $136.3 million, or 20.0% in comparison to 2003, and the composition of earning assets was more heavily weighted to loans, the average yield declined 32 basis points as new volume was originated during a period of sustained low interest rates and older, seasoned assets with higher rates continued to payoff or reprice. Average loans increased 27.4% in 2004 compared to 2003, as loan demand remained strong. Average loans in 2004 as a percentage of total average earning assets increased to 74.7% from 70.4% in 2003. Average investments as a percentage of total earning assets decreased to 25.3% in 2004 from 29.6% in 2003. Interest expense in 2004 increased to $15.1 million from $12.9 million in 2003. Total average interest-bearing liabilities increased $134.3 million, or 24.6%

in 2004 in comparison to 2003, with the increase primarily reflected in certificates of deposit and borrowings. Average certificates of deposit and borrowings for 2004 increased 20.8% and 48.6%, respectively, compared to 2003. Since much of the increased funding was concentrated in higher-rate products, the rate paid on interest-bearing liabilities did not decline in the same magnitude as earning asset yield. Consequently, the net interest margin declined 27 basis points from 4.12% in 2003 to 3.85% in 2004.

        Net interest income, on a fully taxable-equivalent basis, for 2003 rose to $28.0 million, a 13.5% increase over the $24.7 million recorded in 2002. Total interest income in 2003 declined $451,000 compared to 2002. Volume-related increases in interest income were more than offset by rate-related declines in interest income. Although average earning assets in 2003 increased $92.6 million, or 15.7% in comparison to 2002, the average yield declined 102 basis points due to the dual effects of a shift in earning asset composition to lower yielding investments and the continued repricing of assets in the low rate environment. Average loans increased 25.3% in 2003 compared to 2002, as loan demand remained strong. Average investments as a percentage of total earning assets increased to 29.6% in 2003 from 25.1% in 2002. The growth in average investments was due in large measure to a $50.0 million wholesale leverage transaction executed in March 2003 in which the Bank borrowed funds from the Federal Home Loan Bank and invested in mortgage-backed securities at a pre-tax spread of 130 basis points. Average investment growth also resulted from the continued redeployment of excess funds due to the curtailment of the Bank's wholesale mortgage operation. Interest expense in 2003 decreased to $12.9 million from $16.7 million in 2002. The cost of funds declined 113 points in 2003 in comparison to 2002 as interest-bearing liabilities continued to re-price downward in the low rate environment. Total average interest-bearing liabilities increased $67.7 million, or 14.2% in 2003 in comparison to 2002. The increase was primarily reflected in borrowings due to the aforementioned leverage transaction. The net interest margin declined 8 basis points from 4.20% in 2002 to 4.12% in 2003.

        The interest rate spread on a tax equivalent basis for each of the three years in the period ended December 31 is as follows:

	2004	2003	2002
Average interest rate on:
Total average interest earning assets	5.69%	6.01%	7.03%
Total average interest bearing liabilities	2.22	2.37	3.50
Total interest rate spread	3.47	3.64	3.53

        Management expects net interest margin to remain below 4.00% in 2005 but a slight improvement in net interest margin should result should the Federal Reserve continue to increase short-term rates during 2005, as it began to do in the later half of 2004. There can be no assurance however, that interest rates will continue to increase, or that other factors might not negatively influence the magnitude and direction of net interest margin. See "Item 7A. Qualitative and Quantitative Disclosures About Market Risk" for further discussion.

  Provision for Loan Losses

        The Bank recorded a provision for loan losses of $4.6 million, $2.3 million and $2.5 million in 2004, 2003 and 2002, respectively. The provision for loan losses is charged to income to bring the Bank's allowance for loan losses to a level deemed appropriate by management. The provision for Additional discussion of the provision for loan losses can be found under the heading "Allowance for Loan Losses and Provision for Loan Losses."

  Noninterest Income

        Noninterest income for 2004 declined $318,000 from $2.2 million in 2003 to $1.9 million in 2004. The reduction in noninterest income is primarily attributable to a $734,000 reduction in gains on the sale of investment securities. Exclusive of securities gains noninterest income increased to $1.9 million in 2004 from $1.4 million in 2003. Other income registered the steepest increase from $274,000 in 2003 to $519,000 in 2004. The largest component of the increase in other income was an increase of $149,000 in income from bank-owned life insurance as the average investment in this product increased to $9.6 million in 2004 from $5.7 million in 2003. Other income also reflects the effects of the sale of other real estate owned ("OREO"). OREO losses in 2004 totaled $14,000 compared to OREO losses of $130,000 in 2003.

        Non-interest income for 2003 was even with non-interest income for 2002. Service charges in 2003 increased $80,000 compared to the prior period attributable to increased volumes and fee increases implemented for specific services in 2003. Mortgage fee income declined $447,000 due to declining average balances. Securities gains in 2003 increased $361,000 in comparison to 2002.

  Noninterest Expense

        Noninterest expense increased to $16.2 million in 2004, from $14.4 million at December 31, 2003, which increased from $12.0 million in 2002.

        Salaries and benefits, the largest component of noninterest expense increased by $530,000 in 2004 compared to 2003, primarily due to increased staffing levels and the impact of annual merit increases.

        Salaries and benefits in 2003 increased by $1.9 million compared to 2002. This increase was attributable, in large measure, to increased staffing levels, the impact of annual merit increases, and increases in incentive-based and deferred compensation.

Employees at December 31,	2004	2003	2002
Full Time Employees	127	114	103
Part Time Employees	13	17	18
Salaries and Employee Benefits:	(000's except percentages)
Salaries	$5,729	$4,903	$3,971
Payroll Taxes	482	416	322
Medical Plans	304	230	195
Incentive Compensation Plans	758	1,026	515
Deferred Compensation Plans	318	486	199

Total	$7,591	$7,061	$5,202

Percentage of total noninterest expense	46.9%	49.1%	43.2%

        Occupancy expense decreased to $2.8 million for 2004, down from $3.0 million in 2003. This decrease is attributable to a reduction in maintenance costs in 2004 in comparison to 2003.

	2004	2003	2002
	(000's except percentages)
Other Operating Expenses:
Data processing	$1,527	$1,333	$1,328
Stationery, printing and supplies	237	204	205
Advertising	361	309	155
Franchise Tax	524	446	340
Other	3,110	2,052	2,394

Total	$5,759	$4,344	$4,422

Percentage of total noninterest expense	35.6%	30.2%	36.8%

        Most categories of other operating expense increased in 2004 compared to 2003 coinciding with the infrastructure expansion required to continue the growth of the franchise. Other operating expense in 2004 increased $1.1 million compared with 2003. Of this $1.1 million increase, $347,000 was attributable to higher professional fees related to ongoing litigation and stepped-up collection/loan workout activities and $99,000 was attributable to higher insurance costs. Audit fees also increased $117,000 in part due to the additional audit work required by Public Company Accounting Oversight Board (United States) Standard No. 2.

        To monitor and control the amount of non-interest expenses, the Bank continually analyzes actual results compared to budget and reviews variances.

  Income Taxes

        Income taxes of $3.3 million, $4.1 million and $3.9 million were recorded in 2004, 2003 and 2002, respectively. The Bank's effective tax rate was 27.6 percent, 31.0 percent and 32.1 percent in 2004, 2003 and 2002, respectively. Tax expense varies from period to period with changes in the level of income before taxes, changes in the amount of tax-exempt income, and the relationship of these changes to each other. The effective tax rate declined in 2004 compared to 2003 due in part to an increase in the average investment in municipal securities and in bank-owned life insurance. Income from these instruments is not subject to federal tax. At December 31, 2004, the carrying amount of municipal securities and bank-owned life insurance was $38.9 million and $12.6 million, respectively, compared to $24.2 million and $8.2 million, respectively, at December 31, 2003. Also, as a result of an investment in a limited partnership that rehabilitated three rental properties with the Bank's market area, the Bank recognized $219,000 in low-income housing tax credits in 2004. The effective tax rate declined in 2003 compared to 2002 due to an increase in the average investment in municipal securities, the income from which is not subject to federal tax. The other factor in the decline was the recalculation of the Bank's deferred tax assets at 35% versus the 34% used in 2002.

  Financial Condition at December 31, 2004 and 2003

  Securities Portfolio

        The securities portfolio consisted of securities available for sale totaling $149.9 million and $153.0 million, securities held to maturity of $30.9 million and $24.2 million and FHLB stock totaling $7.6 million and $5.0 million at December 31, 2004 and 2003, respectively.

        In accordance with SFAS No. 115, the Bank's investment policies include a determination of the appropriate classification of securities at the time of purchase. If management has the intent and ability to hold securities until maturity, they are classified as held-to-maturity and carried at amortized cost.

Securities held for indefinite periods of time and not intended to be held-to-maturity include securities that management intends to use as part of its asset/liability strategy and liquidity management and the securities that may be sold in response to changes in interest rates, liquidity demands and other factors. Such securities are classified as available for sale and are carried at fair value.

        Securities represent 24.2% and 28.1% of average interest earning assets in 2004 and 2003, respectively. Securities as a percentage of average interest earning assets decreased in 2004 compared to 2003 as management actively sought to increase its allocation of earning assets to loans to improve asset yield. Securities purchases in 2004 were concentrated in hybrid arm mortgage-backed products, adjustable rate trust preferred securities and municipals to add additional diversification to the portfolio. The adjustable rate trust preferred instruments were purchased, in part, from the proceeds of a $10.0 million variable-rate subordinated debt offering in the first quarter 2004.

        The following tables set forth the amortized cost, gross unrealized gains and losses and the estimated fair value of securities available for sale at December 31, 2004 and 2003:

		Gross Unrealized
Classified as Available for Sale	Amortized Cost			Fair Value
		Gains	Losses
December 31, 2004
U.S. Government agencies	$6,648	$80	$(16)	$6,712
U.S. Treasury securities	4,000	—	(36)	3,964
Trust Preferred securities	17,984	—	(204)	17,780
Mortgage-backed securities	114,094	151	(695)	113,550
State and political subdivisions	8,028	—	(143)	7,885

Total	$150,754	$231	$(1,094)	$149,891
December 31, 2003
U.S. Government agencies	$9,075	$25	$(121)	$8,979
U.S. Treasury securities	4,000	—	—	4,000
Mortgage-backed securities	139,587	1,050	(578)	140,059

Total	$152,662	$1,075	$(699)	$153,038

        The following tables set forth the amortized cost, gross unrealized gains and losses and the estimated fair value of securities held to maturity at December 31, 2004 and 2003:

		Unrealized Gross
Classified as Held to Maturity	Amortized Cost			Fair Value
		Gains	Losses
December 31, 2004
State and political subdivisions	$30,861	$795	$(278)	$31,378
December 31, 2003
State and political subdivisions	$24,203	$772	$(6)	$24,969

        During 2004, available for sale (AFS) securities decreased $3.1 million due to purchases of $76.9 million offset by sales of $34.9 million, calls of $1.0 million, and principal paydowns of $42.2 million. During the same period, held to maturity (HTM) securities increased $6.7 million from purchases of $6.9 million offset by calls of $200,000. All securities purchased in 2004 were classified as AFS with the exception of purchases of $6.9 million of municipal securities. The favorable income tax treatment of municipal securities is often a consideration in purchasing these securities, along with Community Reinvestment Act credit.

        The following table presents the amortized cost and estimated fair values of securities available for sale at December 31, 2004, distributed based on contractual maturity, and weighted average yields computed on a tax equivalent basis. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	(000's except percentages)
	Within 1 Year		After 1 but Within 5 Years		After 5 but Within 10 Years		After 10 Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
U.S. government Agencies	—	—	$1,999	3.41%	$4,650	5.10%	—	—	$6,649	4.60%
U.S. treasury Securities	$4,000	1.87%	—	—	—	—	—	—	4,000	1.87
Trust preferred Securities	—	—	—	—	—	—	$17,984	3.75%	17,984	3.75
Mortgage-backed Securities	—	—	1,620	3.39	29,744	3.59	$82,730	4.13	114,094	3.98
State and political subdivisions	—	—	—	—	8,027	4.52	—	—	8,027	4.52

Total	$4,000	1.87%	$3,619	3.40%	$42,421	3.93%	$100,714	4.06%	$150,754	3.95%

Fair value	$3,964		$3,605		$42,161		$100,162		$149,891

        The following table presents the amortized cost and estimated fair values of securities held to maturity at December 31, 2004, distributed based on contractual maturity and weighted average yields computed on a tax equivalent basis. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

	(000's except percentages)
	Within 1 Year		After 1 but Within 5 Years		After 5 but Within 10 Years		After 10 Years		Total
	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield	Amount	Yield
State and Political subdivisions	$866	6.55%	$6,654	5.27%	$21,859	4.89%	$1,482	7.01%	$30,861	5.12%

Fair value	$884		$6,855		$22,108		$1,531		$31,378

        Obligations of government agencies principally include notes issued by the FHLB, the Federal National Mortgage Association ("FNMA"), Federal Home Loan Mortgage Corporation ("FHLMC") and the Government National Mortgage Association ("GNMA").

        The Bank, as a member of the FHLB, invests in stock of the FHLB as a prerequisite to obtaining funding under various advance programs offered by the FHLB. The Bank must purchase additional shares of FHLB stock to obtain increases in such borrowings.

        The Bank continues to exercise a conservative approach to investing by purchasing high credit quality investments with various maturities and cash flows to provide for liquidity needs and prudent asset liability management. These securities are used to collateralize borrowings and deposits to the extent required or permitted by law. Therefore, the securities portfolio is an integral part of the Bank's funding strategy.

        Except for securities of government agencies, there were no obligations of any single issuer, which exceeded ten percent of stockholders' equity at December 31, 2004 and 2003.

  Loans Held for Sale

        In June 2004, the Bank announced the formation of a new mortgage lending division, Community Bank Home Mortgage. This division provides first trust loans to customers located in the Washington Metropolitan area. A diverse menu of products is offered including first time homebuyer programs, conventional programs and non-conforming jumbo loans. Loans held for sale at December 31, 2004 were $432,000, compared to no loans held for sale at December 31, 2003. During 2002, the Bank had exited the wholesale mortgage origination business, as this business line was not meeting the Bank's standards for profitability primarily due to credit quality concerns and ongoing litigation

  Loan Portfolio

        Real Estate Loans: Real estate loans are comprised primarily of loans collateralized by interim and permanent commercial loans, land development and construction loans and home equity loans. The Bank also originates residential real estate loans.

        Commercial real estate loans (both rental and owner occupied properties) are offered by the Bank generally on a fixed or variable rate basis with up to twenty-five year loan terms and amortizations.

        In underwriting commercial real estate loans, the Bank evaluates both the prospective borrower's ability to make timely payments on the loan and the value of the property securing the loan. The Bank generally uses licensed or certified appraisers, previously approved by the Bank, to determine the estimated value of the property. Loan to value ratios conform to regulatory limitations by type of loan. The Bank generally requires personal guarantees and either lease assignments or the guaranty of the operating company where the property is owner occupied. These types of loans are often for larger amounts than other types of loans made by the Bank and may involve greater risks than other types of lending. Because payments on such loans are often dependent upon the successful operation of the business involved, repayment of such loans may be negatively impacted by adverse changes in economic conditions.

        Land development and construction loans are short-term loans (generally up to twenty four months) secured by land for both residential and commercial development. The loans are generally made for acquisition and improvements. Funds are disbursed as phases of construction are completed. The loans are generally made with variable rates of interest and loan to value ratios conform to regulatory limitations.

        The Bank offers home equity loans and home equity lines of credit in amounts generally ranging from $5,000 to $100,000. Both fixed and variable interest rates are offered with terms of up to twenty-five years. Loan to value ratios conform to regulatory limitations by type of loan.

        Commercial and Industrial Loans: The Bank's commercial and industrial loan portfolio consists primarily of commercial business loans and lines of credit to small and medium sized businesses and professionals. These loans are usually made to finance receivables, equipment or other short or long term working capital purposes. These loans are generally secured but are also offered on an unsecured basis. Loans guaranteed by the Small Business Administration are also offered. The Bank looks primarily to the borrower's cash flow as the source of repayment with collateral and personal guarantees, where obtained, as a secondary source of repayment. These loans generally have variable rates of interest with terms of up to seven years. Commercial and industrial loans are often larger and may involve greater risks than other types of loans offered by the Bank. Payments on such loans are often dependent upon the successful operation of the underlying business involved and, therefore, repayment of such loans may be negatively impacted by adverse changes in economic conditions.

        Consumer Loans (not secured by real estate): The Bank offers installment loans and overdraft protection loans to consumers. The loans may be secured or unsecured and are generally offered for terms of up to five years. The interest rates are dependent upon the term of the loan, the type of collateral and the credit rating of the borrower. The Bank also offers credit cards through a correspondent arrangement. The Bank does not fund or service these accounts.

        Indirect Financing: Under agreements with various automobile dealerships, the Bank purchases notes originated by the dealerships to finance the sale of new and used automobiles. Prior to purchasing each note, the Bank reviews the borrower's credit standing and the collateral value for compliance with the Bank's underwriting standards for indirect loans.

        During 2004, average gross loans held for investment increased $131.0 million to $609.7 million, and increased $96.6 million in 2003 to $478.7 million, as compared to $382.1 million in 2002. At December 31, 2004, gross loans held for investment increased $94.2 million to $653.5 million, or 16.8 percent compared to the $559.3 million at December 31, 2003. Gross loans at December 31, 2003 increased $146.7 million, or 35.6 percent compared to December 31, 2002 gross loans of $412.5 million. This growth in gross loans results primarily from the Bank's continued lending emphasis on loans to businesses, primarily in the form of commercial real estate mortgages, construction loans, and commercial and industrial loans, including lines of credit. Real estate construction loans and nonfarm nonresidential real estate secured loans at December 31, 2004 increased $11.2 million and $41.4 million, respectively, compared to the same classifications of loans at December 31, 2003. The Bank also continued to expand its indirect lending department as the growth in consumer installment loans of $31.3 in 2004 was largely attributable to this division.

        Major classifications of loans, excluding loans held for sale, at December 31 are as follows:

	(000's)
	2004	2003	2002	2001	2000
Commercial	$58,847	$49,558	$57,538	$54,757	$42,502
Real Estate
Construction & Development	120,008	108,846	81,712	69,844	41,331
Residential	30,057	27,314	31,812	21,444	24,924
Nonfarm Nonresidential	244,518	203,118	128,841	126,174	85,049
Farmland	764	775	—	—	—
Multifamily	22,553	27,822	12,819	6,240	5,747
Other	8,680	5,156	2,320	2,092	1,608

Commercial and real estate loans	485,427	422,589	315,042	280,551	201,161
Consumer installment loans	167,415	136,127	97,127	92,282	86,007
All other loans	610	551	363	197	115

Total	653,452	559,267	412,532	373,030	287,283
Deferred loan costs	(32)	(503)	(355)	(90)	346
Allowance for loan losses	(6,789)	(6,267)	(5,218)	(3,132)	(3,773)

Loans, net	$646,631	$552,497	$406,959	$369,808	$283,856

        During 2005, the Bank plans to continue its focus on commercial and commercial real estate lending while reducing its emphasis on indirect lending. The commercial and real estate loans are made at both fixed and floating interest rates, generally based upon the prime rate or the 5-year Treasury Note as published in the Wall Street Journal. At December 31, 2004, the Bank had total gross loans with fixed interest rates of $361.1 million or 55.3 percent, and total gross loans with variable interest rates of $292.3 million or 44.7 percent, as compared to $312.8 million or 55.9 percent fixed rate loans and $246.4 million or 44.1 percent of variable rate loans at December 31, 2003.

        At December 31, 2004 and 2003, the Bank had approximately $89.8 million and $85.4 million, respectively, of undrawn loan commitments, and outstanding letters of credit totaling approximately $5.5 million and $6.2 million, respectively. Approved, undisbursed loans totaled $72.5 million and $85.8 million at December 31, 2004 and 2003, respectively.

        The following table presents the maturities of loans outstanding at December 31, 2004, and the amount of such loans by maturity date that have pre-determined interest rates and the amounts that have floating or adjustable rates.

	(000's except percentages)
	Within 1 Year	After 1 but Within 5 years	After 5 Years	Total	Percent
Loans:
Commercial	$44,684	$8,978	$5,185	$58,847	9.01%
Real Estate
Construction & Development	95,549	19,794	4,665	120,008	18.36
Residential	10,104	9,757	10,196	30,057	4.60
Nonfarm Nonresidential	62,189	120,911	61,418	244,518	37.42
Farmland	—	764		764	0.12
Multifamily	3,892	13,607	5,054	22,553	3.45
Other	8,320	123	237	8,680	1.33
Consumer Installment loans	2,294	127,017	38,104	167,415	25.62
All other loans	610	—	—	610	0.09

Total	$227,642	$300,951	$124,859	$653,452	100.00%

Rate Sensitivity:
Fixed or predetermined interest rates	$13,157	$227,635	$120,323	$361,115	55.26%
Floating or adjustable interest rates	204,795	86,396	1,146	292,337	44.74

Total	$217,952	$314,031	$121,469	$653,452	100.00%

Percent	33.35%	48.06%	18.59%	100.00%

        It is the Bank's policy to discontinue the accrual of interest on loans when, in the opinion of management, a reasonable doubt exists as to the timely collectibility of the amounts due. Regulatory requirements generally prohibit the accrual of interest on certain loans when principal or interest is due and remains unpaid for 90 days or more, unless the loan is both well secured and in the process of collection.

        The following table summarizes the Bank's non-accrual loans, loans past due 90 days or more and still accruing and other real estate owned and acquired through foreclosure (OREO) as of December 31:

	(000's except percentages)
	2004	2003	2002	2001	2000
Non-accrual loans at year end	$1,252	$2,355	$2,334	$2,036	$111
OREO at year end	742	1,297	2,337	1,583	1,174

Total nonperforming assets	1,994	3,652	4,671	3,619	1,285
Loans past due 90 days or more and still accruing	1,138	112	152	169	395
Nonperforming assets to total assets at year end	0.23%	0.47%	0.69%	0.55%	0.33%

        The balance of $2.3 million in OREO in 2002 consists of one tract of undeveloped land in Stafford County, Virginia, totaling $686,000, as well as seven residential homes in the amount of $1.6 million. The balance of $1.3 million in OREO in 2003 consists of the Stafford County, Virginia, property, as well as two residential homes in the amount of $611,000. The balance of $742,000 in OREO in 2004 consists of the Stafford County, Virginia, property, as well as one residential home in the amount of $56,000.

        The decrease in nonperforming assets at December 31, 2004 is a result of the on-going collection and monitoring activities conducted by the Bank's collection committee.

  Allowance for Loan Losses and Provision for Loan Losses

  Allowance for Loan Losses

        The Bank maintains an allowance for loan losses based on ongoing quarterly assessments to ensure that the level of reserve is sufficient for the size of the loan portfolio and identified potential problem loans. The Bank's methodology for assessing the appropriateness of the allowance consists of several key components, which include a specific allowance for identified problem loans, a formula allowance for the remainder of the loans in the portfolio, and a formula allowance for mortgage loans held for sale.

        The formula allowance is calculated by applying historically determined loss factors to business loans and homogenous pools of loans, exclusive of loans for which a specific allowance has been determined. Loss factors are further adjusted by qualitative factors such as levels of, and trends in past due, nonaccrual and classified assets, changes in lending policies and procedures, changes in the experience of key personnel and depth of lending personnel, and changes in the national and/or local economies.

        A summary of the components of the allowance for loan losses at December 31 is as follows:

	(000's)
	2004	2003	2002	2001	2000
Specific allowance	$602	$460	$673	$494	$86
Formula allowance	6,080	5,157	4,072	2,514	2,324
General allowance	107	650	473	124	1,363

	$6,789	$6,267	$5,218	$3,132	$3,773

        A summary of the allowance for loan losses for the years ended December 31, is as follows:

	(000's except percentages)
	2004	2003	2002	2001	2000
Net loans outstanding at end of year	$646,631	$552,497	$406,959	$369,808	$283,856

Average net loans outstanding during the year	$609,667	$478,677	$382,082	$326,772	$245,715

Allowance for loan losses:
Balance, beginning of year	$6,267	$5,218	$3,132	$3,773	$2,780
Provision charged to expense	4,600	2,300	2,471	3,833	1,470

	10,867	7,518	5,603	7,606	4,250
Charge-offs and recoveries during the year:
Charge-offs:
Real estate:
Construction & Development	—	—	—	—	—
Residential	206	832	932	525	—
Nonfarm Nonresidential	—	—	—	—	—
Farmland	—	—	—	—	—
Multifamily	1,862	—	—	—	—
Installment	1,623	1,183	1,058	1,107	1,073
Credit cards and related plans	—	—	—	—	3
Commercial	1,397	77	42	805	23
Recoveries:
Real estate:
Construction & Development	—	—	—	—	—
Residential	110	223	62	1	2
Nonfarm Nonresidential	—	—	—	—	—
Farmland	—	—	—	—	—
Multifamily	83	—	—	—	—
Installment	769	613	514	566	617
Credit cards and related plans	—	—	—	—	—
Commercial	48	5	143	20	3

Net charge-offs during the year	(4,078)	(1,251)	(1,313)	(1,850)	(477)
Transfer of allowance to OREO	—	—	(188)	—	—
Transfer from (to) valuation allowance for mortgage loans held for sale	—	—	1,116	(2,624)	—

Balance, end of year	$6,789	$6,267	$5,218	$3,132	$3,773

Ratio of net charge-offs to average net loans outstanding during the year	0.67%	0.26%	0.34%	0.56%	0.19%
Ratio of allowance for loan losses to gross loans outstanding at end of the year	1.04%	1.12%	1.27%	0.84%	1.31%

        During 2001, a separate valuation allowance was established for mortgage loans held for sale. At December 31, 2002, the valuation allowance was classified as a liability rather than a contra asset as the remaining allowance was allocated for off-balance sheet exposure associated with potential recourse obligations with specific investors to whom the Bank has sold loans. At December 31, 2004, the Bank still maintained an allowance of $192,000 based on its then current assessment of potential exposure from recourse obligations.

        A summary of the activity in the valuation allowance for loans held for sale is as follows:

	(000's)
	December 31, 2004	December 31, 2003
Balance at January 1	$1,130	$2,851
Provision (credited) charged against income (1)	(267)	(1,667)
Losses charged to the allowance	(671)	(54)

Balance at end of period	$192	$1,130

(1)
Included as component of income (loss) from discontinued operations on the statements of income.

        The distribution of the allowance for loan losses at the dates indicated is summarized as follows:

	(000's except percentages)
	2004			2003
	Amount of Loan Loss Allowance	Loan Amounts by Category	Percent of Loans in Each Category by Total Loans	Amount of Loan Loss Allowance	Loan Amounts by Category	Percent of Loans in Each Category by Total Loans
Commercial	$1,114	$58,847	9.01%	$695	$49,558	8.86%
Real Estate
Construction & Development	703	120,008	18.36	606	108,846	19.46
Residential	413	30,057	4.60	831	27,314	4.88
Nonfarm Nonresidential	2,540	244,518	37.42	2,245	203,118	36.32
Farmland	2	764	0.12	—	775	0.14
Multifamily	401	22,553	3.45	139	27,822	4.98
Other	17	8,680	1.33	13	5,156	0.92
Consumer installment	1,488	167,415	25.62	1,084	136,127	24.34
All other loans	4	610	0.09	4	551	0.10
General	107	—	—	650	—	—

Total	$6,789	$653,452	100.00%	$6,267	$559,267	100.00%

	(000's except percentages)
	2002			2001			2000
	Amount of Loan Loss Allowance	Loan Amounts by Category	Percent of Loans in each Category by Total Loans	Amount of Loan Loss Allowance	Loan Amounts by Category	Percent of Loans in each Category by Total Loans	Amount of Loan Loss Allowance	Loan Amounts by Category	Percent of Loans in each Category by Total Loans
Commercial	$734	$57,538	13.95%	$421	$54,757	14.68%	$356	$42,502	14.79%
Real Estate
Construction & Development	474	81,712	19.81	456	69,844	18.72	347	41,331	14.39
Residential	1,523	31,812	7.71	417	21,444	5.75	209	24,924	8.68
Nonfarm	—	—	—	—	—	—	—	—	—
Nonresidential	1,145	128,841	31.23	923	126,174	33.83	713	85,049	29.60
Farmland	—	—	—	—	—	—	—	—	—
Multifamily	64	12,819	3.11	31	6,240	1.67	48	5,747	2.00
Other	6	2,320	0.56	5	2,092	0.56	14	1,608	0.56
Consumer installment	796	97,127	23.54	753	92,282	24.74	722	86,007	29.94
All other loans	3	363	0.09	2	197	0.05	1	115	0.04
General	473	—	—	124	—	—	1,363	—	—

Total	$5,218	$412,532	100.00%	$3,132	$373,030	100.00%	$3,773	$287,283	100.00%

        Actual losses can vary significantly from the estimated amounts.    Reserves for each loan category are established based on historical charge-off and recovery experience. In addition, individual reserves are established on impaired loans. Adjustments may be made to the allowance for a particular loan category in the event that, in management's judgment, significant factors that affect the collectibility of the loan portfolio as of the evaluation date have changed. These factors could include general economic conditions or specific industry concerns. By assessing the reserve level on a quarterly basis, the Bank is able to adjust estimates based upon more recent information that has become available. Due to the current economic conditions, an additional reserve was added to the appropriate loan categories.

  Provision for Loan Losses

        The Bank recorded a provision for loan losses of approximately $4.6 million during 2004, compared to $2.3 million during 2003 and $2.5 million during 2002. The provision for possible loan losses is charged to income to bring the Bank's allowance for loan losses to a level deemed appropriate by management. The provision for loan losses increased $2.3 million in 2004 compared to 2003 due to a higher level of net charge-offs. Net charge-offs for 2004 were $4.1 million compared to $1.3 million in 2003 as the Bank experienced its first significant commercial loan charge-offs since 2001. Management believes that asset quality has been stabilized and does not view the higher charge-offs experienced in 2004 as indicative of an unfavorable trend, however, management did take action in 2004 to broaden its internal controls in the lending and credit administration areas. Management has filed a claim with its insurance carrier to recover $1.7 million of the amount charged-off in 2004 as the loans involved fraudulent activity on the part of a loan officer who is no longer with the Bank. There can be no assurance that this amount will be collected. The percentage of nonperfoming loans and loans past due 90 days or more as a percentage of total loans decreased to 0.37% in 2004 from 0.44% in 2003 and 0.60% in 2002.

  Deposits

        The Bank's fundamental source of funds supporting interest earnings assets is deposits, consisting of noninterest-bearing demand deposits, interest-bearing demand deposits, money market, savings and various forms of time deposits. A strong deposit base is key to the opportunities for cross selling other products, referrals of new customers and lending opportunities. To meet the needs of a diverse customer base, a full range of deposit instruments are offered. This allows the Bank to maintain and grow its deposit base and stay competitive with other banking institutions and non-bank financial service providers.

        The following table presents a summary of deposits at December 31:

	(000's)
	2004	2003	2002
Demand deposits
Noninterest-bearing	$120,440	$98,769	$116,956
Interest-bearing	23,865	21,918	22,197
Money market accounts	38,898	31,927	32,677
Savings accounts	11,467	9,412	9,429
Time deposits of $100,000 or more	140,181	103,405	75,447
Time deposits of less than $100,000	314,562	329,319	293,384

Total	$649,413	$594,750	$550,090

        At December 31, 2004, deposits over $100,000 classified by time remaining to maturity were as follows:

(000's)
3 months or less	$3,724
Over 3 through 6 months	12,729
Over 6 through 12 months	43,381
Over 12 months	80,347

Total	$140,181

        Total deposits at the end of 2004 increased 9.2% to $649.4 million, from $594.8 million at December 31, 2003, an increase of 8.1% from $550.1 million at the end of 2002. Deposit growth in 2004 was primarily concentrated in noninterest- bearing deposits and time deposits. Noninterest-bearing deposits at December 31, 2004 increased $21.7 million from December 31, 2003, however, average noninterest-bearing deposits increased 3.0%, or $1.1 million in 2004 compared to 2003. Time deposits continued to be the deposit product most preferred by the Bank's customers due to the higher rate offered. Included in the time deposit totals for 2004 is $16.0 million in brokered deposits. The Bank continues to remain competitive with the rates it offers on deposits and the additional services it can provide through various e-commerce products. Average deposits outstanding increased 15.7% in 2004 and 3.5% in 2003.

        Average balances in interest-bearing demand deposits increased $1.3 million or 6.4% in 2004, primarily from the increase in rates. Average balance in money market accounts increased 9.7% and 13.6% in 2004 and 2003, respectively. Most of the growth in money market accounts was recognized in the fourth quarter of 2004 as the Bank increased the rate to attract new business. In 2005, the Bank expects to continue to price this product aggressively.

        Average time deposits increased 20.3% or $76.0 million for 2004 compared to 2003, and 11.6% in 2003 compared to 2002, primarily due to the continued marketing of certificates of deposit and competitive rates in the market. The majority of the growth came in the form of no-penalty certificates of deposit, which allow the customer one withdrawal without a penalty after the funds have been on deposit for seven days.

        The following table summarizes the average amounts and rates of various classifications of deposits for the periods indicated:

	(000's except percentages) Year ended December 31,
	2004 Average		2003 Average		2002 Average
	Amount	Rate	Amount	Rate	Amount	Rate
Demand deposits
Noninterest-bearing	$106,374	—	$103,273	—	$89,050	—
Interest-bearing	22,999	0.21%	21,616	0.16%	23,418	0.23%
Money market accounts	35,623	0.71	32,475	0.56	37,600	0.95
Savings accounts	10,847	0.25	9,390	0.17	10,024	0.27
Time deposits	449,855	2.36	373,858	2.54	362,301	3.92

Total	$625,698	2.11%	$540,612	1.80%	$522,393	2.80%

        The Bank also utilizes borrowings as a secondary source of funding. Due to the general short maturity of these fundings, the Bank can experience higher volatility of interest margins during periods of changes in interest rates. The Bank has not acquired brokered deposits.

        Borrowings with original maturities of one year or less totaled $37.8 million and $52.0 million, respectively, at December 31, 2004 and 2003, respectively. Such short-term borrowings consisted of securities sold under agreements to repurchase and borrowings from the FHLB. In addition, the Bank entered into a three-year convertible advance with the FHLB on November 15, 2000 in the amount of $15.0 million. On June 5, 2001, the Bank entered into a five-year convertible advance with the FHLB in the amount of $5.0 million. On September 19, 2002, the Bank entered into a 10-year convertible advance with the FHLB in the amount of $5.0 million. On March 11, 2003, the Bank entered into a ten-year convertible advance with the FHLB in the amount of $10.0 million. On March 19, 2004, the Bank entered into a five-year convertible advance with the FHLB in the amount of $5.0 million, and on June 18, 2004, the Bank entered into a ten-year convertible advance with the FHLB in the amount of $3.0 million. The FHLB has the option to call the three-year advance every three months commencing on February 15, 2001, the option to call the ten-year $5.0 million advance in five years on September 20, 2007, the option to call the ten-year $10.0 million advance in five years on March 11, 2008, the option to call the five-year $5.0 million advance in two years on March 20, 2006, and the option to call the ten-year $3.0 million advance in one year on June 20, 2005. They can convert these transactions into a three month LIBOR-based floating rate advance for the remaining term or the Bank can pay-off the advance before the conversion. Additionally, the Bank entered into five fixed rate credits (FRC) with the FHLB on September 19, 2002, in the amount of $7.0 million; three FRCs with the FHLB on February 14, 2003, in the amount of $15.0 million; one FRC with the FHLB on February 21, 2003, in the amount of $10.0 million; one FRC with the FHLB on December 5, 2003, in the amount of $3.0 million; one FRC with the FHLB on February 18, 2004, in the amount of $7.0 million; four FRCs with the FHLB on February 23, 2004, in the amount of $13.0 million; one FRC with the FHLB on September 14, 2004, in the amount of $15.0 million; and two FRCs with the FHLB on October 20, 2004, in the amount of $10.0 million. On December 31, 2002, the Bank entered into three principal reducing credits (PRC) with the FHLB in the amount of $7.2 million and one PRC with the FHLB on September 28, 2004, in the amount of $4.0 million. On June 16, 2004, the Bank entered into one adjustable rate credit (ARC) with the FHLB in the amount of $5.0 million and one ARC with the FHLB on August 17, 2004, in the amount of $5.0 million.

        Interest expense on all borrowings totaled $4.1 million, $3.2 million and $2.1 million in 2004, 2003 and 2002, respectively. The following table summarizes the average balances, weighted average interest rates and the maximum month-end outstanding amounts of securities sold under agreements to repurchase and short-term FHLB borrowings for each of the years:

	(000's except percentages)
	2004	2003	2002
Average balance:	$62,845	$40,148	$20,380
Weighted average interest rate (for the year):	1.38%	2.96%	4.68%
Year-end balance:	$42,750	$51,960	$23,540
Weighted average interest rate (at year end):	2.06%	1.25%	1.71%
Maximum month-end outstanding amount:	$105,762	$63,384	$27,556

        The table below presents a summary of long-term FHLB advances as of December 31, 2004:

(in ooo's)	2004
Due in 2005	$15,000
Due in 2006	44,000
Due in 2007	10,000
Due in 2008	1,000
Due in 2009	10,714
Thereafter	22,000

$102,714

        These advances had a weighted average interest rate of 2.84%. Advances with an embedded call feature totaled $20.0 million at December 31, 2004.

        In addition, at December 31, 2004, the Bank had available unused lines of credit of $60.0 million from FHLB, $15.0 million from two unsecured federal funds line with correspondent banks and reverse repurchase agreements with two correspondent banks with availability based on collateral pledged.

  Capital Resources

        Stockholders' equity increased to $60.4 million at December 31, 2004, or 8.4% from $55.7 million at December 31, 2003. Increases (decreases) in stockholders' equity in 2003 resulted from:

  •
  Increase from net income of $9.1 million;

  •
  Increase of $0.3 million from exercise of stock options;

  •
  Decrease of $4.0 million from cash dividends paid on common stock; and

  •
  Decrease of $0.8 million from increase in unrealized gains on securities available for sale.

        During the first quarter of 2002, $8.0 million of capital was raised from a private placement funded by the Board of Directors.

        The Bank paid its first cash dividend in 1994. The Bank currently pays dividends on a quarterly basis. Stockholders may elect for dividend reinvestment in lieu of cash dividend payments.

        All banks are subject to risk-based capital guidelines. These guidelines define capital as Tier 1 and Total capital. Tier 1 capital consists of common stockholders' equity less intangibles; and Total capital consists of Tier 1 capital plus the allowance for loan losses up to certain limits. The guidelines require a minimum total risk-based capital ratio of 8%, and a minimum Tier 1 risk-based capital ratio of 4%.

        The risk-based capital ratios at December 31 follow:

	2004	2003	2002
Tier 1 capital:	8.48%	9.22%	10.71%
Total capital:	10.87%	10.46%	11.84%

        Banks must also maintain a minimum leverage ratio of 4%, which consists of Tier 1 capital based on risk-based capital guidelines, divided by average assets.

        The leverage ratios were as follows at December 31:

2004	2003	2002
6.81%	7.32%	7.60%

        To be considered "well-capitalized", an institution must have a leverage ratio of at least 5%, Tier 1 ratio of 6% and a Total risk-based capital ratio of 10%. On March 29, 2002, the Board of Directors raised $8.0 million of capital through a private placement. In March 2004, the Bank issued $10.0 million in variable-rate subordinated debt. The subordinated debt is treated as Tier 2 capital for regulatory capital computations. At December 31, 2002, December 31, 2003, and December 31, 2004, the Bank was considered "well capitalized".

  Liquidity

        The Asset/Liability Committee ("ALCO") of the Bank established specific policies and operating procedures governing the Bank's liquidity levels and develops plans to address future liquidity needs, including contingent sources of liquidity. The primary functions of asset liability management are to assure adequate liquidity and maintain an appropriate balance between interest earning assets and interest bearing liabilities. Liquidity management involves the ability to meet the cash flow requirements of depositors wanting to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs. Interest rate sensitivity management seeks to manage fluctuating net interest margins and to enhance consistent growth of net interest income through periods of changing interest rates.

        The Bank's liquid assets, at December 31, 2004, include cash and due from banks of $11.0 million and overnight investments at the FHLB of $400,000.

        Other sources of liquidity include maturities and principal and interest payments of loans and securities. The loan and securities portfolios are of high credit quality and of mixed maturity, providing a constant stream of maturing and re-investable assets, which can be converted into cash should the need arise. The Bank may increase liquidity by selling certain loans.

        The Bank is a member of the FHLB. The Bank has a borrowing capacity of up to $199.0 million at December 31, 2004, secured by FHLB stock owned and to be purchased and certain other assets of the Bank. The Bank had advances from the FHLB totaling $63.0 million at December 31, 2004. In addition, the Bank had $10.3 million under securities sold under agreements to repurchase at December 31, 2004. In addition, the Bank had two unsecured fed funds purchase lines totaling $15.0 million and two reverse repurchase agreements with correspondent banks at December 31, 2004. The Bank had no amounts outstanding under these agreements at December 31, 2004. Additional liquidity is provided by the ability to borrow from the Federal Reserve Bank's discount window, which borrowings are collateralized by the pledging of the Bank's indirect loan portfolio. From time to time, the Bank may raise additional capital or liquidity via a debt placement or stock offering.

        The Bank pledges certain of its assets as collateral for deposits of municipalities and other deposits allowed or required by law, FHLB borrowings and repurchase agreements. By utilizing collateralized funding sources, the Bank is able to access a variety of cost effective sources of funds. The assets pledged consist of mortgage-backed securities, municipal securities, 1st deed of trust loans and commercial loans that meet specified criteria. Management monitors its liquidity requirements by assessing assets pledged, the level of assets available for sale, additional borrowing capacity and other factors.

        Noninterest-bearing demand deposits and interest-bearing deposits are a relatively stable source of funds. The deposits of the Bank generally have shown a steady growth trend as well as a generally consistent deposit mix. However, there can be no assurance that deposit growth will continue or that the deposit mix will not shift to higher rate products.

        Each of the Bank's sources of liquidity is vulnerable to various uncertainties beyond the control of the Bank. Scheduled loan and security payments are a relatively stable source of funds, while loan and security prepayments and calls, and deposit outflows vary widely in reaction to market conditions, primarily prevailing interest rates. Investment securities, for example are susceptible, in varying degrees to extension and price risk in a rising rate environment, which could reduce the level of cash flows and/or affect the Bank's ability to convert these instruments to cash without incurring a loss.

Contractual Obligations

        The Bank is a party to contractual financial obligations, including repayment of borrowings, operating lease payments and commitments to extend credit.

	Payments Due by Time Period at December 31, 2004 (000's)
	0-12 Months	1-3 Years	4-5 Years	Due After 5 Years	Total
Long-term FHLB advances	$15,000	$54,000	$11,714	$22,000	$102,714
Subordinated debt	—	—	—	10,000	10,000
Operating leases	832	1,591	1,560	2,395	6,378

        The Bank currently has employment agreements in effect for the President & Chief Executive Officer, David P. Summers, and Senior Officers, B. Lisa Benjamin, Denise M. Calabrese, Richard A. Hutchison, Richard S. Johnson, Thomas Lackey, Christopher D. Mortensen, Robert W. Patterson and Dale G. Phelps. The initial term of each of the employment agreements is for a period of three years from the date of execution and is automatically extended one year from each anniversary date. Mr. Summers' employment agreement stipulates that in the event of "change of control" and he is terminated for any reason or terminates his employment with the Bank within a nine month period following the change of control, the agreement entitles him to receive the following: any earned but unpaid salary through the date of termination, all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and compensation equal to 36 months of his salary at the level in effect as of the effective date of termination. Mr. Lackey's employment agreement stipulates that if his employment is terminated within a three month period following a change of control he shall receive the following: any earned but unpaid salary through the date of termination, all unpaid bonuses that would have otherwise been payable for the fiscal year in which termination occurs, and compensation equal to 24 months of salary at the level in effect as of the effective date of such termination. All other employment agreements for Senior Officers stipulate that if employment is terminated within a three or six month period following a change of control the Senior Officer shall receive the following: any earned but unpaid salary through the date of termination, all unpaid bonuses that would have otherwise been payable for the fiscal year in which termination occurs, and compensation equal to 12 months of salary at the level in effect as of the effective date of such termination.

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheets. In the opinion of management, no material losses are expected to result from any such commitments, legal proceedings or contingencies.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.

        The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies, but may include cash, securities, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties and residential properties.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

        Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

        At December 31, 2004 and 2003, the Bank was contingently liable for undrawn loan commitments of approximately $89.8 million and $85.4 million, respectively, and outstanding letters of credit totaling approximately $5.5 million and $6.2 million in 2004 and 2003, respectively. Approved, undisbursed loans totaled $72.5 million and $85.8 million at December 31, 2004 and 2003, respectively.

        At December 31, 2004, the Bank maintained an allowance for off-balance sheet exposure totaling $192,000 associated with potential recourse obligations with specific investors to whom the Bank has sold residential real estate loans.

Critical Accounting Policies

        The accounting and reporting policies of the corporation are in accordance with accounting principles generally accepted in the United States of America and conform with general practices in the banking industry. The preparation of financial statements in conformity with these principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities at the date of the financial statements. These estimates and assumptions are based on information available at the date of the financial statements and actual results may differ under different assumptions or conditions.

        Management believes the single most critical accounting policy is the accounting for the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses is an inherently subjective process that requires significant estimates. The provision for loan losses charged to operations reflects management's judgment of the adequacy of the allowance for credit losses and is determined based upon management's evaluation of the risk characteristics of the loan portfolio under current economic conditions and considers such factors as historical loan loss experience, trends in delinquencies and problem loans, concentrations of credit risk, regulatory evaluations and other qualitative factors.

New Accounting Standards

        In December 2003, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer ("SOP 03-03"), SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in business combinations and would preclude the carryover of an acquired entities allowance for loan loss. This statement is effective for loans acquired in fiscal years beginning after December 15, 2004. Adoption of this statement did not have any impact on the Bank's financial position or results of operations.

        In March 2004, the Securities and Exchange Commission released Staff Accounting Bulletin No. 105, Application of Accounting Principles to Loan Commitments ("SAB 105"). SAB 105 provides guidance about the measurement of loan commitments recognized at fair value under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. SAB 105 also requires companies to disclose their accounting policy for these loan commitments including methods and assumptions used to estimate fair value and associated hedging strategies. SAB 105 is effective for all loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of SAB 105 had no impact on the Bank's financial position or results of operations.

        In March 2004, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") issued EITF 03-1, The Meaning of Other-Than Temporary Impairment and its Application to Certain Investments ("EITF 03-1"). EITF 03-1 requires the Bank to provide additional disclosures related to investments in debt and marketable equity securities that are accounted for under SFAS 115 whose carrying values are in excess of their market values. The disclosures are required to discuss what factors have been considered by the Bank in determining that impairments are not other-than-temporary. Equity method investments and retained interests in securitized financial assets are not subject to the disclosure requirements of this EITF. See Note C in the Notes to the Financial Statements for the required disclosures. In September 2004, the FASB issued FASB Staff Position ("FSP") EITF No. 03-1-1, which delays the recognition and measurement provisions of EITF 03-1 pending the issuance of further implementation guidance. The delay applies to both debt and equity securities and specifically applies to impairments caused by interest rate and sector spreads. In addition, the provisions of FSP EITF No. 03-1-1 that have been delayed relate to the requirement that the Bank declare its intent to hold the security to recovery and designate a recovery period in order to avoid recognizing an other-than-temporary charge through earnings. Any potential impact on the Bank's financial statements cannot be determined until final guidance is issued.

        In December 2004, the FASB issued Statement No. 123R ("SFAS 123R"), Share-Based Payment, as a revision to FASB Statement No. 123, Accounting for Stock-Based Compensation. SFAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise, or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. The statement requires that such transactions now be recognized using a fair value-based model. The Bank will be required to apply SFAS 123R as of July 1, 2005. The Bank did not issue any stock options in either 2003 or 2004 and currently all options issued in past years are fully vested. The Bank has not yet determined if it will issue any further options.

Merger

        On January 25, 2005, the Bank announced that they had entered into a merger agreement by which the Bank will merge with and into Mercantile-Safe Deposit and Trust Company, a wholly-owned subsidiary of Mercantile Bankshares Corporation ("Bankshares"). Under the terms of the agreement, shareholders of the Bank will be entitled to elect to receive either .4005 shares of Bankshares stock for each share of Bank stock they hold, or cash in the amount of $20.375 for each such share, so long as 60% of the total consideration is in Bankshares stock and 40% is in cash (excluding options). The transaction was valued on the date of announcement at $212 million. The transaction is subject to, and requires the approval of, the Bank's shareholders and banking and other regulators. It is anticipated that closing will occur in the second quarter of 2005.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

        The Bank's primary market risk exposure is interest rate risk. Interest rate risk is the exposure of net interest income to changes in interest rates. Interest rate sensitivity is the relationship between market interest rates and net interest income due to the repricing characteristics of assets and liabilities. If more liabilities than assets reprice in a given period (a liability-sensitive position or "negative gap"), market interest rate changes will be reflected more quickly in liability rates. If interest rates decline, such positions will generally benefit net interest income. Excessive levels of interest rate risk can result in a material adverse effect on the Bank's future financial condition and results of operations. Accordingly, effective risk management techniques that maintain interest rate risk at prudent levels are essential to the Bank's safety and soundness.

        The Bank uses two primary methods to evaluate market risk to changes in interest rates, a static gap analysis and a simulation analysis of the impact of changes in interest rates on the Bank's net interest income.

        The static gap as of December 31, 2004 and 2003 is presented in the tables below. Balance sheet items are appropriately categorized by contractual maturity, expected average lives for mortgage-backed securities, call dates for callable securities, or repricing dates for variable rate loans. The determination of the interest rate sensitivity of non-contractual items is arrived at based on management's estimates.

        Due to the inherent limitations with gap analysis, the Bank utilizes simulation modeling, which calculates expected net interest income under varying interest rate scenarios and the theoretical impact of immediate and sustained rate changes referred to as "rate shocks". The Bank has established policies regarding its interest rate risk profile and management has generally maintained a risk profile within policy guidelines. The following illustrates the estimated exposure under a rising/declining rate environment calculated as of December 31, 2004 as a percentage change in estimated net interest income projected for a 12-month measurement period.

Change in Interest Rates	Percentage Change In Estimated Net Interest Income
+200 basis points	0.87%
-200 basis points	(10.83)%

        In the 200 basis point declining rate scenario, the 10.83% decrease in estimated net interest income is slightly outside of the current policy guideline of 10%; however, given that market rates remain historically low, management does not believe a further decline of interest rates in the magnitude of 200 basis points is realistic.

        Computations of the prospective effects on net interest income under this simulation analysis are based on many assumptions and should not be relied upon as indicative of actual results. Also, the computations do not contemplate certain actions that management could take in response to changes in interest rates.

        Interest rate risk exposure is reviewed in quarterly meetings by the Asset Liability Committee and with the board of directors.

        The table below sets forth the interest rate sensitivity analysis by repricing date at year-end 2004 and 2003.

        Interest Rate Sensitivity Analysis By Repricing Date

        December 31, 2004

	(000's except percentages)
	One Day	Over One Day to Three Months	Over Three Months to One Year	Over One Year to Five Years	Over Five Years	Non- Interest Bearing	Total
Assets:
Overnight investments	$398	—	—	—	—	—	$398
Investment securities	—	$25,871	$25,126	$79,415	$58,085	—	188,497
Loans	—	222,564	36,612	282,295	111,949	—	653,420
Less: Reserve for loan loss	—	—	—	—	—	$(6,789)	(6,789)
Mortgage loans held for sale	—	432	—	—	—	—	432
Non-earning assets	—	—	—	—	—	43,961	43,961

Total assets	398	248,867	61,738	361,710	170,034	37,172	879,919

Liabilities and Stockholders' Equity:
Interest bearing deposits	—	62,762	—	—	—	—	62,762
Savings	—	—	—	11,467	—	—	11,467
Time deposits	—	11,323	214,811	228,610	—	—	454,744
Other borrowed funds	25,750	17,171	25,000	68,642	25,822	—	162,385
Demand deposits	—	—	—	—	—	120,440	120,440
Other liabilities	—	—	—	—	—	7,761	7,761
Stockholders' equity	—	—	—	—	—	60,360	60,360

Total liabilities and Stockholders' equity	25,750	91,256	239,811	308,719	25,822	188,561	879,919

Net interest rate sensitivity gap	$(25,352)	$157,611	$(178,073)	$52,991	$144,212	$(151,389)	—

Cumulative gap	—	$132,259	$(45,814)	$7,177	$151,389	—	—

Cumulative gap to interest-earning assets	—	15.70%	(5.44)%	0.85%	17.97%	—	—

        December 31, 2003

	(000's except percentages)
	One Day	Over One Day to Three Months	Over Three Months to One Year	Over One Year to Five Years	Over Five Years	Non- Interest Bearing	Total
Assets:
Overnight investments	$2,520	—	—	—	—	—	$2,520
Investment securities	—	$8,777	$25,499	$95,123	$55,245	—	184,644
Loans, net	—	179,655	7,247	277,939	93,921	—	558,762
Less: Reserve for loan loss	—	—	—	—	—	$(6,267)	(6,267)
Mortgage loans held for sale	—	—	—	—	—	—	—
Non-earning assets	—	—	—	—	—	40,380	40,380

Total assets	2,520	188,432	32,746	373,062	149,166	34,113	780,039

Liabilities and Stockholders' Equity:
Interest bearing deposits	—	53,845	—	—	—	—	53,845
Savings	—	—	—	9,412	—	—	9,412
Time deposits	—	11,659	184,255	236,810	—	—	432,724
Other borrowed funds	51,960	1,341	6,173	34,792	25,397	—	119,663
Demand deposits	—	—	—	—	—	98,769	98,769
Other liabilities	—	—	—	—	—	9,966	9,966
Stockholders' equity	—	—	—	—	—	55,660	55,660

Total liabilities and stockholders' equity	51,960	66,845	190,428	281,014	25,397	164,395	780,039

Net interest rate sensitivity gap	$(49,440)	$121,587	$(157,682)	$92,048	$123,769	$(130,282)	—

Cumulative gap	—	$72,147	$(85,535)	$6,513	$130,282	—	—

Cumulative gap to Interest-earning assets	—	9.67%	(11.47)%	0.87%	17.47%	—	—

Item 8. Financial Statements and Supplementary Data

        This information is included as Appendix A hereto.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        None.

Item 9A. Controls and Procedures

        Pursuant to Rule 13a-15(b) under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), the Bank carried out an evaluation, under the supervision and with the participation of the Bank's management, including the Bank's Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Bank's disclosure controls and procedures as defined under the Exchange Act as of the end of the period covered by this report. Based upon that evaluation, the Bank's Chief Executive Officer and Chief Financial Officer concluded that the Bank's disclosure controls and procedures are effective to ensure that information required to be disclosed by us in the reports that we file or submit under the Exchange Act, is recorded, processed and summarized within the time periods specified in the FDIC's rules and forms and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. Since the date of the evaluation, there has been no change in the Bank's internal control during the quarter ended December 31, 2004 that has materially affected, or is reasonably likely to materially affect, the Bank's internal control over financial reporting.

Item 9B. Other Information

        None

Item 10. Directors and Executive Officers of Company

        Directors of the Bank.    The following table sets forth information with respect to the directors of the Bank.

Name / Position(s) Held / (Age)	Principal Occupation During Past Five Years
David A. Dickens Director (62)	President of MasterPrint, Inc. located in Newington, Virginia (commercial printer).
William R. Easby-Smith Director (57)	General Partner of Chesapeake Bay Seafood House and Chesapeake Foods, Inc. located in Vienna, Virginia (restaurateur).
Norman C. Hardee Director (67)	Managing General Partner of Chesapeake Bay Seafood House and Chesapeake Foods, Inc. located in Vienna, Virginia (restaurateur).
Cyrus Katzen Director (86)	President of Mozel Development Corporation located in Bailey's Crossroads, Virginia (dentist/developer).
Joseph L. Malone Chairman of the Board (77)	Chairman of Community Bank from 1992 to present.
Otis R. Pool Director (66)	Private investor; prior thereto, Mr. Pool was a founding Director of Fairfax Bank & Trust Company headquartered in Fairfax, Virginia.
David P. Summers President, Chief Executive Officer and Director (53)	President, Chief Executive Officer and Director of Community Bank from 1992 to present.

Biographical information for each of the directors is set forth below.

        David A. Dickens established a commercial printing company, MasterPrint, in 1971. Mr. Dickens previously served as a Director on the Boards of Dominion Bank of Northern Virginia, Maryland, and Washington, D.C. He also served as a Director on the Board of Continental Bank & Trust Company, which was acquired by Dominion in 1986.

        William R. Easby-Smith began his career as a Certified Public Accountant with Arthur Andersen & Co. He then assisted in establishing a restaurant chain and wholesale seafood company. He currently operates 25 restaurants through Chesapeake Bay Seafood House, LLC, Chesapeake Foods, Inc., and Chesapeake Dining, LLC. Mr. Easby-Smith is a General Partner of these companies, which operate restaurants trading as Chesapeake Bay Seafood House, On the Border, and Chili's in the Washington, D.C. area. He is a past President of the Virginia Restaurant Association and is actively involved with the Restaurant Association of Metropolitan Washington.

        Norman C. Hardee established in 1974 a restaurant chain and wholesale seafood company, operating through Chesapeake Bay Seafood House, LLC and Chesapeake Foods, Inc., and Chesapeake Dining LLC. Mr. Hardee's companies own and operate 25 restaurants in the Washington, D.C. area trading as Chesapeake Bay Seafood House, On the Border and Chili's. Mr. Hardee previously served as a Director on the Board of Dominion Bank of Northern Virginia, Maryland, and Washington, D.C.

        Cyrus Katzen formed Culmore Realty Company in 1954 and organized Mozel Development Corporation in 1961 through which he developed numerous real estate properties. Dr. Katzen was the founder of Fidelity National Bank of Arlington. In addition, he has served as the Chairman of the Board of Washington & Lee Savings & Loan Association and as a Director of the Boards of Security National Bank of Falls Church and Dominion Bank of Northern Virginia.

        Joseph L. Malone has been in banking for over 45 years. Mr. Malone retired from Dominion Bankshares Corporation where he was a member of its Executive Council and Chairman of the Management Committee for the Dominion Bank of the Greater Washington Region. From 1969, Mr. Malone was a member of the Senior Management of Dominion Bank of Northern Virginia and was Chairman, President, and Chief Executive Officer of the Bank upon his retirement in 1991. Mr. Malone spent 17 years with several banking affiliates of First Virginia Banks, Inc. and concluded his career there as Director and Executive Vice President of Mount Vernon National Bank & Trust.

        Otis R. Pool established A&P Water and Sewer Supply Company, one of the largest privately owned water and sewer supply companies in the country. Mr. Pool was one of the founding directors of Fairfax Bank & Trust Company. While retired, he actively manages his real estate and investment portfolio.

        David P. Summers began his career as a Certified Public Accountant at ITT and KPMG Peat Marwick (formerly Peat, Marwick, Mitchell & Co.) prior to entering the banking industry in 1980. Mr. Summers was Executive Vice President of Dominion Bank of Northern Virginia and was also a member of the regional management committee for the Dominion Banks of the Greater Washington Region.

        Board of Directors Classified Structure.    The Bank's Board is divided into three classes (I, II, and III), with each class serving a staggered three-year term. The terms of office for the Class I, Class II, and Class III directors will expire at the 2006, 2007, and 2005 Annual Shareholders Meetings, respectively. Messrs. Dickens, Hardee, and Pool are the directors in Class I. Messrs. Katzen and Malone are the directors in Class II. Messrs. Easby-Smith and Summers are the directors in Class III. All directors, with the exception of Mr. Pool, have served in such capacity since the Bank's first year of organization in 1992. Mr. Pool has served in the capacity of director since 1996.

        Certain Relationships of Board Members.    No director is related to any other director or executive officer of the Bank by blood, marriage or adoption.

        Involvement in Certain Legal Proceedings.    There has been no involvement by the Bank's directors or executive officers in any legal proceedings as described in Regulation S-K, Section 229.401, Item 401(f) (1) through (6).

        Executive Officers of the Bank Who Are Not Directors.    The following table sets forth information with respect to the executive officers of the Bank who are not directors of the Bank.

Name / Position(s) Held / (Age)	Principal Occupation During Past Five Years
Denise M. Calabrese Senior Compliance Officer (50)	Senior Compliance Officer from 2002 to present. Senior Mortgage Officer of Community Bank from 2001 to 2002. Senior Retail Banking Officer of Community Bank from 1992 to 2001.
Richard A. Hutchison Senior Operations Officer and Security Officer (48)	Senior Mortgage Officer from 2004 to present. Senior Operations Officer of Community Bank from 1992 to 2004.
Thomas F. Lackey Senior Retail Banking Officer (40)	Senior Operations Officer from 2004 to present. Senior Retail Banking Officer of Community Bank from 2001 to 2004. Branch Officer of Community Bank from 1996 to 2001.
Robert A. McGrath Senior Sales Finance Officer (65)	Mr. McGrath retired from Community Bank on December 31, 2004. Senior Sales Finance Officer of Community Bank from 1997 to 2004.
Christopher D. Mortensen Senior Loan Officer (43)	Senior Loan Officer of Community Bank from 1997 to present; prior thereto, Mr. Mortensen was Vice President and Portfolio Manager of First Union Corporation.
Robert W. Patterson Senior Credit Administration Officer (54)	Senior Credit Administration Officer of Community Bank from 1992 to present.
Dale G. Phelps Chief Financial Officer (49)
Chief Financial Officer from April 2002 to present. Prior thereto, Mr. Phelps was Chief Financial Officer for Century National Bank from June 2000 to December 2001 and a Vice President with F&M Bancorp.

        Each executive officer serves an open-ended term of office. Biographical information for each of the officers is set forth below.

        Denise M. Calabrese has over 30 years of banking experience. Ms. Calabrese was Vice President of Dominion Bank—Washington Region responsible for the marketing and branch operations of this 52-branch institution. She has also served in branch management and sales positions with Virginia National Bank and First Virginia Bank.

        Richard A. Hutchison has over 28 years of banking experience. Mr. Hutchison was Vice President of Dominion Bank—Washington Region responsible for property management and new branch expansion for this 52-branch institution. He is a member of the Product Advisory Council of Aurum

Technology, a banking service provider. He is also actively involved in his community through a youth association and various sports programs.

        Thomas F. Lackey has over 18 years of banking experience. Prior to joining Community Bank in 1996, Mr. Lackey was Branch Manager of Southern Financial Bank responsible for the daily operations of a $13 million branch. He is active in many youth programs in Loudoun County as well as the Bluemont Concert Series, Loudoun County Small Business Development Center, Loudoun County Chamber of Commerce, and the Virginia Young Bankers Association.

        Robert A. McGrath retired from Community Bank in December of 2004 with over 36 years of banking experience. Mr. McGrath was Vice President of First Union Bank responsible for indirect lending, which is the automobile loan product offered through car dealerships. Prior to First Union, he was employed in the indirect lending department of Dominion Bank of the Greater Washington Region.

        Christopher D. Mortensen has over 20 years of banking experience. Mr. Mortensen was Vice President of First Union Bank of Virginia responsible for risk management of a $75 million commercial loan portfolio. He has also served in commercial business management positions with First American Bank of Virginia. Mr. Mortensen is a member of the Virginia Asset Finance Corporation Loan Committee.

        Robert W. Patterson has over 30 years of banking experience. Mr. Patterson began his career as an auditor with Maryland Federal Savings and Loan Association and then with State National Bank of Maryland. Prior to joining Community Bank, he was Senior Credit Administration Officer of Dominion Bank—Washington Region responsible for establishing and monitoring the bank's credit policies.

        Dale G. Phelps has over 27 years of financial services experience. Mr. Phelps has served in a variety of financial and accounting positions after beginning his career as an auditor with Union Trust Bank. Prior to joining Community Bank he was Chief Financial Officer of Century National Bank, Washington, DC. Mr. Phelps is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants.

        Audit Committee.    The Board of Directors has established a standing audit committee in accordance with Section 3(a)(58)(A) of the Exchange Act and it consists of William R. Easby-Smith, Chairman, Norman C. Hardee and Otis R. Pool, none of whom is employed by the Bank. The committee recommends engagement of the independent auditors, considers the scope of the audit, reviews the activities and recommendations made by the Bank's internal auditors, and considers comments made by independent auditors with respect to the Bank's internal control structure. The Board of Directors has determined that each of the Committee members is independent, as that term is defined in the listing standards of the NASD.

        Audit Committee Financial Expert.    Based on the recommendation of the Audit and Compliance Committee of the Board of Directors, the Board of Directors has determined that William R. Easby-Smith is an "audit committee financial expert," as defined under Item 401(h) of Regulation S-K. Based on the recommendation of the Audit and Compliance Committee of the Board of Directors, the Board of Directors has determined that William R. Easby-Smith is "independent" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. and in Section 10A(m)(3)(A) and (B) of the Exchange Act.

        Code of Ethics.    The Bank has adopted a Code of Ethics that applies to the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and has posted such Code of Ethics on the Bank's Internet website at http://www.cbnv.com. The Bank intends to satisfy the disclosure requirement under Item 10 of Form 8-K relating to amendments to or waivers from any provision of the Code of Ethics applicable to the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer by posting such information on the Bank's Internet website.

        Section 16(a) Beneficial Ownership Reporting Compliance.    Based solely upon a review of the forms furnished to the Bank pursuant to Rule 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2004, and written representations from certain reporting persons, the Bank believes that its officers, directors and beneficial owners have complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to them except for Joseph L. Malone, Chairman of Bank, and Cyrus Katzen, a Director of Bank. Mr. Malone filed an FDIC Form 4 past the required due date as follows; for the purchase by his spouse of 401 shares of Bank Common Stock on May 17, 2004, an FDIC Form 4 was filed fourteen days past the required due date of May 19, 2004. Dr. Katzen filed an FDIC Form 4 past the required due date as follows; for the purchase of 1,000 shares of Community Bank Common Stock on May 19, 2004, an FDIC Form 4 was filed one day past the required due date of May 21, 2004.

Item 11. Executive Compensation

        The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003 and 2002, to the President and Chief Executive Officer, Senior Mortgage Officer, Senior Sales Finance Officer, Senior Loan Officer, and Chief Financial Officer, (the "Named Executive Officers"). The individuals listed below represent the most highly compensated executive officers of the Bank. Summary Compensation Table

		Annual Compensation(1)						Long Term Compensation
								Awards		Payouts
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options (#Sh)(2)	LTIP Payouts	All Other Compensation
David P. Summers President & CEO	2004 2003 2002	$ $ $	235,858 225,665 184,412	$ $	60,000 None 57,500	$	None 404,700 None	None None None	None None 5,000	None None None	$ $ $	49,327 57,873 52,154	(3) (8) (13)
Richard A. Hutchison Senior Mortgage Officer	2004 2003 2002	$ $ $	98,001 93,751 87,175	$ $ $	37,500 35,000 32,500		None None None	None None None	None None 2,000	None None None	$ $ $	16,386 19,092 17,241	(4) (9) (13)
Robert A. McGrath Senior Sales Finance Officer	2004 2003 2002	$ $ $	95,952 91,448 80,302	$ $ $	37,500 30,000 27,500		None None None	None None None	None None 2,000	None None 2,000	$ $ $	40,937 33,975 26,567	(5) (10) (13)
Christopher D. Mortensen Senior Loan Officer	2004 2003 2002	$ $ $	108,550 104,646 103,840	$ $ $	37,500 30,000 27,500		None None None	None None None	None None 2,000	None None None	$ $ $	21,989 18,381 14,107	(6) (11) (13)
Dale G. Phelps (14) Chief Financial Officer	2004 2003 2002	$ $	122,231 118,581 N/A	$ $	37,500 25,000 N/A		None None N/A	None None N/A	None None N/A	None None N/A	$ $	6,657 3,892 N/A	(7) (12)

(1)
Does not include certain perquisites and other personal benefits, the amounts of which are not shown because the aggregate amount of such compensation during the year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(2)
Consists of awards granted pursuant to the Bank's Stock Incentive Plans, all are fully vested and exercisable. The number of shares underlying options was adjusted to reflect a 3 for 1 stock split issued on May 1, 2000.

(3)
Includes supplemental retirement plan contributions of $38,256, life insurance premiums of $4,178 and 401K contributions of $6,893 paid by Bank.

(4)
Includes supplemental retirement plan contributions of $12,411, life insurance premiums of $1,035 and 401K contributions of $2,940 paid by Bank.

(5)
Includes supplemental retirement plan contributions of $33,824, life insurance premiums of $4,234 and 401K contributions of $2,879 paid by Bank.

(6)
Includes supplemental retirement plan contributions of $18,038, life insurance premiums of $694 and 401K contributions of $3,257 paid by Bank.

(7)
Includes life insurance premiums of $2,990 and 401K contributions of $3,667 paid by Bank.

(8)
Includes supplemental retirement plan contributions of $47,903, life insurance premiums of $4,816 and 401K contributions of $5,154 paid by Bank.

(9)
Includes supplemental retirement plan contributions of $15,301, life insurance premiums of $1,157 and 401K contributions of $2,634 paid by Bank.

(10)
Includes supplemental retirement plan contributions of $28,656, life insurance premiums of $2,771 and 401K contributions of $2,548 paid by Bank.

(11)
Includes supplemental retirement plan contributions of $14,584, life insurance premiums of $796 and 401K contributions of $3,001 paid by Bank.

(12)
Includes life insurance premiums of $562 and 401K contributions of $3,330 paid by Bank.

(13)
Includes annual life insurance premiums, supplemental retirement plan contributions and 401K contributions paid by Bank.

(14)
Mr. Phelps joined the Bank in April 2002 and his compensation during that year did not qualify him for reporting in this Table.

        There were no stock options granted to the Named Executive Officers during the year ended December 31, 2004.

        The following table sets forth certain information with respect to the number and value of unexercised stock options at year-end for the Named Executive Officers during the period ended December 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options At FY-End (sh #)(1)		Value of Unexercised In-the-Money Options At FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
David P. Summers	None	None	62,500	None	$735,360	None
Richard A. Hutchison	None	None	19,000	None	$222,730	None
Robert A. McGrath	None	None	13,000	None	$133,350	None
Christopher D. Mortensen	None	None	16,000	None	$170,220	None
Dale G. Phelps	None	None	None	None	None	None

(1)
Based on a per share fair market price of $18.00 at December 31, 2004.

        Directors' Compensation.    The non-employee Directors of the Board of the Bank receive a fee of $1,000 for each meeting of the Board of Directors attended. The non-employee Directors also receive a fee of $2,500 per month for meetings of the Executive Committee, $750 for each Audit and Compliance Committee attended, and $500 for each Compensation Committee meeting attended. All non-employee Directors of the Board of the Bank receive an annual retainer of $4,000 each.

        Employment Agreements.    The Bank currently has employment agreements in effect for the President & Chief Executive Officer, David P. Summers, and Senior Officers, B. Lisa Benjamin, Denise M. Calabrese, Richard A. Hutchison, Richard S. Johnson, Thomas Lackey, Christopher D. Mortensen, Robert W. Patterson and Dale G. Phelps. The initial term of each of the employment agreements is for a period of three years from the date of execution and is automatically extended one year from each anniversary date. Mr. Summers' employment agreement stipulates that in the event of "change of control" and he is terminated for any reason or terminates his employment with the Bank within a nine month period following the change of control, the agreement entitles him to receive the following: any earned but unpaid salary through the date of termination, all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs and compensation equal to 36 months of his salary at the level in effect as of the effective date of termination. Mr. Lackey's employment agreement stipulates that if his employment is terminated within a three month period following a change of control he shall receive the following: any earned but unpaid salary through the date of termination, all unpaid bonuses that would have otherwise been payable for the fiscal year in which termination occurs, and compensation equal to 24 months of salary at the level in effect as of the effective date of such termination. All other employment agreements for Senior Officers stipulate that if employment is terminated within a three or six month period following a change of control the Senior Officer shall receive the following: any earned but unpaid salary through the date of termination, all unpaid bonuses that would have otherwise been payable for the fiscal year in which termination occurs, and compensation equal to 12 months of salary at the level in effect as of the effective date of such termination.

        Supplemental Retirement Plan.    Effective January 1, 2001, the Bank adopted a nonqualified supplemental retirement plan for certain executive officers of the Bank designed to provide retirement benefits that supplement other forms of retirement income. In conjunction with the Supplemental Plan the company purchased bank-owned life insurance policies on the executives to fund future benefits to be earned by the executives. In October 2003, three additional executive officers and in November 2004, one additional executive officer was added to the Supplemental Plan. The balance of the bank-owned life insurance at December 31, 2004, included as other assets in the balance sheet is $12.6 million. During 2004, 2003 and 2002, the executives were awarded benefits of $218,000, $114,000 and $137,000, respectively, under the Supplemental Retirement Plan, which at December 31, 2004, is included in the balance sheet in other liabilities.

        Compensation Committee Interlocks and Insider Participation.    The following directors comprise the Bank's compensation committee: Norman C. Hardee, Chairman, Joseph L. Malone, and Otis R. Pool. The Compensation Committee members are not and have never been an officer or employee of the Bank. In addition, none of the above directors were party to any transaction, or series of similar transactions, reportable under Item 404 Regulation S-K.

        Deferred Compensation Plan.    In addition to regular compensation, on March 24 1998, the Bank's Board of Directors approved non-qualified deferred compensation plans for members of its Board of Directors and Key Officers including the Named Executive Officers. Directors may participate in the plan with a deferral of a portion or all of their fees. Key employees may participate in the plan and make deferral contributions of amounts the employee would otherwise receive as bonuses.

        Employee Benefit Plans.    The Bank has a 401(k) Profit Sharing Plan for all eligible employees. Contributions to the plan are at the discretion of the Board of Directors. Participants may contribute the lesser of up to 100% of his/her base salary or $13,000 per annum. Employees that are age 50 or older or turning 50 in 2004 can defer an additional $3,000 per annum; however, the Bank does not match this amount. Participating employees are 100% vested upon the completion of 3 years of employment provided they have worked a minimum of 1,000 hours of each plan year. The Bank currently matches $0.50 for every $1.00 of employee contributions up to 6%. The Bank made contributions to the plan totaling $100,000, $88,000, and $137,000 for 2004, 2003 and 2002, respectively.

        Stock Option Plans.    The Bank has three stock option plans that were approved by the shareholders. Each of the plans is described below with data as of December 31, 2004.

Plan Category	Number of Shares Authorized	Number of Shares Issued	Number of Shares Exercised	Number of Shares Outstanding	Number of Shares Available to be Issued
1993 Directors Incentive Stock Option Plan (1)	750,000	750,000	750,000	0	0
1993 Employees' Incentive Stock Option Plan (1)	150,000	124,500	63,000	61,500	25,500
1998 Stock Compensation Plan (2)	450,000	426,000	134,000	292,000	24,000

Total	1,350,000	1,300,500	947,000	353,500	49,500

(1)
Approved by the shareholders on April 21, 1994.

(2)
Approved by the shareholders on March 11, 1998.

        The purpose of the 1993 and 1998 Plans is to assist the Bank in recruiting and retaining officers with ability and initiative, and by providing greater incentive for officers and directors to achieve the Bank's goal of enhancing shareholder value. The Plans are administered by the Compensation Committee ("Administrator"). Each employee and each director is eligible to participate in the respective Plans. The Administrator selects individuals who will participate from recommendations submitted by the President and Chief Executive Officer. A stock option entitles a participant to buy Common Stock from the Bank at the option price. The option price is fixed by the Administrator at the time the option is granted, but it cannot be less than the stock's fair market value on the date of grant. Options may be issued for terms of up to 10 years. All outstanding options are 100% vested and exercisable and expire 10 years from the grant date.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Equity Compensation Plan Information.

        The following table provides information about stock options outstanding and shares available for future awards under all of the Bank's equity compensation plans. The information is as of December 31, 2004. The Bank has not made any grants outside of the equity compensation plans described below.

Plan Category	Number of Securities to be issued upon exercise of outstanding options warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensations plans approved by security holders	353,500	$5.42	49,500

(1)
There are no warrants or stock appreciation rights outstanding.

        The following table sets forth, as of February 24, 2005, certain information with respect to the beneficial ownership of the Bank's common stock, par value $0.333 per share ("Common Stock"), held by each Director of the Bank and by the Directors and executive officers as a group. As of that date, the Bank is not aware of anyone who owns more than 5 percent of its shares either beneficially or of record, except as listed below.

Name	Amount and Nature of Beneficial Ownership (1)		Percent of Class
David A. Dickens c/o Masterprint, Inc. 8401-A Terminal Road Newington, Virginia 22122	1,173,323	(3)	11.15%
William R. Easby-Smith c/o Chesapeake Bay Seafood House 8027 Leesburg Pike, Suite 506 Vienna, Virginia 22182	629,222	(2)	5.98%
Norman C. Hardee c/o Chesapeake Bay Seafood House 8027 Leesburg Pike, Suite 506 Vienna, Virginia 22182	1,170,608	(3)	11.13%
Cyrus Katzen c/o Mozel Development Corporation 6031 Leesburg Pike Bailey's Crossroads, Virginia 22041	2,002,510	(3)	19.04%
Joseph L. Malone	329,733	(2)(3)	3.13%
Otis R. Pool	240,723	(2)	2.29%
David P. Summers	252,398	(2)(3)	2.40%
Richard A. Hutchison	64,633	(2)(3)	0.61%
Christopher D. Mortensen	17,136	(2)(3)	0.16%
Dale G. Phelps Dale G. Phelps	746		0.01%
All directors and executive officers as a group (12)	5,929,678	(2)(3)	56.37%

(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(2)
Includes shares which may be acquired pursuant to the exercise of stock options within 60 days of December 31, 2004 as follows:

William R. Easby-Smith	42,000
Joseph L. Malone	60,000
Otis R. Pool	21,000
David P. Summers	62,500
Denise M. Calabrese	19,000
Richard A. Hutchison	19,000
Christopher D. Mortensen	16,000

Total option shares	239,500

(3)
Includes shares owned by spouse and/or minor whose beneficial ownership of which is disclaimed.

Item 13. Certain Relationships and Related Transactions

        Transactions with management and others.    David A. Dickens is a Director and 10% shareholder of the Bank. Mr. Dickens is President and owner of MasterPrint, Inc., to which the Bank paid $102,346 in 2004 for printing services provided to Bank. Cyrus Katzen is a director and 10% shareholder of the Bank. Dr. Katzen is the owner of Culmore Realty Company, to which the Bank paid $35,449 in 2004 in rent expense.

        Indebtedness of management.    The Bank makes loans and extends credit in the ordinary course of business to the Bank's directors and officers and to their associates, including corporations or organizations of which they are an executive officer or partner, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. None of these loans or extensions of credit are non-performing or involve more than the normal risk of collectability or present other unfavorable features.

Item 14. Principal Accountant Fees and Services

        Audit Fees. The firm of Grant Thornton LLP served as the Bank's independent registered public accounting firm for the years ended December 31, 2004 and 2003. The aggregate fees billed by Grant Thornton LLP for the audit of the Bank's financial statements and for the review of financial statements included in quarterly Form 10-Q's or services normally proved in connection with statutory and regulatory filings or engagements for the years December 31, 2004 and 2003 were $157,000 $106,000, respectively.

        Audit-Related Fees. The aggregate fees billed in each of the last two fiscal years for assurance and related services by Grant Thornton LLP that are reasonably related to the performance of the audit or review of the Bank's financial statements and were not included in the Audit Fee disclosure above were $20,000 and $15,000, respectively. These fees included services principally with regard to audit of the Bank's employee benefit plan.

        Tax Fees. The aggregate fees billed in each of the last two fiscal years for professional services rendered by Grant Thornton LLP for tax compliance, tax advice or tax planning were $13,000 and $17,000, respectively.

        All Other Fees. The aggregate fees billed in each of the last two fiscal years for services provided by Grant Thornton LLP other than the services listed above were $7,000 and $4,000, respectively.    These fees were primarily for attendance of Grant Thornton LLP representatives at Audit Committee meetings.

        Audit Committee Pre-Approval. The engagement of Grant Thornton LLP will be made by the Audit Committee and all non-audit and audit services to be rendered by the Grant Thornton LLP will be pre-approved by the Audit Committee.    All audit-related and tax services for the last two fiscal years were pre-approved by the Audit Committee.

Item 15. Exhibits and Financial Statement Schedules

  (a)
  Financial Statements:

        The following audited financial statements of the Bank are filed under Item 8. Financial Statements and Supplementary Data, and appear on Appendix A hereto.

Audited Balance Sheet as of December 31, 2004 and December 31, 2003
Audited Income Statement for the Years Ended December 31, 2004, December 31, 2003 and December 31, 2002
Audited Statements of Changes in Stockholders' Equity and Other Comprehensive
Income for the Years Ended December 31, 2004, December 31, 2003 and December 31, 2002
Audited Statements of Cash Flows for the Years Ended December 31, 2004, December 31, 2003 and December 31, 2002

  (b)
  Exhibits:

Exhibit No.	Description of Exhibit
(2)	Agreement and Plan of Merger, dated as of January 24, 2005 among Community Bank of Northern Virginia, Mercantile-Safe Deposit and Trust Company and Mercantile Bankshares Corporation (Incorporated by reference to Registrant's Form 8-K, Filed January 26, 2005, Exhibit 2.1, FDIC File No. 33583-5)
(3)(i)	Restated Articles of Incorporation of the Registrant, as amended, (Incorporated by reference to Registrant's Form F-10, Filed on September 29, 2000, Exhibit 3.1, FDIC File No. 33583-5)
(3)(ii)	Amended and Restated Bylaws of the Registrant (Incorporated by reference to Registrant's Form 8-K, Filed January 26, 2005, Exhibit 3.1, FDIC File No. 33583-5)
(4)(i)	Indenture, dated March 25, 2004, between Community Bank of Northern Virginia and Wilmington Trust Company for the Floating Rate Subordinated Debt Securities due 2014
(4)(ii)	Subordinated Bank Notes Subscription Agreement, dated March 25, 2004, between Community Bank of Northern Virginia and ALESCO Preferred Funding II, Ltd.
(4)(iii)	Form of Floating Rate Subordinated Debt Security due 2014 Note (Incorporated by Reference to Exhibit (4)(i))
(10)(i)	1993 Director's Incentive Stock Option Plan (Incorporated by reference to Registrant's Form F-10, Filed on September 29, 2000, Exhibit 10.1, FDIC File No. 33583-5)
(10)(ii)	1993 Employees' Incentive Stock Option Plan (Incorporated by reference to Registrant's Form F-10, Filed on September 29, 2000, Exhibit 10.2, FDIC File No. 33583-5)
(10)(iii)	1998 Stock Compensation Plan (Incorporated by reference to Registrant's Form F-10, Filed on September 29, 2000, Exhibit 10.3, FDIC File No. 33583-5)
(10)(iv)	1999 Employee Stock Purchase Plan (Incorporated by reference to Registrant's Form F-10, Filed on September 29, 2000, Exhibit 10.4, FDIC File No. 33583-5)
(10)(v)	Employment Agreement, as amended, between David P. Summers and Community Bank of Northern Virginia
(10)(vi)	Employment Agreement, as amended, between Richard A. Hutchison and Community Bank of Northern Virginia
(10)(vii)	Employment Agreement, as amended, between Christopher D. Mortensen and Community Bank of Northern Virginia
(10)(viii)	Employment Agreement, as amended, between Dale G. Phelps and Community Bank of Northern Virginia
(10)(ix)	Employment Agreement, as amended, between Denise M. Calabrese and Community Bank of Northern Virginia
(10)(x)	Employment Agreement, as amended, between Robert W. Patterson and Community Bank of Northern Virginia
(10)(xi)	Employment Agreement, as amended, between Thomas Lackey and Community Bank of Northern Virginia
(10)(xii)	Employment Agreement, as amended, between Robert A. McGrath and Community Bank of Northern Virginia
(11)	Statements re: Computation of per share earnings (Incorporated herein by reference to the Notes to Financial Statements)
(21)	Subsidiaries of the Registrant
(31)(a)	Certification of Chief Executive Officer Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes–Oxley Act of 2002
(31)(b)	Certification of Chief Financial Officer Pursuant to Rule 13a-14(a) under the Securities Exchange Act of 1934, as adopted pursuant to Section 302 of the Sarbanes–Oxley Act of 2002
(32)(a)	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002
(32)(b)	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes–Oxley Act of 2002

SIGNATURE

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNITY BANK OF NORTHERN VIRGINIA
Date: March 23, 2005	By:	/s/ DAVID P. SUMMERS David P. Summers President and Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Date: March 23, 2005	By:	/s/ DAVID P. SUMMERS David P. Summers President and Chief Executive Officer and Director (Principal Executive Officer)
Date: March 23, 2005	By:	/s/ DALE G. PHELPS Dale G. Phelps Chief Financial Officer (Principal Financial Officer)
Date: March 23, 2005	By:	/s/ JOSEPH L. MALONE Joseph L. Malone Director, Chairman of the Board
Date: March 23, 2005	By:	/s/ DAVID A. DICKENS David A. Dickens Director
Date: March 23, 2005	By:	/s/ WILLIAM R. EASBY-SMITH William R. Easby-Smith Director
Date: March 23, 2005	By:	/s/ NORMAN C. HARDEE Norman C. Hardee Director
Date: March 23, 2005	By:	/s/ CYRUS KATZEN Cyrus Katzen Director
Date: March 23, 2005	By:	/s/ OTIS R. POOL Otis R. Pool Director

Report of Independent Registered Public Accounting Firm

Board of Directors
Community Bank of Northern Virginia

        We have audited the accompanying statements of financial condition of Community Bank of Northern Virginia (the Bank) as of December 31, 2004 and 2003, and the related statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Bank of Northern Virginia as of December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

        We have also audited, in accordance with the interim standards adopted by the Public Company Accounting Oversight Board (United States), the effectiveness of the Bank's internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report, dated January 25, 2005, expressed an unqualified opinion on management's assertion that Community Bank of Northern Virginia maintained effective internal control over financial reporting.

/s/ Grant Thornton LLP

Vienna, Virginia
January 25, 2005

STATEMENT OF FINANCIAL CONDITION

	(000's)
December 31,
	2004	2003
ASSETS
Assets
Cash and due from banks	$11,004	$14,014
Interest bearing deposits in other banks	398	2,520
Investment securities held-to-maturity, fair value $31,378 In 2004 and $24,969 in 2003	30,861	24,203
Investment securities available-for-sale	149,891	153,038
Federal Home Loan Bank stock	7,645	5,023
Net loans held for sale	432	—
Net loans receivable	646,631	552,497
Bank premises and equipment, net	4,506	4,861
Accrued interest receivable	3,223	2,799
Other real estate owned, net	742	1,297
Other assets	24,586	19,632

Total Assets	$879,919	$779,884

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Demand Deposits
Non-interest bearing	$120,440	$98,769
Interest-bearing	62,763	53,845
Savings deposits	11,467	9,412
Certificates of deposit	437,459	415,769
Other time deposits	17,284	16,955

Total Deposits	649,413	594,750
Other borrowed funds	162,385	119,663
Accrued interest payable	1,499	1,228
Other liabilities	6,262	8,583

Total Liabilities	819,559	724,224
Stockholders' Equity
Common stock, par value $0.333; 25,000,000 shares authorized, 10,166,577 and 10,123,077 issued and outstanding for 2004 and 2003, respectively	3,389	3,374
Additional paid-in capital	27,943	27,609
Retained earnings	29,589	24,433
Accumulated other comprehensive (loss) income	(561)	244

Total Stockholders' Equity	60,360	55,660

Total Liabilities and Stockholders' Equity	$879,919	$779,884

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF INCOME

	(000's)
Year Ended December 31,
	2004	2003	2002
INTEREST INCOME
Interest and fees on loans	$38,303	$33,156	$29,856
Interest on mortgage loans held for sale	28	61	5,180
Interest and dividends on investment securities
Taxable interest income	6,006	6,400	4,915
Non-taxable interest income	1,336	766	475
Dividend income	244	197	122
Interest on deposits in other banks	31	54	651

Total Interest Income	45,948	40,634	41,199
INTEREST EXPENSE
Interest on deposits	10,958	9,730	14,644
Interest on federal funds purchased and securities sold under agreements to repurchase	64	81	107
Interest on other borrowings	4,072	3,100	1,944

Total Interest Expense	15,094	12,911	16,695

Net Interest Income	30,854	27,723	24,504
Provision for Loan Losses	4,600	2,300	2,471

Net Interest Income After Provision for Loan Losses	26,254	25,423	22,033
OTHER INCOME
Service charges	1,039	966	886
Fees on loans held for sale	292	194	641
Gain on sale of securities available for sale	70	804	443
Other	519	274	267

Total Other Income	1,920	2,238	2,237
OTHER EXPENSE
Salaries and benefits	7,591	7,061	5,202
Occupancy expense	2,836	2,986	2,406
Data processing expense	1,527	1,333	1,328
Franchise Tax	524	446	340
Other operating expenses	3,708	2,565	2,753

Total Other Expense	16,186	14,391	12,029

Income Before Income Taxes and Discontinued Operations	11,988	13,270	12,241
Income Tax Expense	3,303	4,115	3,926

Income Before Discontinued Operations	8,685	9,155	8,315
Income (Loss) From Discontinued Operations — Net of tax expense/(benefit) of $234, ($643), and ($282), respectively	434	(1,277)	(796)

Net Income	$9,119	$7,878	$7,519

Basic Earnings per Share Before Discontinued Operations	$0.86	$0.91	$0.85
Diluted Earnings per Share Before Discontinued Operations	$0.84	$0.89	$0.83
Basic Earnings (Loss) per Share From Discontinued Operations	$0.04	$(0.13)	$(0.08)
Diluted Earnings (Loss) per Share From Discontinued Operations	$0.04	$(0.12)	$(0.08)
Basic Earnings per Share	$0.90	$0.78	$0.77
Diluted Earnings per Share	$0.88	$0.77	$0.75
Dividends per Share	$0.39	$0.30	$0.19

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

Year-to-Date December 31, 2004, 2003, and 2002 (000's)

	Number of Common Shares*	Common Stock	Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total Stockholders' Equity
Balance at January 1, 2002	9,210	$3,070	$19,148	$13,920	$(100)	$36,038
Net Income	—	—	—	7,519	—	7,519
Net Change in Unrealized Gains (Losses) on Securities Available for Sale, net of tax expense of $891	—	—	—	—	1,729	1,729

Comprehensive Income						9,248
Shares Issued through Exercise of Options	19	7	136	—	—	143
Shares Issued Through Private Placement	727	242	7,758	—	—	8,000
Cash Dividends on Common Stock	—	—	—	(1,854)	—	(1,854)

Balance at December 31, 2002	9,956	$3,319	$27,042	$19,585	$1,629	$51,575

Net Income	—	—	—	7,878	—	7,878
Net Change in Unrealized Gains (Losses) on Securities Available for Sale, net of tax benefit of $708	—	—	—	—	(1,385)	(1,385)

Comprehensive Income						6,493
Shares Issued Through Exercise of Options	167	56	567	—	—	623
Cash Dividends on Common Stock	—	—	—	(3,031)	—	(3,031)

Balance at December 31, 2003	10,123	$3,375	$27,609	$24,432	$244	$55,660

Net Income	—	—	—	9,119	—	9,119
Net Change in Unrealized Gains (Losses) on Securities Available for Sale, net of tax benefit of $433	—	—	—	—	(805)	(805)

Comprehensive Income						8,314
Shares Issued Through Exercise of Options	44	14	334	1	—	350
Cash Dividends on Common Stock	—	—	—	(3,963)	—	(3,963)

Balance at December 31, 2004	10,167	$3,389	$27,943	$29,589	$(561)	$60,360

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CASH FLOWS

	(000's)
Year Ended December 31,
	2004	2003	2002
Cash Flows from Operating Activities
Net Income	$9,119	$7,878	$7,519

Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation and amortization	1,041	1,111	1,081
Provision for loan losses	4,600	2,300	2,760
Loss on sale of other real estate owned	14	130	81
Net discount on securities owned	709	1,654	486
Gain on sale of securities	(70)	(804)	(443)
Deferred income taxes	472	(1,003)	(92)
Proceeds from loans originated as available for sale	16,960	19,567	724,684
Origination of loans available for sale	(17,392)	(2,799)	(601,462)
Changes in assets and liabilities
Increase in accrued interest receivable	(424)	(52)	(54)
Increase in other assets	(4,870)	(6,291)	(487)
Increase (decrease) in accrued interest payable	271	(214)	(784)
(Decrease) increase in other liabilities	(2,321)	2,230	2,699

Total Adjustments	(1,010)	15,829	128,469

Net Cash Provided by Operating Activities	8,109	23,707	135,988

Cash Flows from Investing Activities
Acquisition of bank premises and equipment	(685)	(684)	(448)
Net increase in loans	(98,790)	(148,894)	(46,646)
Purchase of securities held to maturity	(6,873)	(13,896)	(1,248)
Purchase of securities available for sale	(76,877)	(137,439)	(181,380)
Purchase of time deposits	—	—	(100)
Purchase of Federal Home Loan Bank stock	(22,085)	(16,268)	(92)
Proceeds from sales, maturities, and calls of securities available for sale	78,157	158,435	54,864
Maturities and redemptions of securities held to maturity	204	735	254
Redemption of Federal Home Loan Bank stock	19,463	13,337	—
Proceeds from sale of other real estate	597	1,966	1,834

Net Cash Used in Investing Activities	(106,889)	(142,708)	(172,962)

Cash Flows from Financing Activities
Net increase in securities sold under agreements to repurchase and other borrowings	42,723	52,907	10,758
Proceeds from issuance of common stock	—	—	8,000
Proceeds from exercise of common stock options	225	237	98
Net increase (decrease) in non-interest bearing demand deposits	21,671	(18,187)	12,414
Net increase (decrease) in interest-bearing, savings, and time deposits	32,992	62,847	(17,209)
Dividends paid	(3,963)	(3,031)	(1,854)

Net Cash Provided by Financing Activities	93,648	94,773	12,207

Net Decrease in Cash and Cash Equivalents	(5,132)	(24,228)	(24,767)
Cash and Cash Equivalents at Beginning of the Year	16,534	40,762	65,529

Cash and Cash Equivalents at End of Year	$11,402	$16,534	$40,762

Schedule of Non-Cash Investing and Financing Activities
Transfer of loan loss reserve	—	—	(1,116)
Transfer of loans held for sale to other real estate owned	—	—	3,107
Transfer of allowance for possible loan losses to OREO allowance	—	—	438

Net change in unrealized (loss) gain on securities available for sale6	(805)	(1,385)	1,729

Tax benefit of stock options exercised	123	386	44

Supplemental Disclosure of Cash Flow Information
Income taxes paid	$5,056	$2,737	$3,286

Interest paid	$14,823	$13,125	$17,480

The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS

Note A—Summary of Significant Accounting Policies

        Community Bank of Northern Virginia (the Bank) is headquartered in Sterling, Virginia, and operates from 13 branches. The Bank lends to commercial customers, while also providing residential construction and mortgage loans as well as consumer loans.

        The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and general practices within the banking industry. The following is a description of the more significant of those policies.

Statement of Cash Flows

        For purposes of reporting cash flows, cash and cash equivalents include those amounts included in the balance sheet captions "Cash and Due from Banks" and "Short-Term Investments."

Short-term Investments

        Short-term investments mature within 90 days.

Investments in Securities

        Securities are classified as securities held to maturity when management has the intent and the Bank has the ability at the time of purchase to hold the securities until maturity or on a long-term basis. Such securities are carried at cost and adjusted for amortization of premiums and accretion of discounts.

        Securities to be held for indefinite periods and not intended to be held to maturity are classified as available for sale and accounted for at approximate fair value. Unrealized gains and losses on securities available for sale are excluded from earnings and shown, net of taxes, as an amount in other comprehensive income. Realized gains and losses of securities available for sale are included in net income based on the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

        Declines in the fair value of held to maturity and available for sale securities below their cost that are determined to be other than temporary are reflected in earnings as realized losses.

        The investment securities portfolio includes certain debt instruments such as Federal Home Loan Bank structured notes and other federal agency-sponsored issues whose values depend upon the values of one or more underlying assets or financial indexes. Amounts receivable or payable under such instruments which are used to manage interest rate risks arising from the Bank's financial assets and financial liabilities are recognized as interest income or expense. The Bank has not entered into interest rate swap, option, and forward contracts or invested in other instruments, meeting the definition of a derivative under Statement of Financial Accounting Standards (SFAS) No. 133, as amended by SFAS No. 138.

Loans Receivable

        Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the principal amount outstanding, net of deferred loan fees. Interest on loans is generally computed using the simple interest method. Loan fees and related direct loan origination costs are deferred and recognized as an adjustment of yield over the life of the loan, or currently upon the sale or repayment of the loans. The amount of collateral obtained, if it is deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter party.

        Interest on all categories of loans is accrued based upon the principal amounts outstanding. The accrual of interest income is discontinued on loans when, in the opinion of management, there is an indication that the borrower may be unable to meet payments as they become due. Loans are generally considered on non-accrual status when a principal or interest payment has been past due for over 90 days. When loans are placed on non-accrual status, all unpaid interest accrued is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Loans may be reinstated to accrual status when all payments are brought current, and in the opinion of management, collection of the remaining balance can reasonably be expected.

        The Bank adopted Financial Accounting Standards Board ("FASB") Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others ("FIN 45") on January 1, 2003. FIN 45 requires a guarantor entity, at the inception of a guarantee covered by the measurement provisions of the interpretation, to record a liability for the fair value of the obligation undertaken in issuing the guarantee. Financial letters of credit require the Bank to make payment if the customer's financial condition deteriorates, as defined in the agreements. Performance letters of credit require the Bank to make payments if the customer fails to perform certain non-financial contractual obligations. FIN 45 applies prospectively to guarantees the Bank issues or modifies subsequent to December 31, 2002. The maximum potential undiscounted amount of future payments of these letters of credit as of December 31, 2004 and 2003 is approximately $5.5 million and $6.2 million, respectively, which expires within twelve months.

Allowance for Loans Losses

        Management believes the allowance is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual credits, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. Credits deemed uncollectible are charged to the allowance. Provisions for credit losses and recoveries on loans previously charged off are added to the allowance.

        A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price or the fair value of the collateral if the loan is collateral dependent.

Loans Held for Sale

        Mortgage loans originated and intended for sale in the secondary market are carried at the lower of aggregate cost or estimated fair value. The Bank does not retain servicing on loans sold in the secondary market, nor does the Bank securitize mortgage loans held for sale. Gains and losses on sales of mortgage loans are recognized based on the difference between the selling price and the carrying value of the related mortgage loans sold.

        The Bank enters into commitments to originate mortgage loans to be held for sale whereby the interest rate on the loan is determined prior to funding. These commitments are considered derivatives. The Bank protects itself from changes in interest rates through the use of best efforts delivery commitments, whereby the Bank commits to sell a loan at the time the borrower commits to an interest rate. The period of time between issuance of a loan commitment and closing and sale of the loan generally ranges from thirty to sixty days. Due to the close correlation between the rate lock commitment and the best efforts contract, no gain or loss occurs on the rate lock commitment.

Other Real Estate Owned

        Other real estate owned includes properties acquired through foreclosure or other proceedings in full or partial satisfaction of indebtedness. At the date of acquisition, such property is recorded at the lower of the recorded investment in the related receivable, or fair value. Write-downs at the date of acquisition are charged to the allowance for loan losses. Subsequent declines in market value, operating expenses and/or losses on disposition of other real estate are reflected in other operating expenses.

Bank Premises and Equipment

        Expenditures for premises and equipment benefiting future years are capitalized at cost. Repairs and maintenance expenses are charged to operations as incurred.

        Premises and equipment are stated at cost less accumulated depreciation and amortization. Furniture and equipment and computer software are depreciated over their estimated useful lives, ranging from three to ten years, using the straight-line method. Buildings are depreciated straight-line over 40 years. Impairments of assets are recognized when the carrying amount of the asset exceeds the fair value of the asset, as prescribed by SFAS No. 144, Accounting for the Impairment of Long-Lived Assets.

Goodwill

        Goodwill represents the excess of cost over net assets acquired by the Bank of Community Bank and Trust of Virginia in 1992. The amount of goodwill of approximately $1.2 million was being amortized over 15 years as required by the FDIC. Effective January 1, 2002, the Bank adopted SFAS No. 142, Goodwill and Other Intangible Assets. Accordingly, goodwill is no longer subject to amortization but is tested for impairment at least annually. Goodwill is included in other assets on the statement of financial condition.

Financial Instruments

        In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

Income Taxes

        Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in SFAS No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

        The Bank is subject to a state franchise tax in lieu of state income taxes. The Bank is also subject to taxes in states where its employees originate mortgage loans.

Earnings per Share

        Basic earnings per share have been computed using the weighted-average number of shares outstanding during the year (10,158,048 for 2004, 10,087,466 for 2003, and 9,774,350 for 2002).

        Dilutive earnings per share have been computed using the weighted-average number of shares outstanding during the year plus the potential effect of shares issued for stock options outstanding

(10,343,967 for 2004, 10,283,350 for 2003, and 10,024,941 for 2002). The potential dilutive shares have no effect on net income used to compute dilutive earnings per share.

Fair Values of Financial Instruments

        The financial statements include various estimated fair value information as of December 31, 2004 and 2003, as required by SFAS No. 107, Disclosures About Fair Value of Financial. Such information, which pertains to the Bank's financial instruments (primarily securities, loans and deposits), is based on the requirements set forth in SFAS No. 107 and does not purport to represent the aggregate net fair value of the Bank. Further, the fair value estimates are based on various assumptions, methodologies and subjective considerations, which vary widely among different financial institutions and are subject to change.

  (1)  Cash and Short-Term Investments

    The balance sheet carrying amounts for cash and short-term investments approximate the estimated fair values of such assets.

  (2)  Investment Securities

    Fair values for securities are based on quoted market prices, if available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

  (3)  Loans Receivable

    For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for other loans receivable are estimated using discounted cash flow analyses, using interest rates currently offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

  (4)  Off-Balance-Sheet Instruments

    Estimated fair values for the Bank's off-balance-sheet instruments, which consist solely of lending commitments and letters of credit, approximate the contractual values.

  (5)  Deposit Liabilities

    The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

  (6)  Borrowings

    The carrying amounts of the Bank's other borrowings approximate their fair values, since such obligations generally have short maturities and floating rates.

  (7)  Accrued Interest Receivable and Payable

    The balance sheet carrying amounts for interest receivable and payable approximate the estimated fair values of such assets.

  (8)  Other

    The Bank's remaining assets and liabilities are not considered financial instruments.

Stock-Based Compensation

        The Bank continues to account for stock options using the intrinsic value method in accordance with APB No. 25, Accounting for Stock Issued to Employees, under which no compensation cost for stock options is recognized for stock option awards granted at or above fair market value. Had compensation expense for the Bank's stock option plans been determined based upon fair values at the grant dates for awards under those plans the Bank's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

	(000's)
	2004	2003	2002
Net income	$9,119	$7,878	$7,519
Compensation expense, net of tax	—	—	145

Pro forma net income	$9,119	$7,878	$7,374

Pro forma earnings per share, basic	$0.90	$0.78	$0.75

Pro forma earnings per share, diluted	$0.88	$0.77	$0.74

New Accounting Standards

        In December 2003, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position 03-3, Accounting for Certain Loans or Debt Securities Acquired in a Transfer ("SOP 03-03"), SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor's initial investment in loans acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in business combinations and would preclude the carryover of an acquired entities allowance for loan loss. This statement is effective for loans acquired in fiscal years beginning after December 15, 2004. Adoption of this statement did not have any impact on the Bank's financial position or results of operations.

        In March 2004, the Securities and Exchange Commission released Staff Accounting Bulletin No. 105, Application of Accounting Principles to Loan Commitments ("SAB 105"). SAB 105 provides guidance about the measurement of loan commitments recognized at fair value under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. SAB 105 also requires companies to disclose their accounting policy for these loan commitments including methods and assumptions used to estimate fair value and associated hedging strategies. SAB 105 is effective for all loan commitments accounted for as derivatives that are entered into after March 31, 2004. The adoption of SAB 105 had no impact on the Bank's financial position or results of operations.

        In March 2004, the Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board ("FASB") issued EITF 03-1, The Meaning of Other-Than Temporary Impairment and its Application to Certain Investments ("EITF-03-1"). EITF 03-1 requires the Bank to provide additional disclosures related to investments in debt and marketable equity securities that are accounted for under SFAS 115 whose carrying values are in excess of their market values. The disclosures are required to discuss what factors have been considered by the Bank in determining that impairments are not other-than-temporary. Equity method investments and retained interests in securitized financial assets are not subject to the disclosure requirements of this EITF. See Note C in the Notes to the Financial Statements for the required disclosures. In September 2004, the FASB issued FASB Staff Position ("FSP") EITF No. 03-1-1, which delays the recognition and measurement provisions of EITF 03-1 pending the issuance of further implementation guidance. The delay applies to both debt and equity securities and specifically applies to impairments caused by interest rate and sector spreads. In addition, the provisions of FSP EITF No. 03-1-1 that have been delayed relate to the requirement that the Bank declare its intent to hold the security to recovery and designate a recovery period in order to avoid recognizing an other-than-temporary charge through earnings. Any potential impact on the Bank's financial statements cannot be determined until final guidance is issued.

        In December 2004, the FASB issued Statement No. 123R ("SFAS 123R"), Share-Based Payment, as a revision to FASB Statement No. 123, Accounting for Stock-Based Compensation. SFAS 123R addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise, or (b) liabilities that are based on the fair value of the enterprise's equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25. The statement requires that such transactions now be recognized using a fair value-based model. The Bank will be required to apply SFAS 123R as of July 1, 2005. The Bank did not issue any stock options in either 2003 or 2004 and currently all options issued in past years are fully vested. The Bank has not yet determined if it will issue any further options.

Using Estimates in Preparing Financial Statements

        In preparing financial statements in conformity with accounting principles generally accepted in the United States of

        America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at-the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

        Certain reclassifications have been made to the 2003 and 2002 amounts to conform to the 2004 presentation.

Note B—Merger

        On January 25, 2005, the Bank announced that they had entered into a merger agreement by which the Bank will merge with and into Mercantile-Safe Deposit and Trust Company, a wholly-owned subsidiary of Mercantile Bankshares Corporation ("Bankshares"). Under the terms of the agreement, shareholders of the Bank will be entitled to elect to receive either .4005 shares of Bankshares stock for each share of Bank stock they hold, or cash in the amount of $20.375 for each such share, so long as 60% of the total consideration is in Bankshares stock and 40% is in cash (excluding options). The transaction was valued on the date of announcement at $212 million. The transaction is subject to, and requires the approval of, the Bank's shareholders and banking and other regulators. It is anticipated that closing will occur in the second quarter of 2005.

Note C—Investment Securities

        The carrying amounts of securities held to maturity and securities available for sale as shown in the balance sheet of the Bank, and their approximate market value at December 31, 2004 and 2003, were as follows:

December 31, 2004

	(000's)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available for sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies:
Within 1 year	$4,000	$—	$(36)	$3,964
After 1 but within 5 years	1,999	5	(11)	1,993
After 5 but within 10 years	4,649	75	(5)	4,719

	10,648	80	(52)	10,676
Obligations of states and political subdivisions:
After 5 but within 10 years	8,028	—	(143)	7,885
Trust preferred securities:
After 10 years	17,984	—	(204)	17,780
Mortgage-backed securities	114,094	151	(695)	113,550

Total securities available for sale	$150,754	$231	$(1,094)	$149,891

Securities held to maturity:
Obligations of states and political subdivisions:
Within 1 year	866	18	—	884
After 1 but within 5 years	6,654	201	—	6,855
After 5 but within 10 years	21,859	528	(278)	22,109
After 10 years	1,482	48	—	1,530

Total securities held to maturity	$30,861	$795	$(278)	$31,378

December 31, 2003

	(000's)
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available for sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies:
After 1 but within 5 years	$8,018	$—	$(12)	$8,006
After 5 but within 10 years	5,057	25	(109)	4,973

	13,075	25	(121)	12,979
Mortgage-backed securities	139,587	1,050	(578)	140,059

Total securities available for sale	$152,662	$1,075	$(699)	$153,038

Securities held to maturity:
Obligations of states and political subdivisions:
After 1 but within 5 years	5,463	262	(1)	5,724
After 5 but within 10 years	16,603	368	(5)	16,966
After 10 years	2,137	142	—	2,279

Total securities held to maturity	$24,203	$772	$(6)	$24,969

The net after-tax effect of unrealized gains and losses on available-for-sale securities is reflected as a separate component of stockholders' equity in the statement of financial condition. Proceeds from sales and maturities of securities available for sale totaled $78.2 million in 2004. Gross realized gains on sales of available-for-sale securities and calls of held-to-maturity securities totaled $70 thousand, $804 thousand, and $443 thousand in 2004, 2003, and 2002 respectively. For purpose of determining gross realized gains, the cost of securities sold is based on specific identification. The tax liability applicable to the 2004 net realized gain amounted to $24 thousand. There were no sales of investment securities held to maturity in 2004.

The following table presents the fair value and unrealized losses for available-for-sale securities by aging category at December 31, 2004:

	Securities With Unrealized Losses (in 000's)
	Less than 12 months		12 months or more
						Total Gross Unrealized Losses
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Total Fair Value
Securities available for sale:
U.S. Treasury securities and obligations of U.S. government corporations and agencies	$10,676	$(52)	$—	$—	$10,676	$(52)
Obligations of states and political Subdivisions	7,885	(143)	—	—	7,885	(143)
Trust preferred securities	17,780	(204)	—	—	17,780	(204)
Mortgage-backed securities	97,901	(468)	15,649	(227)	113,550	(695)

Total securities available for sale	$134,242	$(867)	$15,649	$(227)	$149,891	$(1,094)

The factors considered in evaluating for impairment include the length of time and extent to which the fair value has been less than cost; the financial condition and near-term prospects of the issuer; and the intent and ability to retain the security in order to allow for an anticipated recovery in fair value. The $227,000 in unrealized losses that have existed for 12 consecutive months are due to increases in market interest rates and not due to underlying credit concerns of the issuers and therefore the Bank has concluded that none of the securities in the available for sale portfolio are other-than-temporarily impaired at December 31, 2004.

        The following schedule reconciles unrealized gains (losses) to those reported for other comprehensive income as disclosed in the statement of changes in stockholders' equity and comprehensive income:

	(000's)
Year ended December 31,
	2004	2003	2002
Unrealized holding (losses) gains arising during period	$(1,168)	$(1,289)	$3,063
Reclassification adjustment for net gains included in net income	(70)	(804)	(443)
Income tax benefit (expense)	433	708	(891)

Net unrealized (loss) gain on securities	$(805)	$(1,385)	$1,729

        At December 31, 2004, securities with an amortized cost of $135.1 million and an aggregate market value of $135.0 million were pledged under various credit facilities. At December 31, 2004, management concluded that the unrealized losses in the investment portfolio are temporary in nature since they are primarily related to market interest rates and not related to the underlying credit quality of the issuers.

Note D—Loans Receivable

        Loans receivable include the following at December 31:

	(000's)
	2004	2003
Commercial	$58,847	$49,558
Real Estate
Construction & Development	120,008	108,846
Residential	30,057	27,314
Nonfarm Nonresidential	244,518	203,118
Farmland	764	775
Mulitfamily	22,553	27,822
Other	8,680	5,156

Commercial and real estate loans	485,427	422,589
Consumer installment loans	167,415	136,127
All other loans	610	551

Total loans	653,452	559,267
Deferred loan (fees) costs, net	(32)	(503)
Allowance for loan losses	(6,789)	(6,267)

Loan, net	$646,631	$552,497

        Loans receivable with a carrying value of $241.4 million and $164.2 million were pledged as collateral for borrowing agreements with the Federal Home Loan Bank and the Federal Reserve Bank, as discussed in Note K, at December 31, 2004 and 2003, respectively.

        The following is an analysis of the change in allowance for loan losses:

	(000's)
	2004	2003	2002
Balance at beginning of period	$6,267	$5,218	$3,132
Provision charged against income	4,600	2,300	2,471
Losses charged off	(5,088)	(2,092)	(2,032)
Recoveries of loans previously charged off	1,010	841	719
Allowance transferred to other real estate owned	—	—	(188)
Transfer of allowance from (to) mortgage loans held for sale allowance	—	—	1,116

	$6,789	$6,267	$5,218

        The following is a summary of information pertaining to impaired loans:

	(000's)
	2004	2003	2002
Impaired loans at the balance sheet date	$1,252	$2,355	$2,334

Valuation allowance related to impaired loans	$344	$228	$314

Average investment in impaired loans	$6,985	$3,861	$3,949

Interest income recognized on impaired loans	$371	$165	$177

Interest income recognized on a cash basis on impaired loans	$371	$165	$177

        No additional funds were committed to be advanced in connection with impaired loans.

Note E—Loans Held for Sale

        Loans held for sale are carried at the lower of cost or market, net of a valuation allowance for loan losses at December 31:

	(000's)
	2004	2003
Loans held for sale	432	—
Valuation allowance at end of period	—	—

	432	—

        As referenced in Note T, the Board of Directors concluded that it was prudent to exit the wholesale mortgage origination business by December 2002, as this business line was not meeting the Bank's standards for profitability primarily due to credit quality concerns and ongoing litigation.

        A summary of the activity in the valuation allowance for loans held for sale is as follows:

	(000's)
	2004	2003	2002
Balance at January 1	$1,130	$2,851	$5,624
Provision (credited) charged against income	(267)	(1,667)	290
Losses charged to the allowance	(671)	(54)	(1,791)
Recoveries of amounts charged off	—	—	95
Transfer of allowance to other real estate owned	—	—	(251)
Transfer of allowance to loan loss allowance	—	—	(1,116)

	$192	$1,130	$2,851

        At December 31, 2004, the valuation allowance for loans held for sale was classified as a liability rather than a contra asset as the remaining allowance was allocated for off-balance sheet exposure associated with potential recourse obligations with specific investors to whom the Bank has sold loans.

Note F—Bank Premises and Equipment

        Bank premises and equipment are as follows at December 31:

	(000's)
	2004	2003
Cost
Land	$678	$678
Buildings	1,666	1,666
Furniture, fixtures and equipment	8,930	8,269

	11,274	10,613
Less accumulated depreciation
Buildings	(490)	(449)
Furniture, fixtures and equipment	(6,278)	(5,303)

	$4,506	$4,861

        Depreciation expense totaled $1.0 million, $1.1 million, and $1.1 million in 2004, 2003, and 2002, respectively.

Note G—Other Real Estate Owned

        A summary of activity is as follows for the year ended December 31:

	(000's)
	2004	2003
Balance at beginning of period	$1,374	$2,705
Acquired	56	1,056
Disposed	(611)	(2,387)

	819	1,374
Allowance for potential losses	(77)	(77)

	$742	$1,297

        Net realized losses from sales of other real estate owned totaled $14,000, $130,000 and $81,000 in 2004, 2003 and 2002, respectively.

Note H—Time Deposits

        Time certificates of deposit in denominations of $100,000 or more, included in time deposits, totaled $121.2 million and $101.1 million at December 31, 2004 and 2003, respectively.

        At December 31, 2004, the scheduled maturities of certificates of deposit were as follows:

Year ended December 31,	(000's)
2005	$217,072
2006	167,453
2007	28,920
2008	18,287
2009	5,727

$437,459

Note I—Retirement Plan

  401(k) Plan

        Effective February 21, 1992, the Bank elected to participate in the Virginia Bankers Association's Master Defined Contribution Plan and Trust (the Plan). The Plan, a 401(k) salary deferral arrangement, covers all eligible employees. Full-time employees who are at least 19 years of age are eligible after six months of employment. Each employee may contribute a portion of his or her compensation to the Plan. The Bank has elected to make a 50 percent employer match, up to a maximum of 6 percent of the employees' gross compensation. The Bank's contribution for 2004, 2003, and 2002, exclusive of amounts included in discontinued operations, was $100,000, $88,000, and $63,000, respectively.

  Supplemental Retirement Plan

        Effective January 1, 2001, the Bank adopted a nonqualified supplemental retirement plan (the Supplemental Plan) for certain executive officers of the Bank. In conjunction with the Supplemental Plan the Company purchased bank-owned life insurance policies on the executives to fund future benefits to be earned by the executives. The balance of the bank-owned life insurance at December 31, 2004, included as other assets in the balance sheet is $12.6 million. During 2004 and 2003, the executives were awarded benefits under the Supplemental Plan totaling $218,000 and $114,000, respectively. The liability for Supplemental Plan benefits is included in the balance sheet in other liabilities.

Note J—Income Taxes

        The provision for income taxes was as follows for the years ended December 31:

	(000's)
	2004	2003	2002
Current income taxes	$2,832	$5,118	$4,018
Deferred taxes (benefits)	471	(1,003)	(92)

	$3,303	$4,115	$3,926

        Temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities give rise to significant portions of the deferred tax asset (liability) as follows at December 31:

	(000's)
	2004	2003
Allowance for loan losses	$2,443	$2,510
Deferred loan fees and loan origination costs	(427)	5
Depreciation	(238)	(162)
Deferred rent accrual	90	76
Vacation accrual	49	36
Deferred compensation	292	216
Legal settlement	1,050	1,050
Other real estate owned	—	—
Unrealized (gain) loss on investments available for sale	302	(131)
Other	10	9

Net deferred tax asset	$3,571	$3,609

        No deferred tax valuation allowance was required at December 31, 2004 or 2003.

        The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pre-tax income, due to the following, for the year ended December 31:

	(000's except percentages)
	2004		2003		2002
	Pre-tax Income	Percentage of Dollar Amount	Pre-tax Income	Percentage of Dollar Amount	Pre-tax Income	Percentage of Dollar Amount
Computed expected tax expense	$4,196	35.0%	$4,645	35.0%	$4,162	34.0%
Increase (decrease) in
Income taxes resulting from:
Municipal interest income	(422)	(3.5)	(243)	(1.8)	(143)	(1.2)
Life insurance policies	(133)	(1.1)	(81)	(0.6)	(89)	(0.7)
Tax credit	(218)	(1.8)	—	—	—	—
Tax bracket benefit	(100)	(0.8)	(100)	(0.8)
Other	(20)	(0.2)	(106)	(0.8)	(4)	—

	$3,303	27.6%	$4,115	31.0%	$3,926	32.1%

Note K—Other Borrowed Funds

        On June 18, 2004, the Bank entered into a ten-year convertible advance agreement with the Federal Home Loan Bank of Atlanta ("FHLB Atlanta") in the amount of $3.0 million. Interest initially accrues at the rate of 3.92 percent per annum and is due every three months commencing on September 18, 2004. FHLB Atlanta has the option to convert the transaction into a three-month London Interbank Offered Rate-based ("LIBOR") floating rate advance as of June 20, 2005 but only if three-month LIBOR exceeds 7 percent. The Bank has the option to pay-off the advance before the conversion.

        On March 19, 2004, the Bank entered into a five-year convertible advance agreement with FHLB Atlanta in the amount of $5.0 million. Interest initially accrues at the rate of 2.42 percent per annum and is due every three months commencing on June 19, 2004. FHLB Atlanta has the option to convert the transaction into a three-month LIBOR-based floating rate advance as of March 20, 2006 but only if three-month LIBOR exceeds 6 percent. The Bank has the option to pay-off the advance before the conversion.

        On March 11, 2003, the Bank entered into a ten-year convertible advance agreement with the FHLB Atlanta in the amount of $10.0 million. Interest initially accrues at the rate of 2.91 percent per annum and is due every three months commencing on June 11, 2003. FHLB Atlanta has the option to convert the transaction into a three-month LIBOR-based floating rate advance as of March 11, 2008. The Bank has the option to pay-off the advance before the conversion.

        On September 20, 2002, the Bank entered into a ten-year convertible advance agreement with FHLB Atlanta in the amount of $5.0 million. Interest initially accrues at the rate of 3.24 percent per annum and is due every three months commencing on March 20, 2003. FHLB Atlanta has the option to convert the transaction into a three-month LIBOR-based floating rate advance as of September 20, 2007. The Bank has the option to pay-off the advance before the conversion.

        On June 5, 2001, the Bank entered into a five-year convertible advance agreement with FHLB Atlanta in the amount of $5.0 million. Interest initially accrues at the rate of 4.65 percent per annum and is due every three months commencing on September 5, 2001. FHLB Atlanta has the option to convert the transaction into a three-month LIBOR-based floating rate advance as of June 5, 2003. The Bank has the option to pay-off the advance before the conversion.

        The Bank also has a credit availability agreement with the FHLB Atlanta based on a percentage of total assets. This credit availability agreement provides the Bank with access to a myriad of advance products offered by FHLB Atlanta. The rate of interest charged is based on market conditions. All borrowings from FHLB Atlanta are secured by the Bank's residential loan portfolio, certain commercial loans, and certain investment securities.

        The Bank also has the ability to borrow from the Federal Reserve Bank, although this facility was not drawn upon as of December 31, 2004. Borrowings, if any, will be secured by certain consumer loans.

        Borrowings pursuant to customer sweep agreements are included with other borrowed funds. The rate of interest incurred under these borrowings fluctuates in response to market conditions. Borrowings are secured by various securities that remain on the Bank's statement of financial condition. The Bank has two unsecured federal funds lines of credit with correspondent banks totaling $15.0 million. The Bank has secured facilities with two correspondent banks. The available credit is based on collateral provided by the Bank when the borrowing is initiated.

        The Bank sells participations in loans that it funds. Due to certain interests and contractual obligations of the Bank regarding these sold loan participations, they are recorded as secured borrowings and included as other borrowed funds in the statement of financial condition. Terms and rates of interest on loan participations sold are reflective of the terms and rates on the underlying collateral.

        The following table summarizes the average balances, weighted average interest rates and the maximum month-end outstanding amounts of securities sold under agreements to repurchase and short-term FHLB borrowings for each of the years:

	(000's except percentages)
	2004	2003	2002
Average balance:	$62,845	$40,148	$20,380
Weighted average interest rate (for the year):	1.38%	2.96%	4.68%
Year-end balance:
Short-term Borrowings	$42,750	$51,960	$23,540
Weighted average interest rate (at year end):	2.06%	1.25%	1.71%
Maximum month-end outstanding amount:	$105,762	$63,384	$27,556

        The following summarizes long-term Federal Home Loan Bank advances:

	(000's)
	2004	2003	2002
Due within 1 year	$15,000	$7,000	$15,000
Due after 1 year through 5 years	65,714	33,000	11,000
Due after 5 years through 10 years	19,920	19,217	10,800
Due after 10 years	2,080	2,240	2,400

	$102,714	$61,457	$39,200

        These advances had weighted average interest rates of 2.84%, 2.99%, and 4.57% at December 31, 2004, 2003 and 2002, respectively. The amount of advances with un-expired call options is $23 million, $15 million and $25 million at December 31, 2004, 2003 and 2002, respectively.

        At December 31, 2004, $10.0 million in floating-rate subordinated debt was outstanding. The debt is due in 2014. Interest resets based quarterly based on three-month LIBOR plus 275 basis points.

Note L—Operating Leases

        The Bank leases branch facilities under thirteen operating leases, which expire from 2005 to 2018. The operating leases contain various escalation clauses.

        The following is a schedule by years of minimum rental payments under non-cancelable property operating leases, net of sublease income:

Year ending December 31,	(000's)
2005	$832
2006	791
2007	800
2008	799
2009	761
2010 and thereafter	2,395

$6,378

        Rent expense for branch facilities for 2004, 2003 and 2002 totaled approximately $888,000, $886,000 and $841,000, respectively.

Note M—Related Party Transactions

        In the ordinary course of business, the Bank has granted loans to and accepted deposits from directors, executive officers, employees and their associates. Such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. Directors, executive officers and employees were indebted to the Bank for loans totaling approximately $11.1 million and $11.2 million at December 31, 2004 and 2003, respectively. Directors and officers held deposits with the Bank of approximately $13.3 million and $6.6 million at December 31, 2004 and 2003, respectively.

Note N—Commitments, Concentrations and Contingencies

Off-Balance-Sheet Financial Instruments

        The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheets. In the opinion of management, no material losses are expected to result from any such commitments, legal proceedings or contingencies.

        The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments.

        The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the counter-party. Collateral held varies, but may include cash, securities, accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties and residential properties.

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

        Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

        At December 31, 2004 and 2003, the Bank was contingently liable for undrawn loan commitments of approximately $89.8 million and $85.4 million, respectively, and outstanding letters of credit totaling approximately $5.5 million and $6.2 million in 2004 and 2003, respectively. Approved, undisbursed loans totaled $72.5 million and $85.8 million at December 31, 2004 and 2003, respectively.

Concentrations

        A majority of the Bank's loans, commitments and commercial and standby letters of credit have been granted to customers in the Northern Virginia area. The concentrations of credit by type of loan are set forth in Note D. The distribution of commitments to extend credit approximates the distribution of loans outstanding. Commercial and standby letters of credit were granted primarily to commercial borrowers. The Bank does not extend credit to any single borrower or group of related borrowers in excess of the legal lending limit.

Legal Proceedings

        The Bank has been named as a defendant, with others, in a series of putative class action claims arising out of second mortgage loans made by the Bank prior to the Bank's exit from the wholesale mortgage business. The named plaintiffs in those cases, collectively known as the Davis, Avilla, Bumpers/Elliot, Terry, Caton, Sabo, Miller and Picard cases and the defendants, including the Bank, entered into a settlement agreement, which was approved by the Court in December 2003. The settlement agreement does not constitute an admission of liability, but rather, expressly denies any liability for the plaintiffs alleged claims. The Bank has also entered into a separate agreement with a co-defendant in which the Bank agreed to pay the co-defendant a lump sum in exchange for a release of any contributions and/or indemnification claim by the co-defendant against the Bank relating to the settlement amounts. The Bank has also agreed to pay the co-defendant one-half of any recovery it receives from its insurance carrier. The settlement agreement further provides that borrowers can avoid the release of their claims contemplated under the settlement agreement by opting out of the settlement class, in which case those borrowers could still pursue claims against the defendants, including the Bank. Under the separate agreement with the co-defendant, if more than one half of one percent of the borrowers elect to opt out of the settlement, the co-defendant has the option of voiding the settlement agreement, in which case the parties would also return to the status quo in the referenced litigation. Several appeals have been filed. The Bank will continue to vigorously litigate the appeals and it is expected that the appellate process will result in final resolution in mid 2005. In addition, several borrowers have opted out of the settlement. During 2003, the Bank established a $3.0 million reserve related to this settlement. The reserve is included as a component of the loss from discontinued operations reflected on the statement of income for the year ended December 31, 2003. While the Bank believes this reserve is adequate, there can be no assurance that subsequent events would not result in additional liability. In 2004, the Bank received partial reimbursement of legal fees incurred totaling $401,000 from its insurance carrier.

        In addition to the above, the Bank has been named as a defendant in several other cases involving its former wholesale mortgage operation, including a pending putative class action case in Alabama involving borrowers who opted out of the aforementioned settlement and/or borrowers whose loans were not sold to the investor named as a defendant above. The Bank is vigorously litigating these cases and has not deemed it necessary to establish any litigation reserves. The Bank is also involved in other various legal proceedings incidental to its business, none of which are believed by management, after consultation with legal counsel, to be material to the business or financial condition of the Bank.

Note O—Earnings Per Share

        The following shows the weighted average number of shares used in computing earnings per share and the effect on weighted average number of shares of diluted potential common stock. Potential dilutive common stock has no effect on income available to common shareholders.

	2004		2003		2002
	Shares	Per Share Amount	Shares	Per Share Amount	Shares	Per Share Amount
	(Dollars in Thousands, Except Per Share Figures)
Basic EPS Before Discontinued Operations	10,158	$0.86	10,087	$0.91	9,774	$0.85
Effect of dilutive Securities — Stock Options	186	(0.02)	196	(0.02)	251	(0.02)

Diluted EPS Before Discontinued Operations	10,344	$0.84	10,283	$0.89	10,025	$0.83

	2004		2003		2002
	Shares	Per Share Amount	Shares	Per Share Amount	Shares	Per Share Amount
	(Dollars in Thousands, Except Per Share Figures)
Basic EPS From Discontinued Operations	10,158	$0.04	10,087	$(0.13)	9,774	$(0.08)
Effect of dilutive Securities — Stock Options	186	—	196	(0.01)	251	—

Diluted EPS From Discontinued Operations	10,344	$0.04	10,283	$(0.12)	10,025	$(0.08)

	2004		2003		2002
	Shares	Per Share Amount	Shares	Per Share Amount	Shares	Per Share Amount
	(Dollars in Thousands, Except Per Share Figures)
Basic EPS	10,158	$0.90	10,087	$0.78	9,774	$0.77
Effect of dilutive Securities — Stock Options	186	(0.02)	196	(0.01)	251	(0.02)

Diluted EPS	10,344	$0.88	10,283	$0.77	10,025	$0.75

Note P—Selected Quarterly Financial Data (Unaudited)

        The following is a summary of selected quarterly financial data for the years ended December 31, 2004 and 2003.

	2004 Three Months Ended (Unaudited)
	March 31	June 30	September 30	December 31
	(Dollars in Thousands, Except Per Share Figures)
Interest income	$10,715	$11,061	$12,068	$12,104
Interest expense	3,329	3,565	3,956	4,244

Net interest income	7,386	7,496	8,112	7,860
Provision for possible loan losses	480	1,850	1,120	1,150

Net interest income after provision for possible loan losses	6,906	5,646	6,992	6,710
Other income	585	433	445	457
Operating expenses	4,004	3,729	4,101	4,352

Income before income taxes and discontinued operations	3,487	2,350	3,336	2,815
Income taxes	1,050	655	914	684

Income before discontinued operations	2,437	1,695	2,422	2,131
Income (loss) from discontinued operations	—	—	146	288

Net income	$2,437	$1,695	$2,568	$2,419

Basic EPS before discontinued operations	$0.24	$0.17	$0.24	$0.21
Basic EPS	$0.24	$0.17	$0.25	$0.24
Diluted EPS before discontinued operations	$0.24	$0.16	$0.23	$0.21
Diluted EPS	$0.24	$0.16	$0.25	$0.23

	2003 Three Months Ended (Unaudited)
	March 31	June 30	September 30	December 31
	(Dollars in Thousands, Except Per Share Figures)
Interest income	$9,917	$9,982	$9,972	$10,763
Interest expense	3,356	3,310	3,058	3,187

Net interest income	6,561	6,672	6,914	7,576
Provision for possible loan losses	400	550	600	750

Net interest income after provision for possible loan losses	6,161	6,122	6,314	6,826
Other income	728	535	513	462
Operating expenses	3,438	3,368	3,475	4,110

Income before income taxes and discontinued operations	3,451	3,289	3,352	3,178
Income taxes	1,109	1,049	1,052	905

Income before discontinued operations	2,342	2,240	2,300	2,273
Income (loss) from discontinued operations	277	(1,359)	(65)	(130)

Net income	$2,619	$881	$2,235	$2,143

Basic EPS before discontinued operations	$0.23	$0.22	$0.23	$0.23
Basic EPS	$0.26	$0.09	$0.22	$0.21
Diluted EPS before discontinued operations	$0.23	$0.22	$0.22	$0.22
Diluted EPS	$0.25	$0.09	$0.22	$0.21

Note Q—Stock Based Compensation

        The Bank adopted stock option plans for its employees and directors and a total of 900,000 shares were reserved for future issuance by the Bank pursuant to the exercise of stock options granted under the plans, of which 874,500 shares have been issued as of December 31, 2004. The Bank adopted another stock compensation plan for its employees and directors and a total of 450,000 shares were reserved for future issuance by the Bank pursuant to the exercise of stock options under the plan, of which 426,000 have been issued as of December 31, 2004. Both incentive stock options and non-qualified stock options may be granted under these plans. All shares and the related exercise prices for grants prior to the 3-for-1 stock split have been adjusted. All options are exercisable upon date of grant. All options are issued at the fair market value of the stock at the date of issuance. The options expire 10 to 20 years from the grant date.

        The following table summarizes certain information regarding options under these plans:

	Number of Options (000's)	Weighted-Average Exercise Price
Balance outstanding at January 1, 2002	554	$3.88
Granted	29	11.95
Exercised	(19)	6.02

Balance outstanding at December 31, 2002	564	$4.22
Granted	—	—
Exercised	(167)	1.42

Balance outstanding at December 31, 2003	397	$5.39
Granted	—	—
Exercised	(43)	5.17

Balance outstanding at December 31, 2004	354	$5.42

Options exercisable at December 31, 2004	354	$5.42

        The Bank continues to account for stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, under which no compensation cost for stock options is recognized for stock option awards granted at or above fair market value. Had compensation expense for the Bank's two stock option plans been determined based upon fair values at the grant dates for awards under those plans, in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Bank's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

	(000's)
	2004	2003	2002
Net income	$9,119	$7,878	$7,519
Compensation expense, net of tax	—	—	145

Pro forma net income	$9,119	$7,878	$7,374

Pro forma earnings per share, basic	$0.90	$0.78	$0.75

Pro forma earnings per share, diluted	$0.88	$0.77	$0.74

        The weighted-average fair value of options granted during 2002, estimated on the date of grant using the binomial method was $7.61. No options were granted during 2004 and 2003.

        The fair value of each option is based on the following assumptions:

Years ended December 31,	2002
Dividend yield	1.69%
Expected Life	9 years
Expected volatility	63.13%
Risk-free interest rate	5.50%

        The following table summarizes certain information regarding the Bank's stock options based on range of exercise price:

Range of Exercise Price			Number of Options Outstanding at December 31, 2004	Weighted-Average Contractual Period In Years	Weighted-Average Exercise Price
$1.26	–	3.87	12,000	3.07	3.87
3.88	–	4.33	229,500	12.35	4.33
4.34	–	5.71	37,500	4.03	5.71
5.71	–	7.25	31,500	5.05	7.25
7.26	–	8.06	21,000	6.05	8.06
8.07	–	11.95	22,000	7.04	11.95

			353,500	9.80	$5.42

Note R—Regulatory Matters

Required Depository Reserves

        The Bank is required by regulatory authorities to maintain a specified portion of its assets in the form of reserves. Such reserves consist of vault cash and balances maintained at the Federal Reserve Bank. The required reserve balance was $1.0 million and $1.5 million at December 31, 2004 and 2003, respectively. The Bank increased the clearing balance during 2003 to provide increased flexibility in managing the reserve position.

Regulatory Capital Requirements

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2004, that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 2004, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk based, Tier I risk-based, and Tier I average asset ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

	Actual		For Capital Adequacy Purposes		To Be Well Capitalized Under Prompt Corrective Action Provision
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in Thousands)
As of December 31, 2004
Total Capital
(to Risk-Weighted Assets)	$77,493	10.87%	$57,053	8.00%	$71,617	10.00%
Tier I Capital
(to Risk-Weighted Assets)	60,512	8.48	28,527	4.00	42,790	6.00
Tier I Capital
(to Average Assets)	60,512	6.81	35,518	4.00	53,276	5.00

As of December 31, 2003
Total Capital
(to Risk-Weighted Assets)	$62,405	10.46%	$47,748	8.00%	$59,686	10.00%
Tier I Capital
(to Risk-Weighted Assets)	55,008	9.22	23,874	4.00	35,811	6.00
Tier I Capital
(to Average Assets)	55,008	7.32	30,075	4.00	45,112	5.00

        In March 2004, the Bank issued $10.0 million in variable-rate subordinated debt. The subordinated debt is treated as Tier II capital for regulatory capital computations.

Note S—Fair Value of Financial Instruments

        The fair value of financial instruments is as follows:

	December 31, 2004		December 31, 2003
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(Dollars in thousands)
Cash and short-term investments	$11,402	$11,402	$16,534	$16,534
Investment securities available for sale	150,754	149,891	152,662	153,038
Investment securities held to maturity	30,861	31,378	24,203	24,969
FHLB stock	7,645	7,645	5,023	5,023
Loans receivable	646,631	655,521	552,497	574,860
Deposit liabilities	649,413	650,313	594,750	598,832
Securities sold under agreement to
repurchase and other borrowed funds	162,385	160,904	119,663	120,082
Accrued interest receivable	3,223	3,223	2,799	2,799
Accrued interest payable	1,499	1,499	1,228	1,228
Off-balance-sheet items:
Undrawn loan commitments and Letters of credit	—	167,221	—	177,410

Note T—Segment Information/Discontinued Operations

        During 2002, the Board of Directors concluded that it was prudent to exit the residential mortgage origination business by December 2002, as this business line was not meeting the Bank's standards for profitability primarily due to credit quality concerns and ongoing litigation. In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the accompanying financial statements show this segment as a discontinued operation. Beginning January 1, 2003 management had determined that the Bank has one operating segment and accordingly one reporting segment, "Community Banking" but did incur additional income/expense associated with the winding down of operations during 2003 and 2004. In 2004, the Bank recognized income from discontinued operations totaling $434,000. The largest components of expense incurred during 2003 associated with the winding down of operations were a $3.0 million litigation accrual and a $1.7 million reduction in the provision for loan losses as a result the Bank's quarterly assessment of its allowance for potential off-balance sheet recourse obligations. At December 31, 2004, the Bank still maintains an allowance for off-balance sheet recourse obligations totaling $192,000.

Exhibit 3(i)

COMMUNITY BANK OF NORTHERN VIRGINIA

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

1.
Name. The name of the corporation is Community Bank of Northern Virginia.

2.
Amendment Adopted. The amendment to the Articles of Incorporation adopted amends Article III to read as follows:"

ARTICLE III.

            The number of shares which the Corporation shall have authority to issue shall be 500,000 shares of preferred stock, par value $1.00 per share, and 25,000,000 shares of common stock, par value $0.33 1/3 per share."

3.
Date of Adoption. The amendment was adopted on April 26, 2000.

4.
Shareholder Approval. The amendment was proposed by the board of directors and submitted to the shareholders in accordance with Chapter 9 of the Virginia Stock Corporation Act. The only voting group entitled to vote on the amendment was the holders of common stock, of which there were 2,652,934 shares outstanding as of the record date for the meeting of shareholders which considered the amendment, each of which share is entitled to one vote.

  The number of votes cast for the amendment was 2,320,853 and the number of votes cast against the amendment was 4,353. The number of votes cast for the amendment was sufficient for approval by the holders by common stock.

5.
Effective Time. These Articles of Amendment shall become effective at 5:00 p.m. on April 30, 2000.

Dated: April 26, 2000

COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ DAVID P. SUMMERS David P. Summers President and Chief Executive Officer

COMMUNITY BANK OF NORTHERN VIRGINIA

ARTICLES OF AMENDMENT

        1.     The name of the Corporation is Community Bank of Northern Virginia.

        2.     The Amendment adopted is as follows:

    The first paragraph of Article III of the Articles of Incorporation is amended by adding the following as an additional and last sentence thereto:

    "The preemptive right of shareholders to acquire proportional amounts of the Corporation's unissued shares is denied."

        3.     The amendment was proposed by the Corporation's Board of Directors, which found adoption to be in the Corporation's best interest, and submitted to the shareholders by the Board of Directors of the Corporation in accordance with Chapter 9 of title 13.1 of the Code of Virginia.

        4.     The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment were:

Designation	No. of Outstanding Shares	No. of Votes
Common Stock	2,108,763	1,653,069

        The total number of votes cast for and against the Amendment by each voting group entitled to vote separately on the Amendment were:

Voting Group	Total No. of Votes Cast FOR	Total No. of Votes Cast AGAINST
Common Stock	1,566,471	73,758
Total No. of Votes Cast Abstain
12,840
5.
The Amendment shall become effective immediately upon issuance by the State Corporation Commission of the Certificate of Amendment.

Dated: May 23, 1994

COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ DAVID P. SUMMERS Name: David P. Summers Title: President and Chief Executive Officer

COMMUNITY BANK OF NORTHERN VIRGINIA

ARTICLES OF AMENDMENT

        1.     The name of the Corporation is Community Bank of Northern Virginia.

        2.     The amendment adopted is as follows:

    The first paragraph of Article III of the Corporation's Articles of Incorporation is deleted in its entirety and the following is substituted in its place:

"ARTICLE III.

            The number of shares which the Corporation shall have authority to issue shall be 500,000 shares of preferred stock, par value $1.00 per share, and 5,000,000 shares of common stock, par value $1.00 per share."

        3.     The Amendment was proposed by the Board of Directors and submitted to the shareholders by the Board of Directors of the Corporation in accordance with Chapter 9 of title 13.1 of the Code of Virginia.

        The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the Amendment were:

Designation	No. of Outstanding Shares	No. of Votes
Common Stock	496,618	383,486

        The total number of votes cast for and against the Amendment by each voting group entitled to vote separately on the Amendment were:

Voting Group	Total No. of Votes Cast FOR	Total No. of Votes Cast AGAINST
Common Stock	381,000	2,486

Dated: May 18, 1993

COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ DAVID P. SUMMERS Name: David P. Summers Title: President and Chief Executive Officer

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION OF

NORTHERN VIRGINIA BANKING COMPANY

        1.     The name of the Corporation is Northern Virginia Banking Company.

        2.     Article I of the Corporation's Restated Articles of Incorporation is deleted in its entirety, and a new Article I is inserted in its place, and reads as follows:

    The name of the corporation is Community Bank of Northern Virginia.

        3.     The amendment was adopted on March 3, 1992.

        4.     The amendment was adopted by the unanimous consent of the shareholders of the Corporation.

Date: March 3, 1992

NORTHERN VIRGINIA BANKING COMPANY
By:	/s/ DAVID P. SUMMERS David P. Summers President

ARTICLES OF AMENDMENT
TO
THE RESTATED ARTICLES OF INCORPORATION
OF
NORTHERN VIRGINIA BANKING COMPANY

        1.     The name of the corporation is NORTHERN VIRGINIA BANKING COMPANY.

        2.     On February 21, 1992, pursuant to § 13.1-706(4) of the Virginia Code, the Board of Directors of the Corporation duly adopted the following resolutions amending the Articles of Incorporation of the Corporation to increase the par value of the common stock of the Corporation:

            RESOLVED, that the first paragraph of Article III of the Restated Articles of Incorporation of the Corporation is struck and the following substituted therefore:

              The number of shares which the Corporation shall have authority to issue shall be 500,000 shares of preferred stock, par value $1.00 per share, and 1,000,000 shares of common stock, $3.00 per share.

            RESOLVED, that the appropriate officers of the Corporation are authorized and directed to prepare and to file with the State Corporation Commission of Virginia Articles of Amendment to give effect to the foregoing amendment.

            RESOLVED, that, from and after the effective date of such Articles of Amendment, certificates representing shares of common stock, par value $1.00, of the Corporation outstanding as of such effective date shall represent shares of common stock, par value $3.00.

        3.     Such amendment to the Restated Articles of Incorporation of the Corporation was adopted by the Board of Directors of the Corporation on February 21, 1991. Shareholder action was not required pursuant to § 13.1-706 of the Virginia Code.

Dated: February 21, 1992

NORTHERN VIRGINIA BANKING COMPANY
By:	/s/ JAMES M. THOMSON Name: James M. Thomson Title: Assistant Secretary

PLAN "B" CORPORATION
(n/k/a Northern Virginia Banking Company)

1.
The name of the Corporation is Plan "B" Corporation (n/k/a Northern Virginia Banking Company).

2.
On the effective date of these Articles of Restatement (the "Restatement"), the Articles of Incorporation are restated in the form attached as Exhibit A.

3.
The foregoing Restatement was recommended to the stockholders of the Corporation by the Corporation's Board of Directors and submitted to the Corporation's stockholders on January 21, 1992 in accordance with the Virginia Stock Corporation Act (the "Act").

4.
On January 21, 1992, the Restatement was approved by the unanimous vote of voting stockholders of the Corporation in accordance with Section 13.1-657 of the Act.

5.
These Articles of Restatement shall be effective upon the issuance of a Certificate of Restatement by the State Corporation Commission of Virginia.

Dated: January 21, 1992

PLAN B CORPORATION (n/k/a Northern Virginia Banking Company)
By:	/s/ DAVID P. SUMMERS David P. Summers, President

RESTATED

ARTICLES OF AMENDMENT

OF

NORTHERN VIRGINIA BANKING COMPANY

I.

        The name of the Corporation is Northern Virginia Banking Company.

II.

        The purpose for which the Corporation is formed is to engage in the business of a bank and trust company.

III.

        The number of shares which the Corporation shall have authority to issue shall be 500,000 shares of preferred stock, par value $1.00 per share, and 1,000,000 shares of common stock, par value $1.00 per share.

        The Corporation may create or issue rights, options or warrants for the purchase or shares of the Corporation upon such terms and conditions and for such consideration, if any, and such purposes as may be approved by the Board of Directors. Such rights, options or warrants may be issued to Directors, officers or employees as such of the Corporation or any subsidiary thereof, and not to the shareholders generally, without the requirement for shareholder approval.

        Preferred Stock.    Authority is expressly vested in the Board of Directors to divide the preferred stock into series and, within the following limitations, to fix and determine the relative rights and preferences of the shares of any series so established and to provide for the issuance thereof. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. All shares of preferred stock shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

          (a)   The rate of dividend, the time of payment and the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

          (b)   Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

          (c)   The price at and the terms and conditions on which shares may be redeemed;

          (d)   The amount payable upon shares in event of involuntary liquidation;

          (e)   The amount payable upon shares in event of voluntary liquidation;

          (f)    Sinking fund provisions for the redemption or purchase of shares; and

          (g)   The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

        Prior to the issuance of any shares of a series of preferred stock the Board of Directors shall establish such series by adopting a resolution setting forth the designation and number of shares of the series and the relative rights and preferences thereof to the extent that variations are permitted by the provisions hereof.

        All series of preferred stock shall rank on a parity as to dividends and assets with all other series according to the respective dividend rates and amounts distributable upon any voluntary or involuntary liquidation of the Corporation fixed for each such series and without preference or priority of any series over any other series; but all shares of the preferred stock shall be preferred over the common stock as to both dividends and amounts distributable upon any voluntary or involuntary liquidation of the Corporation. All shares of any one series shall be identical.

        Common Stock.    The holders of common stock shall, to the exclusion of the holders of any other class of stock of the Company, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only (i) as otherwise provided in the certificate of amendment for a particular series of preferred stock, and (ii) as otherwise expressly provided by the then existing statutes of the State of Virginia. The holders of common stock shall have one vote for each share of common stock held by them.

        Subject to the provisions of the certificate of amendment for series of preferred stock, the holders of common stock shall be entitled to receive dividends if, when and as declared by the Board of Directors out of funds legally available therefor and to the net assets remaining after payment of all liabilities upon voluntary and involuntary liquidation of the Company.

IV.

        The initial registered office of the Corporation shall be located at 3110 Fairview Park Drive, Suite 1400, Falls Church, Virginia 22042, and the initial registered agent shall be Richard F. Williamson, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

V.

        Board of Directors.    The number of Directors constituting the Board of Directors shall be designated in the corporation's by-laws. Commencing with the 1993 annual meeting of shareholders, the Board of Directors shall be divided into three classes, Class I, Class II and Class III as nearly equal in number as possible. At the 1993 annual meeting of shareholders, Directors of the first class (Class I) shall be elected to hold office for a term expiring at the 1994 annual meeting of shareholders; Directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1995 annual meeting of shareholders, and Directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1996 annual meeting of shareholders. At each annual meeting of shareholders after 1996, the successors to the class of Directors whose terms then shall expire shall be identified as being of the same class as the Directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

        Any Director may be removed from office with cause only at a meeting called expressly for that purpose by the vote of shareholders holding not less than 75% of the shares entitled to vote at an election of Directors.

VI.

        (1)   To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

        (2)   To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or

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other enterprise. The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to contract in advance to indemnify any Director or officer.

        (3)   The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

        (4)   The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

        (5)   In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 1 of this Article shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

        (6)   The provisions of this Article shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

        (7)   Reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and administrators.

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Exhibit 4(i)

COMMUNITY BANK OF NORTHERN VIRGINIA,
as Issuer

to

WILMINGTON TRUST COMPANY,
as Trustee, Paying Agent, Calculation Agent and Securities Registrar

INDENTURE

Dated as of March 25, 2004

FLOATING RATE SUBORDINATED DEBT SECURITIES DUE 2014

i

ii

iii

        THIS INDENTURE dated as of March 25, 2004, between Community Bank of Northern Virginia (the "Issuer"), having its principal office at 107 Free Court, Sterling, Virginia, 20164 and Wilmington Trust Company, a Delaware banking corporation, as Trustee, Paying Agent, Calculation Agent and Securities Registrar hereunder (the "Trustee"), having its Corporate Trust Office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

RECITALS OF THE ISSUER

        WHEREAS, for its lawful purposes, the Issuer has duly authorized the issuance of its Floating Rate Subordinated Debt Securities Due 2014 (the "Debt Securities") under this Indenture and, to provide for, among other things, the execution, authentication, delivery and administration thereof, the Issuer has duly authorized the execution of this Indenture; and

        WHEREAS, all acts and things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done and performed.

        NOW, THEREFORE, in consideration of the premises and the purchase of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debt Securities as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

        Section 1.01.    Definitions.    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (a)   the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

        (b)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

        (c)   the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

        (d)   unless the context otherwise requires, any reference to an "Article" or a "Section" is to an Article or Section of this Indenture.

        Certain terms, used principally in Article III and Article VI, are defined in those respective Articles.

        "Act" when used with respect to any Holder has the meaning specified in Section 8.01.

        "Additional Amounts" shall have the meaning set forth in Section 3.08.

        "Additional Provisions" has the meaning set forth in Section 15.01.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Authenticating Agent" has the meaning specified in Section 6.14.

        "Board of Directors" means either the board of directors of the Issuer, or the executive or any other committee of that board duly authorized to act in respect hereof.

        "Board Resolution" means a copy of a resolution certified by a Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions or trust companies in Wilmington, Delaware, The City of New York or Richmond, Virginia are permitted or required by law or executive order to close.

        "Calculation Agent" means the Person identified as "Trustee" in the first paragraph hereof.

        "Code" means the Internal Revenue Code of 1986 as in effect on the date hereof.

        "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

        The term "corporation" includes corporations, associations, companies and business trusts.

        "Debt Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

        "Default" has the meaning specified in Section 5.03.

        "Defaulted Interest" has the meaning specified in Section 3.07.

        Dollar" or "$" means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

        "Event of Default" has the meaning specified in Section 5.01.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "Holder" of a Debt Security means the Person in whose name the Debt Security is registered in the Security Register.

        "Indenture" means this instrument as originally executed, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Interest Payment Date" means January 7, April 7, July 7, and October 7 of each year, commencing on July 7, 2004, subject to Section 1.11.

        "Interest Period" has the meaning set forth in Section 3.07.

        "Interest Rate" means, with respect to any Interest Period, a per annum rate of interest equal to LIBOR, as determined on the LIBOR Determination Date for such Interest Period (or, in the case of the first Interest Period, will be 1.11%), plus 2.75%, provided, however, that the Interest Rate for any Interest Period may not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general application.

        "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor corporation.

        "Issuer Authorized Officer" means any executive officer of the Issuer who is authorized to sign an Issuer Request or Issuer Order on behalf of the Issuer.

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        "Issuer Request" and "Issuer Order" mean, respectively, a written request or order signed in the name of the Issuer by two Issuer Authorized Officers and delivered to the Trustee.

        "LIBOR" means the London Interbank Offered Rate for three-month U.S. Dollar deposits in Europe as determined by the Calculation Agent according to Section 3.10(b).

        "LIIBOR Banking Day" has the meaning set forth in Section 3.10(b)(1).

        "LIBOR Business Day" has the meaning set forth in Section 3.10(b)(1).

        "LIBOR Determination Date" has the meaning set forth in Section 3.10(b).

        "Maturity Date" means April 7, 2014.

        "Maturity Price" of any Debt Security means the principal amount thereof and accrued and unpaid interest, if any, to the Maturity Date.

        "Officers' Certificate" means a certificate signed by two Issuer Authorized Officers and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Issuer and who shall be reasonably satisfactory to the Trustee, that is delivered to the Trustee.

        "Outstanding" when used with respect to Debt Securities means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

          (i)    Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii)   Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Debt Securities; provided, however, that if such Debt Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii)  Debt Securities that have been paid pursuant to Section 3.05 or in exchange for, or in lieu of, other Debt Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Debt Securities Outstanding have performed any Act hereunder, Debt Securities owned by the Issuer or any other obligor upon the Debt Securities or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Debt Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Debt Securities and that the pledgee is not the Issuer or any other obligor upon the Debt Securities or any Affiliate of the Issuer or of such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

        "Paying Agent" means the Trustee or any Person authorized by the Issuer to pay the principal of or interest on any Debt Securities on behalf of the Issuer.

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        "Person" means a legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, limited liability company, trust, unincorporated association or government or any agency or political subdivision thereof or any other entity of whatever nature.

        "Place of Payment" means the place or places where the principal of and interest on the Debt Securities are payable.

        "Predecessor Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security, and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.05 in lieu of a lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Debt Security.

        "Regular Record Date" for the interest payable on the Debt Securities on any Interest Payment Date means the fifteenth day prior to an Interest Payment Date, whether or not such date is a Business Day.

        "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office with direct responsibility for the administration of the Indenture, including any vice president, assistant vice president, assistant secretary, other trust officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

        "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.04(a).

        "Senior Indebtedness" means the principal of and any premium on the following, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred: (a) any obligation of, or any obligation guaranteed by, the Issuer for the repayment of borrowed money (including general unsecured creditors), whether or not evidenced by bonds, debentures, notes or other written instruments, and similar obligations arising from off-balance sheet guarantees and direct credit substitutes including its obligations to the Federal Reserve Bank or the FDIC, if any, and any rights acquired by the FDIC as a result of loans made by the FDIC to the Issuer or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 USC 1823(c), (d) or (e), if applicable, (b) deposits, (c) obligations under bankers' acceptances and letters of credit, (d) obligations associated with derivative products such as interest rate and foreign exchange rate contracts, commodity and currency contracts and similar arrangements, (e) any deferred obligations of, or any such obligation guarantees by, the Issuer for the payment of the purchase price of property or assets, (f) obligations of the Issuer as lessee under any lease of real or personal property required to be capitalized under generally accepted accounting principles at the time and (g) any amendments, deferrals, renewals, extensions or refundings of any such indebtedness or obligations referred to in clauses (a) or (c) to (f) above; provided, that Senior Indebtedness will not include (i) obligations, renewals, extensions or refundings referred to in clauses (a) or (c) to (g) that specifically by their terms rank junior to, or equally with, the Debt Securities in right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph of Section 15.01 and (ii) the Debt Securities.

        "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

        "Subsidiary" means a corporation, limited liability company, partnership or other entity, at least a majority of the outstanding voting stock, membership interests or partnership interests, as the case may

4

be, of which is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, whether at all times or only for so long as no senior class of stock has such voting power by reason of any contingency.

        "Tax Event" means the receipt by the Issuer of an Opinion of Counsel experienced in such matters to the effect that, as a result of any change (including any announced prospective change) in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the original issuance of the Debt Securities, there is more than an insubstantial risk that the Issuer has or will become obligated to pay Additional Amounts on the Debt Securities as provided in Section 3.08.

        "Tax Redemption Date" has the meaning set forth in Section 13.01.

        "Tax Redemption Price" has the meaning set forth in Section 13.01.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

        "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions.

        "United States Alien" has the meaning set forth in Section 3.08.

        Section 1.02.    Compliance Certificates and Opinions.    Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

        (a)   a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

        (b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c)   a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d)   a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        Section 1.03.    Form of Documents Delivered to Trustee.    In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so

5

certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or a certificate or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or representations or Opinion of Counsel with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or representation or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        Section 1.04.    Notices, etc. to Trustee and Issuer.    Any Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

        (a)   the Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; or

        (b)   the Issuer by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Issuer addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Issuer.

        Any such Act or other document shall be in the English language.

        Section 1.05.    Notice to Holders; Waiver.    Where this Indenture provides for notice to Holders of any event by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, or transmitted via facsimile to such Holders as their names and addresses appear in the Security Register, within the time prescribed. In any case where notice is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

        In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, then such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

        Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

        Section 1.06.    Effect of Headings and Table of Contents.    The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

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        Section 1.07.    Successors and Assigns.    All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

        Section 1.08.    Separability Clause.    In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 1.09.    Benefits of Indenture.    Nothing in this Indenture or in the Debt Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their respective successors hereunder, the Holders and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 1.10.    Governing Law.    This Indenture and the Debt Securities shall each be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles of said State other than Section 5-1401 of the New York General Obligations Law.

        Section 1.11.    Business Day Convention.    Notwithstanding anything to the contrary contained herein, if any Interest Payment Date, other than the Maturity Date or the Tax Redemption Date, as applicable, falls on a day that is not a Business Day, then any interest payable will be paid on, and such Interest Payment Date will be moved to, the next succeeding Business Day, and additional interest will accrue for each day that such payment is delayed as a result thereof. If the Maturity Date or the Tax Redemption Date, as applicable, falls on a day that is not a Business Day, then the principal, premium, if any, and/or interest payable on such date will be paid on the next succeeding Business Day, and no additional interest will accrue in respect of such payment made on such next succeeding Business Day.

ARTICLE II

DEBT SECURITY FORMS

        Section 2.01.    Forms Generally.    The Debt Securities shall be substantially in the form of Exhibit A hereto. The Debt Securities shall be issued in registered, certificated form without coupons, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Issuer may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Debt Securities may be listed or of any automated quotation system on which the Debt Securities may be quoted, or to conform to usage, all as determined by the officers executing the Debt Securities as conclusively evidenced by their execution of such Debt Securities.

        The definitive Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as conclusively evidenced by their execution of such Debt Securities.

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        Section 2.02.    Form of Trustee's Certificate of Authentication.    The form of the Trustee's certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Debt Securities referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Authorized Signatory

ARTICLE III

THE DEBT SECURITIES

        Section 3.01.    Authentication, Delivery and Dating.    (a) Upon the execution and delivery of this Indenture, the Issuer will execute and deliver Debt Securities in an aggregate principal amount not in excess of $10,000,000 to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of the Debt Securities, and the Trustee in accordance with the Issuer Order shall authenticate and deliver the Debt Securities. The Trustee shall be entitled to receive, prior to the authentication and delivery of the Debt Securities, an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of the Debt Securities have been complied with and as to the absence of any event that is, or after notice or lapse of time or both would become, a Default.

        (b)   The Trustee shall not be required to authenticate any Debt Securities if the issuance of such Debt Securities pursuant to this Indenture will adversely affect the Trustee's own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

        (c)   Each Debt Security shall be dated the date of its authentication.

        (d)   No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent by manual signature of one of its authorized officers, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

        Section 3.02.    Denominations.    The Debt Securities shall be issuable only in registered form in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and shall be payable only in Dollars.

        Section 3.03.    Execution.    The Debt Securities shall be executed on behalf of the Issuer by an Issuer Authorized Officer. The signature of any Issuer Authorized Officer may be manual or facsimile.

        Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities or did not hold such offices at the date of such Debt Securities.

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        Section 3.04.    Registration, Transfer and Exchange.    (a) The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Debt Securities (the register maintained in such office and in any other office or agency of the Issuer in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Debt Securities and of transfers and exchanges of the Debt Securities and the address at which notice and demand to or upon the Issuer in respect of this Indenture and the Debt Securities may be served by the Holders of Debt Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Debt Securities and registering transfers and exchanges of Debt Securities as herein provided; provided, however, that the Issuer may appoint co-Security Registrars. Such Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable period of time. At all reasonable times the Security Register shall be open for inspection by the Issuer.

        Upon surrender for registration of transfer of any Debt Security at the office or agency of the Issuer maintained for such purpose, the Issuer shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver, in the name of the designated transferee, one or more new Debt Securities of any authorized denomination or denominations of like tenor and aggregate principal amount, bearing a number not contemporaneously Outstanding and containing identical terms and provisions.

        At the option of the Holder, Debt Securities may be exchanged for other Debt Securities of any authorized denomination or denominations of like tenor and aggregate principal amount containing identical terms and conditions, upon surrender of the Debt Securities to be exchanged at the office or agency of the Issuer maintained for such purpose.

        Whenever any Debt Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Debt Securities that the Holder making the exchange is entitled to receive.

        (b)   All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such transfer or exchange.

        Every Debt Security presented or surrendered for transfer or exchange shall (if so required by the Issuer, the Trustee or the Security Registrar) be duly endorsed, and be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Trustee and the Security Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

        No service charge will be made for any transfer or exchange of Debt Securities except as provided in Section 3.05. The Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Debt Securities, other than those expressly provided in this Indenture to be made at the Issuer's own expense or without expense or without charge to the Holders.

        The Issuer or the Trustee, as applicable, shall not be required to register, transfer or exchange Debt Securities during a period beginning at the opening of business 15 days before the Tax Redemption Date and ending at the close of business on the Tax Redemption Date.

        (c)   Notwithstanding the foregoing, Debt Securities may not be transferred except in compliance with the restricted securities legend set forth below, unless otherwise determined by the Issuer in accordance with applicable law which legend shall be placed on each Debt Security:

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC").

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THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND OTHER SENIOR INDEBTEDNESS HOLDERS, IS UNSECURED AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE ISSUER.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT'), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO ANY APPLICABLE REGISTRATION REQUIREMENTS UNDER FEDERAL LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OR UNLESS SUCH TRANSACTION IS NOT SUBJECT TO ANY SUCH REGISTRATION REQUIREMENTS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM ANY APPLICABLE REGISTRATION REQUIREMENTS OR (C) IF SUCH OFFER, SALE OR OTHER TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER APPLICABLE FEDERAL LAW, SUBJECT TO THE ISSUER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATE AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.

        Section 3.05.    Mutilated, Destroyed, Lost and Stolen Debt Securities.    If (i) any mutilated Debt Security is surrendered to the Trustee at its Corporate Trust Office or (ii) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security, and there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, and neither the Issuer nor the Trustee receives notice that such Debt Security has been acquired by a bona fide purchaser, then the Issuer shall execute and upon Issuer Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security, a new Debt Security of like tenor, form, terms and principal amount, bearing a number not contemporaneously Outstanding.

        In case any such mutilated, destroyed, lost or stolen Debt Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Debt Security, pay the amount due on such Debt Security in accordance with its terms.

        Upon the issuance of any new Debt Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Debt Security issued pursuant to this Section shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities.

        Section 3.06.    Redemption at Maturity.    (a) The Debt Securities shall, on the Maturity Date, subject to prior written approval from the FDIC in accordance with Section 3.13, become due and payable at the Maturity Price and from and after such date (unless the Issuer shall default in the payment of the Maturity Price) the Debt Securities shall cease to bear interest. Upon surrender of any Debt Security on or after the Maturity Date, such Debt Security shall be paid by the Issuer at the Maturity Price. If any Debt Security shall not be so paid upon such surrender thereof, the principal shall, until paid, bear interest from the Maturity Date at the Interest Rate.

        (b)   On or prior to the Maturity Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust), in immediately available funds, an amount in Dollars sufficient to pay the Maturity Price on the Maturity Date.

        Section 3.07.    Payment of Interest; Interest Rights Preserved.    (a) Each Debt Security will bear interest at the then applicable Interest Rate (i) in the case of the initial Interest Period, for the period from, and including, the date of original issuance of such Debt Security to, but excluding, the initial Interest Payment Date and (ii) thereafter, for the period from, and including, the first day following the end of the preceding Interest Period to, but excluding, the applicable Interest Payment Date or the Tax

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Redemption Date or Maturity Date, as applicable (each such period, an "Interest Period"), on the principal thereof, on any overdue principal and any overdue installment of interest (to the extent legally enforceable), payable on each Interest Payment Date, commencing on July 7, 2004, and on the Maturity Date or Tax Redemption Date, as applicable. Interest on any Debt Security that is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, except that interest payable on the Maturity Date or the Tax Redemption Date, as the case may be, shall be paid to the Person to whom principal is paid upon presentation and surrender of the related Debt Security.

        (b)   Any interest on any Debt Security that is payable but is not punctually paid or duly provided for on any Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such a Holder, and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in clause (1) or (2) below:

          (1)   The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debt Security and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Debt Securities at their addresses as they appear in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

          (2)   The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        (c)   Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, that were carried by such other Debt Security.

        Section 3.08.    Additional Amounts.    The Issuer will, subject to the exceptions and limitations set forth below, pay as additional interest to each Holder that is a United States Alien (as defined below) such amounts (the "Additional Amounts") as may be necessary so that every net payment received by such Holder, after deduction or withholding for or on account of any present or future tax, assessment

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or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount the Holder would have received in respect of such Debt Security had no such deduction or withholding been imposed. However, the Issuer will not be required to make any such payment of additional interest for or on account of:

        (a)   any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such Holder, if such Holder is an estate or a trust, or a member or shareholder of such Holder, if such Holder is a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (ii) such Holder's past or present status as a personal holding company, foreign personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid United States federal income tax;

        (b)   any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

        (c)   any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on a Debt Security;

        (d)   any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or the beneficial owner of such Debt Security if, with or without regard to any tax treaty, such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

        (e)   any tax, assessment or other governmental charge imposed on a Holder that within the meaning of Section 871(h)(3) or Section 881(c)(3) of the Code, actually or constructively owns 10 percent or more of the combined voting power of all classes of stock of the Issuer or that is a controlled foreign corporation related to the Issuer through stock ownership;

nor shall such additional interest be paid with respect to a payment on a Debt Security to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional interest had such beneficiary, settlor, member or beneficial owner held the Debt Security directly.

        The term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

        Whenever in this Indenture or the Debt Securities there is a reference in any context to the payment of principal of or interest on the Debt Securities, such mention shall be deemed to include mention of payments of the Additional Amounts provided for in this paragraph to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

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        Section 3.09.    Cancellation.    All Debt Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it or, if surrendered to the Trustee or any Authenticating Agent, shall be promptly canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. All Debt Securities canceled by any Authenticating Agent shall be delivered to the Trustee. The Issuer may at any time deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly canceled by the Trustee. No Debt Securities shall be authenticated in lieu of or in exchange for any Debt Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Debt Securities held by the Trustee shall be returned to the Issuer. The acquisition of any Debt Securities by the Issuer shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Debt Securities are surrendered to the Trustee for cancellation.

        Section 3.10.    Computation of Interest.

        (a)   The amount of interest payable for any Interest Period will be computed on the basis of a 360-day year and the actual number of days elapsed in such Interest Period.

        (b)   LIBOR shall be determined by the Calculation Agent for each Interest Period (other than the first Interest Period, in which case LIBOR will be 1.11% per annum) in accordance with the following provisions:

          (1)   On the second LIBOR Business Day (provided, that on such day commercial banks are open for business (including dealings in foreign currency deposits) in London (a "LIBOR Banking Day"), and otherwise the next preceding LIBOR Business Day that is also a LIBOR Banking Day) prior to January 15, April 15, July 15, and October 15, as the case may be, immediately succeeding the commencement of such Interest Period (each such day, a "LIBOR Determination Date"), LIBOR shall equal the rate, as obtained by the Calculation Agent for three-month U.S. Dollar deposits in Europe, which appears on Telerate (as defined in the International Swaps and Derivatives Association, Inc. 2000 Interest Rate and Currency Exchange Definitions) page 3750 or such other page as may replace such page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date, as reported by Bloomberg Financial Markets Commodities News or any successor service ("Telerate Page 3750"). "LIBOR Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banking institutions in The City of New York or Wilmington, Delaware are authorized or obligated by law or executive order to be closed. If such rate is superseded on Telerate Page 3750 by a corrected rate before 12:00 noon (London time) on such LIBOR Determination Date, the corrected rate as so substituted will be LIBOR for such LIBOR Determination Date.

          (2)   If, on such LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for three-month U.S. Dollar deposits in Europe (in an amount determined by the Calculation Agent) by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on such LIBOR Determination Date, at least two of the Reference Banks provide such a quotation, LIBOR shall equal the arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that at least two leading banks in the City of New York (as selected by the Calculation Agent) are quoting on such LIBOR Determination Date for three-month U.S. Dollar deposits in Europe at approximately 11:00 a.m. (London time) (in an amount determined by the

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  Calculation Agent). As used herein, "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent.

          (3)   If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR for such Interest Period shall be LIBOR in effect for the immediately preceding Interest Period.

        (c)   All percentages resulting from any calculations on the Debt Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

        (d)   On each LIBOR Determination Date, the Calculation Agent shall notify in writing the Issuer and the Paying Agent of the applicable Interest Rate that applies to the related Interest Period. The Calculation Agent shall, upon the request of the Holder of any Debt Securities, inform such Holder of the Interest Rate that applies to the related Interest Period. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Issuer and the Holders of the Debt Securities. The Paying Agent shall be entitled to rely on information received from the Calculation Agent or the Issuer as to the applicable Interest Rate. The Issuer shall, from time to time, provide any necessary information to the Paying Agent relating to any original issue discount and interest on the Debt Securities that is included in any payment and reportable for taxable income calculation purposes.

        Section 3.11.    CUSIP Numbers.    The Issuer in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debt Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debt Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

        Section 3.12.    Persons Deemed Owners.    The Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of and (subject to Section 3.07) interest, if any, on, such Debt Security and for all other purposes whatsoever, whether or not such Debt Security be overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon such Holder's order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Debt Security.

        Section 3.13.    Federal Regulatory Approval Required.

        The Issuer may not retire any part of its obligation under the Debt Securities, whether pursuant to an acceleration in the case of an Event of Default or otherwise, without the prior written approval of the FDIC. Not more than 60 days and not less than 30 days prior to the Maturity Date or the Tax Redemption Date, or within 30 days after receipt of any declaration of acceleration pursuant to Section 5.02, the Issuer will apply to the FDIC for written approval of repayment prior to or at maturity.

        In the event that the Issuer obtains such prior written approval, the Issuer shall notify the Holders and the Trustee, and will arrange for prompt payment on the Debt Securities.

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ARTICLE IV

SATISFACTION AND DISCHARGE

        Section 4.01.    Satisfaction and Discharge of Indenture.    This Indenture, shall, upon Issuer Order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange herein expressly provided for and rights to receive payments of principal of and interest) and the Trustee, upon receipt of an Issuer Order and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

        (a)   either

          (1)   all Debt Securities theretofore authenticated and delivered (other than (A) Debt Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.05 and (B) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 12.04) have been delivered to the Trustee for cancellation; or

          (2)   all Debt Securities not theretofore delivered to the Trustee for cancellation,

            (A)  have become due and payable, or

            (B)  will become due and payable within one year,

  and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in trust in an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal and interest to the date of such deposit (in the case of Debt Securities that have become due and payable) or to the date of redemption; provided, however, in the event a petition for relief under the Federal bankruptcy, insolvency or other similar laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Issuer within 91 days after the deposit, or the FDIC or any other Person is appointed to act as a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer within 91 days after the deposit, and the Trustee is required to return the moneys then on deposit with the Trustee to the Issuer, the obligations of the Issuer under this Indenture with respect to such Debt Securities shall not be deemed terminated or discharged;

        (b)   the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

        (c)   the Issuer shall have received prior written approval for such discharge from the FDIC pursuant to Section 3.13.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Issuer to any Authenticating Agent under Section 6.14, and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 12.04 shall survive.

        Section 4.02.    Application of Trust Money.    Subject to Section 6.07 and the provisions of the last paragraph of Section 12.04, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, for the payment of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, except that such money need not be segregated from other funds except to the extent required by applicable law.

        Section 4.03.    Paying Agent to Repay Moneys Held.    Upon the satisfaction and discharge of this Indenture all moneys then held by any Paying Agent of the Debt Securities (other than the Trustee) shall, upon demand of the Issuer, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

        Section 4.04.    Return of Unclaimed Moneys.    Any moneys deposited with or paid to the Trustee or any Paying Agent for payment of the principal of or interest on Debt Securities and not applied but remaining unclaimed by the Holders for two years after the date upon which the principal of or interest on such Debt Securities, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee or such Paying Agent on written demand; and the Holders shall thereafter look only to the Issuer for any payment which such Holders may be entitled to collect and all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease.

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ARTICLE V

REMEDIES

        Section 5.01.    Events of Default.    "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law, pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a)   a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Issuer under the Federal bankruptcy laws, or any other similar applicable law of any governmental unit, domestic or foreign, and such decree or order shall have continued undischarged or unstayed for a period of 90 days; or a decree or order or other decision of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of the FDIC or any other Person to act as a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of the Issuer or of a substantial part of its property, or for the involuntary winding up or liquidation of its affairs, shall have been entered and such decree or order shall have remained in force undischarged and unstayed for a period of 90 days; or, under the provisions of any insolvency, bankruptcy, or other law for the relief or aid of creditors or depositors, any court, or agency or supervisory authority having jurisdiction in the premises shall assume custody or control of the Issuer or of a substantial part of its property, and such custody and control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or any substantial part of the property of the Issuer shall be sequestered or attached and shall not be returned to the possession of the Issuer or released from such attachment within 90 days thereafter; or

        (b)   the Issuer shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or similar relief under the Federal bankruptcy laws, or any other similar applicable law of any governmental unit, domestic or foreign, or shall consent to the filing of any such petition or shall consent to the appointment of a receiver or conservator or liquidator or trustee or assignee in bankruptcy or insolvency of it or of a substantial part of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or if corporate action shall be taken by the Issuer in furtherance of any of the aforesaid purposes.

        Section 5.02.    Acceleration of Maturity; Rescission and Annulment.    If an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities may declare the principal amount of and all accrued but unpaid interest on the Debt Securities to be due and payable immediately, by a notice in writing to the Issuer (and to the Trustee if given by Holders), and upon any such declaration such principal amount and interest shall become immediately due and payable, subject to regulatory approval pursuant to Section 3.13. Upon payment of such amounts, all obligations of the Issuer in respect of the payment of principal of and interest on the Debt Securities shall terminate.

        At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

        (a)   the Issuer has paid or deposited with the Trustee a sum sufficient to pay

          (1)   all overdue installments of interest on all Debt Securities,

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          (2)   the principal of any Debt Securities that have become due and payable otherwise than by such declaration of acceleration and interest thereon at the Interest Rate,

          (3)   to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security at the Interest Rate, and

          (4)   all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

        (b)   all Defaults have been cured, waived or otherwise remedied.

        No such rescission and waiver shall affect any subsequent default or impair any right consequent thereon.

        Section 5.03.    Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.    "Default," wherever used herein, means any one of the following events (whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a)   an Event of Default has occurred;

        (b)   the Issuer fails to pay the principal of any Debt Security at the Maturity Date or the Tax Redemption Date and such failure is continued for seven days, whether or not such payment is prohibited by Article XV hereof; or

        (c)   the Issuer fails to pay any installment of interest on an Interest Payment Date and such failure is continued for 30 days, whether or not such payment is prohibited by Article XV hereof.

        The Issuer covenants that, if a Default shall occur, it will, upon demand of the Trustee and subject to Section 3.13 hereof, pay to the Trustee, for the benefit of the Holders, the entire amount then due and payable on the Debt Securities (x) in the case of a Default specified in clause (a) or (b) above, for the principal and interest, if any, and interest upon the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the Interest Rate, and (y) in the case of a Default specified in clause (c) above, for the interest and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the Interest Rate; and in each case, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Issuer fails to pay such amount forthwith upon such demand and if the necessary approvals under Section 3.13 have been obtained, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Debt Securities, and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Debt Securities wherever situated.

        If a Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

        Section 5.04.    Trustee May File Proofs of Claim.    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings, or any voluntary or involuntary case under the Federal bankruptcy laws, as now or

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hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law relative to the Issuer or any other obligor upon the Debt Securities, or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

        (a)   to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Debt Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

        (b)   to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, custodian, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each such Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

        Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 5.05.    Trustee May Enforce Claims without Possession of Debt Securities.    All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any Debt Security or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name, as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

        Section 5.06.    Application of Money Collected.    Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Debt Securities in respect of which money has been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 6.07;

          SECOND: To the payment of all Senior Indebtedness of the Issuer if and to the extent required by Article XV;

          THIRD: To the payment of the amounts then due and unpaid for principal of and interest on the Debt Securities, in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities for principal and interest, respectively; and

          FOURTH: The balance, if any, to the Issuer.

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        Section 5.07.    Limitation on Suits.    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

        (a)   such Holder has previously given written notice to the Trustee of a continuing Default;

        (b)   the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities shall have made written request to the Trustee to institute proceedings in respect of such Default in its own name as Trustee hereunder;

        (c)   such Holder or Holders have offered to the Trustee indemnity satisfactory to the Trustee, in its reasonable discretion, against the costs, expenses and liabilities to be incurred in compliance with such request;

        (d)   the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

        (e)   no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given at law or in equity.

        Section 5.08.    Unconditional Right of Holders to Receive Principal and Interest.    Subject only to the provisions of Article XV, the Holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal on the Maturity Date or the Tax Redemption Date, as applicable, and (subject to Section 3.07) interest (including any Additional Amounts) on the Interest Payment Dates, and to institute suit for the enforcement of any such payment and interest thereon, and such right shall not be impaired without the consent of such Holder.

        Section 5.09.    Restoration of Rights and Remedies.    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted,

        Section 5.10.    Right and Remedies Cumulative.    Except as otherwise expressly provided elsewhere in this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        Section 5.11.    Delay or Omission Not Waiver.    No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from

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time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 5.12.    Control by Holders.    The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities; provided, that:

        (a)   such direction shall not be in conflict with any rule of law or with this Indenture;

        (b)   subject to the provisions of Section 6.01, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith being advised by counsel shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceeding so directed might result in personal liability for the Trustee or would be unjustly prejudicial to the Holders not joining in any such direction; and

        (c)   the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

        Section 5.13.    Waiver of Past Event of Default.    The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities may, by written notice, on behalf of all Holders waive any past Event of Default hereunder and its consequences.

        Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities under this Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

        Section 5.14.    Undertaking for Costs.    All parties to this Indenture agree, and each Holder of any Debt Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Debt Securities, or to any suit instituted by any Holder of a Debt Security for the enforcement of the payment of the principal of or interest on such Debt Security on or after the Maturity or the Tax Redemption Date or the relevant Interest Payment Date.

ARTICLE VI

THE TRUSTEE

        Section 6.01.    Certain Duties and Responsibilities.    (a) Except during the continuance of an Event of Default or Default,

          (1)   the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon an Officers' Certificate or Opinion of Counsel or any other certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any Officers' Certificate

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  or Opinion of Counsel or any other such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

        (b)   In case a Default has occurred and is continuing, the Trustee shall, with respect to the Debt Securities, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   this clause shall not be construed to limit the effect of clause (a) above;

          (2)   the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3)   the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it, with respect to the Debt Securities, in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debt Securities; and

          (4)   the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

        (d)   Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and Section 6.02.

        Section 6.02.    Notice of Defaults.    Within 90 days after the occurrence of any default hereunder, the Trustee shall by the pertinent methods provided in Section 1 .05 give notice to all Holders of each default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of default in the payment of the principal of or interest on any Debt Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; provided further, that in the case of any default of the character specified in Section 5.01(a) no such notice to Holders shall be given until at least 60 days after the occurrence thereof; and provided further, that the Trustee shall not be charged with knowledge of default unless either (a) a Responsible Officer of the Trustee shall have actual knowledge of such default or (b) the Trustee shall have received written notice thereof from the Issuer or any other obligor on the Debt Security or any Holder, except with respect to a default pursuant to Sections 5.03(b) or 5.03(c) hereof (other than a default resulting from the default in the payment of Additional Amounts, if any, if the Trustee does not have actual knowledge or written notice that such payment is due and payable) of which the Trustee shall be deemed to have knowledge. For the purpose of this Section, the term "default" means any event that is, or after notice or lapse of time or both would become, a Default.

        Section 6.03.    Certain Rights of Trustee.    Except as otherwise provided in Section 6.01:

        (a)   the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order,

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bond, debenture, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

        (b)   any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Issuer Request or Issuer Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

        (c)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

        (d)   the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

        (f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

        (g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

        (h)   the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to the Debt Securities (that has not been cured or waived) to exercise with respect to Debt Securities such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        Section 6.04.    Not Responsible for Recitals or Issuance of Debt Securities.    The recitals contained herein and in the Debt Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Debt Securities. The Trustee shall not be accountable for the use or application by the Issuer of any Debt Securities or the proceeds thereof.

        Section 6.05.    May Hold Debt Securities.    The Trustee, any Paying Agent, the Security Registrar or any other agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities, and may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

        Section 6.06.    Money Held in Trust.    Money held by the Trustee or any Paying Agent (except the Issuer) in trust hereunder need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money

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received by it hereunder except as otherwise agreed in writing with the Issuer. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys, if any, shall be paid from time to time to the Issuer upon the written order of the Issuer, signed by the Chairman of the Board of Directors, the Vice Chairman, the President, the Chief Financial Officer, the Chief Operating Officer, a Vice President, the Treasurer or an Assistant Treasurer of the Issuer.

        Section 6.07.    Compensation and Reimbursement.    The Issuer agrees:

        (a)   to pay to the Trustee from time to time such compensation in Dollars for all services rendered by it hereunder as may be mutually agreed upon in writing by the Issuer and the Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (b)   to reimburse the Trustee in Dollars upon its written request for all documented reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance attributable to its negligence or bad faith; and

        (c)   to indemnify in Dollars the Trustee (including in its individual capacity) and any predecessor Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense except to the extent such loss, damage, claim, liability or expense results from the negligence or bad faith of such indemnitee, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Sections 5.01(a) and 5.0 1(b), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar laws.

        As security for the performance of the obligations of the Issuer under this Section, the Trustee shall have a lien prior to the Debt Securities, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on the Debt Securities.

        The obligations of the Issuer under this Section to compensate, reimburse and indemnify the Trustee for expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge or other termination of this Indenture and shall survive the resignation or removal of the Trustee.

        Notwithstanding anything in this Indenture or any Debt Security to the contrary, the Trustee shall have no obligation whatsoever to advance funds to pay any principal of or interest on or other amounts with respect to the Debt Securities or otherwise advance funds to or on behalf of the Issuer.

        Section 6.08.    Disqualification, Conflicting Interests.    If the Trustee has or shall acquire any "conflicting interest" within the meaning of § 310(b) of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to this Indenture.

        Section 6.09.    Corporate Trustee Required, Eligibility.    There shall at all times be a Trustee hereunder that shall be an entity organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        The Issuer may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Issuer, serve as Trustee.

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        If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        Section 6.10.    Resignation and Removal, Appointment of Successor.    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

        (b)   The Trustee may resign at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c)   The Trustee may be removed at any time and a successor Trustee appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities, delivered to the Trustee and to the Issuer.

        (d)   If at any time:

          (1)   the Trustee shall fail to comply with Section 6.08 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Debt Security for at least six months, or

          (2)   the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Debt Security for at least six months, or

          (3)   the Trustee shall become incapable of acting or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or of its property or affairs, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, or

          (4)   the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debt Security for at least six months may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and

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to that extent supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security for at least six months may, subject to Section 5.14, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f)    The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee in the manner and to the extent provided in Section 1.05 to the Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

        Section 6.11.    Acceptance of Appointment by Successor.    (a) In the case of an appointment hereunder of a successor Trustee, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of the amounts then due to it pursuant to the provisions of Section 6.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

        (b)   Upon request of any successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

        (c)   No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

        Section 6.12.    Merger, Conversion, Consolidation or Succession to Business.    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

        Section 6.13.    Preferential Collection of Claims against Issuer.    If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Debt Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

        Section 6.14.    Appointment of Authenticating Agent.    As long as any Debt Securities remain Outstanding, the Trustee may upon the request of the Issuer, by an instrument in writing, appoint an authenticating agent (the "Authenticating Agent") which shall be authorized to act on behalf of the Trustee to authenticate Debt Securities issued upon exchange, registration of transfer, partial

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redemption or pursuant to Section 3.05. Debt Securities authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities by the Trustee or to the Trustee's Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of such Trustee by such Authenticating Agent Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (determined as provided in Section 6.09 with respect to the Trustee) and subject to supervision or examination by Federal or State authority.

        Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Issuer.

        Upon receiving such a notice of resignation, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall upon Issuer Request appoint a successor Authenticating Agent, and the Issuer shall provide notice of such appointment to the Holders in the manner and to the extent provided in Section 1.05. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. The Issuer agrees to pay to the Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services. The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee.

ARTICLE VII

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

        Section 7.01.    Issuer to Furnish Trustee Names and Addresses of Holders.    The Issuer will furnish or cause to be furnished to the Trustee:

        (a)   on each Regular Record Date for an Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

        (b)   at such other times as the Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

except that no such lists need be furnished under this Section 7.01 so long as the Trustee is in possession thereof by reason of its acting as Security Registrar.

        Section 7.02.    Preservation of Information; Communication to Holders.    (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 or received by it in the capacity of Paying Agent or Security Registrar (if so acting) hereunder.

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          The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished, destroy any information received by it as Paying Agent or Security Registrar (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, and destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent or Security Registrar (if so acting) hereunder upon the receipt of a new list so delivered.

        (b)   If a Holder applies in writing to the Trustee, and furnishes to the Trustee reasonable proof that it has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the Holder desires to communicate with other Holders with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election either:

          (1)   afford such Holder access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

          (2)   inform such Holder as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, specified in such application.

        If the Trustee shall elect not to afford the Holder access to such information, the Trustee shall, upon written request of such applicant, mail to the Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicant a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. In the event that the applicants decide to proceed despite the Trustee's opinion and obtain an order of a court of competent jurisdiction directing the Trustee to mail the applicable material, after entry of such order and renewal of such tender, the Trustee shall mail copies of such material to all such Holders; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

        (c)   Every Holder of Debt Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any Paying Agent shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

ARTICLE VIII

CONCERNING THE HOLDERS

        Section 8.01.    Acts of Holders.    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and

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the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Whenever in this indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Outstanding Debt Securities may take any Act, the fact that the Holders of such specified percentage have joined therein may be evidenced by (a) the instrument or instruments executed by Holders in person or by agent or proxy appointed in writing, or by (b) the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article IX, or by (c) a combination of such instrument or instruments and any such record of such a meeting of Holders.

        Section 8.02.    Proof of Ownership; Proof of Execution of Instruments by Holders.    The ownership of the Debt Securities shall be proved by the Security Register or by a certificate of the Security Registrar.

        Subject to the provisions of Sections 6.01, 6.03 and 9.05, proof of the execution of a writing appointing an agent or proxy and of the execution of any instrument by a Holder or such Holder's agent or proxy shall be sufficient and conclusive in favor of the Trustee and the Issuer if made in the following manner:

        The fact and date of the execution by any such person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgment of deeds, that the person executing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, as the case may be, or by any other person acting in a representative capacity, such certificate or affidavit shall also constitute sufficient proof of such person's authority.

        The record of any Holders' meeting shall be proved in the manner provided in Section 9.06.

        The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section so long as the request is a reasonable one.

        If the Issuer shall solicit an Act from the Holders, the Issuer may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to take such Act, but the Issuer shall have no obligation to do so. Such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.

        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Debt Security shall bind every future Holder of the same Debt Security and any Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted by the Trustee or any agent of the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt Security.

        Section 8.03.    Revocation of Consents; Future Holders Bound.    At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any Act by the Holders of the percentage in aggregate principal amount of the Outstanding Debt Securities specified in this Indenture in connection with such Act, any Holder of a Debt Security the number, letter or other distinguishing symbol of which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such Act may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in Section 8.02, revoke such Act so far as it concerns such Debt Security. Except as aforesaid, any such Act taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of such Debt Security and of any Debt Securities issued on transfer or in lieu thereof or in exchange or

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substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or such other Debt Securities.

ARTICLE IX

HOLDERS' MEETINGS

        Section 9.01.    Purposes of Meetings.    A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article IX for any of the following purposes:

        (a)   to give any notice to the issuer or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article V;

        (b)   to remove the Trustee and appoint a successor Trustee pursuant to the provisions of Article VI;

        (c)   to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

        (d)   to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Outstanding Debt Securities under any other provision of this Indenture or under applicable law.

        Section 9.02.    Call of Meetings by Trustee.    The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time or times and at such place in New York or Wilmington, Delaware as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders in the manner and to the extent provided in Section 1.05. Such notice shall be given not less than 20 days or more than 180 days prior to the date fixed for the meeting.

        Section 9.03.    Call of Meetings by Issuer or Holders.    In case at any time the issuer, pursuant to a Board Resolution, or the Holders of not less than 10% in aggregate principal amount of the Outstanding Debt Securities shall have requested the Trustee to call a meeting of the Holders by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after the receipt of such request, then the Issuer or such Holders may determine the time or times and the place or places for such meetings and may call such meetings to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.

        Section 9.04.    Qualifications for Voting.    To be entitled to vote at any meeting of Holders a Person shall be a Holder or a Person appointed by an instrument in writing as agent or proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee with respect to which such meeting is being held and its counsel and any representatives of the Issuer and its counsel.

        Section 9.05.    Regulations.    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

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        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 9.03, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote at the meeting

        Subject to the provisos in the definition of "Outstanding," at any meeting each Holder or proxy therefor shall be entitled to one vote for each $1,000 principal amount of Debt Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Debt Securities held by such chairman or instruments in writing duly designating such chairman as the person to vote on behalf of Holders. Any meeting of Holders with respect to which a meeting was duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time by a majority of such Holders present and the meeting may be held as so adjourned without further notice,

        Section 9.06.    Voting.    The vote upon any resolution submitted to any meeting of Holders with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in Section 9.02. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee.

        Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        Section 9.07.    No Delay of Rights by Meeting.    Nothing in this Article IX contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to any Holder under any of the provisions of the Indenture or of the Debt Securities.

        Section 9.08.    Quorum; Actions.    The Persons entitled to vote a majority in aggregate principal amount of the Debt Securities shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at such meeting with respect to a consent, waiver, request, demand, notice, authorization, direction or other action which may be given by the holders of not less than a specified percentage in aggregate principal amount of the Debt Securities, the Persons holding or representing such specified percentage in aggregate principal amount of the Debt Securities will constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the permanent chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as

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provided in Section 9.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Debt Securities which shall constitute a quorum.

        Except as limited by the proviso in the first paragraph of Section 11.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Debt Securities; provided, however, that, except as limited by the proviso in the first paragraph of Section 11.02, any resolution with respect to any consent, waiver, request, demand, notice, authorization, direction or other action that this Indenture expressly provides may be given by the Holders of not less than a specified percentage in aggregate principal amount of the Debt Securities may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of a not less than such specified percentage in aggregate principal amount of the Debt Securities.

        Any resolution passed or decision taken at any meeting of Holders of Debt Securities duly held in accordance with this Section shall be binding on all the Holders, whether or not present or represented at the meeting.

ARTICLE X

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

        Section 10.01.    Issuer May Consolidate, etc., Only on Certain Terms.    The Issuer shall not merge into or consolidate with any other entity or sell, convey, transfer or otherwise dispose of all or substantially all of its assets or capital stock to any Person authorized to acquire and operate the same, unless:

        (a)   the entity formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, conveyance, transfer or other disposition all or substantially all of the assets or capital stock of the Issuer (the "successor corporation") shall be a corporation or other banking organization organized and existing under the laws of the United States or any state or territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Debt Securities and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed;

        (b)   immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Issuer as a result of such transaction as having been incurred by the Issuer at the time of such transaction, no Default, and no event that, after notice or lapse of time, or both, would become a Default, shall have happened and be continuing; and

        (c)   the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, conveyance, transfer or other disposition, and the assumption by any successor entity, and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

        Section 10.02.    Successor Corporation Substituted.    Upon any consolidation with or merger into any other corporation, or any sale, conveyance, transfer or other disposition of all or substantially all of the assets or capital stock of the Issuer in accordance with Section 10.01, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor

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corporation had been named as the Issuer herein, and thereafter, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.

        Section 10.03.    Opinion of Counsel.    The Trustee shall be entitled to receive and, subject to Sections 6.01 and 6.03, shall be protected in relying upon an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article.

ARTICLE XI

SUPPLEMENTAL INDENTURES

        Section 11.01.    Supplemental Indentures without Consent of Holders.    Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

        (a)   to evidence the succession of another corporation to the Issuer and the assumption by such successor of the covenants of the Issuer herein and in the Debt Securities contained; or

        (b)   to add to the covenants of the Issuer, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer; or

        (c)   to add any additional Defaults or Events of Default; or

        (d)   to change or eliminate any of the provisions of this Indenture, provided, that any such change or elimination shall become effective only when there is no Outstanding Debt Security created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

        (e)   to establish the form or terms of Debt Securities; or

        (f)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 6.11; or

        (g)   to evidence any changes to Section 6.08 or 6.09 permitted by the terms thereof; or

        (h)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with any provision of this Indenture; provided, that such other provisions shall not adversely affect the interests of the Holders of Outstanding Debt Securities created prior to the execution of such supplemental indenture in any material respect.

        Section 11.02.    Supplemental Indentures with Consent of Holders.    With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Debt Securities; provided, however, that no such supplemental indenture shall, without such consent of the Holder of each Outstanding Debt Security affected thereby,

        (a)   change the Maturity Date of the Debt Securities or any Interest Payment Date, or reduce the principal amount of any Debt Security or change the manner of calculating the Interest Rate thereon, or change any of the redemption provisions or reduce the amount provable in bankruptcy or insolvency

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pursuant to Section 5.04, or change the Place of Payment where, or the currency in which, any Debt Security or any interest thereon is payable, or impair or affect the right of any Holder of Debt Securities to institute suit for the enforcement of any payment on or after the Maturity Date or the Tax Redemption Date thereof; or

        (b)   reduce the percentage in principal amount of the Outstanding Debt Securities, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

        (c)   modify any of the provisions of this Section or Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 11.01(f).

        It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof

        Section 11.03.    Execution of Supplemental Indentures.    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise in a material way.

        Section 11.04.    Effect of Supplemental Indentures.    Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

        Section 11.05.    Reference in Debt Securities to Supplemental Indentures.    Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Debt Securities so modified as to conform, in the opinion of the Board of Directors of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities.

        Section 11.06.    Subordination Unimpaired.    No supplemental indenture entered into under this Article shall modify, directly or indirectly, the provisions of Article XV or the definition of Senior Indebtedness in Section 1.01 in any manner that might alter or impair the subordination of the Debt Securities with respect to Senior Indebtedness then outstanding unless each holder of such Senior Indebtedness has consented thereto in writing.

        Section 11.07.    Notice of Supplemental Indenture.    Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to Section 11.02, the Issuer shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.

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ARTICLE XII

COVENANTS

        Section 12.01.    Payment of Principal and Interest.    The Issuer covenants and agrees for the benefit of Holders of the Debt Securities, that it will duly and punctually pay the principal of and interest on the Debt Securities in accordance with the terms of the Debt Securities and this Indenture. At the option of the Issuer, each installment of interest on the Debt Securities on any Interest Payment Date other than the Maturity Date or the Tax Redemption Date, as applicable, may be paid (i) by mailing checks for such interest payable to the order of the Holders of Debt Securities entitled thereto as they appear on the registrar or (ii) by wire transfer to any account with a banking institution located in the United States designated by a Holder to the paying agent no later than the related record date. Notwithstanding anything to the contrary contained in this Indenture or any Debt Security, if ALESCO Preferred Funding III, Ltd. or an entity that holds a pool of trust preferred securities and/or debt securities or a trustee thereof (as certified to the Issuer or the Trustee) is a Holder of any Debt Security, then all payments in respect of such Debt Security shall be made by the Issuer in immediately available funds when due.

        Section 12.02.    Tax Treatment of the Debt Securities.    The Issuer will treat the Debt Securities as indebtedness, and the interest payable in respect of such Debt Securities (including any Additional Amounts) as interest, for all U.S. federal income tax purposes. All record owners and beneficial owners of the Debt Securities that are not "United States persons" within the meaning of Section 7701 of the Code will provide, promptly upon becoming a record owner or beneficial owner and from time-to-time thereafter as necessary under applicable regulations, an Internal Revenue Service Form W-8BEN (or any substitute or successor form or other applicable documentation) establishing their non-U.S. status for U.S. federal income tax purposes.

        Section 12.03.    Maintenance of Office or Agency.    The Issuer will maintain in Wilmington, Delaware, in Richmond, Virginia or in each Place of Payment an office or agency where Debt Securities may be presented or surrendered for payment, where Debt Securities may be surrendered for transfer or exchange and where notices and demands to or upon the Issuer in respect of the Debt Securities and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

        The Issuer may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations described in the preceding paragraph. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

        Section 12.04.    Money for Debt Securities; Payments To Be Held in Trust.    If the Issuer shall at any time act as its own Paying Agent with respect of Debt Securities, it will, on or before each Interest Payment Date and the Redemption Date, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the interest and principal interest so becoming due, respectively, until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

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        Whenever the Issuer shall have one or more Paying Agents it will, prior to each Interest Payment Date and the Maturity Date or Tax Redemption Date, as applicable, deposit with any such Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of its action or failure so to act.

        The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

        (a)   hold all sums held by it for the payment of the principal of or interest in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        (b)   give the Trustee notice of any default by the Issuer (or any other obligor upon the Debt Securities) in the making of any payment of principal of or interest on the Debt Securities; and

        (c)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent, and, upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent, as applicable, shall be released from all further liability with respect to such money.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Debt Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon Issuer Request, or (if then held by the Issuer) shall be discharged from such trust, and the Holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Issuer cause to be transmitted in the manner and to the extent provided by Section 1.05, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Issuer.

        Section 12.05.    Officers' Certificate as to Default.    The Issuer will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Issuer, so long as Debt Securities are Outstanding hereunder, an Officers' Certificate (one of the signers of which shall be the principal executive, principal financial or principal accounting officer of the Issuer), stating whether or not to the best knowledge of the signers thereof the Issuer is in default in the performance and observation of any of the terms, provisions and conditions of this Indenture, and, if the Issuer shall be in default, specifying all such defaults and the nature thereof of which they may have knowledge. Such compliance shall be determined without regard to periods of grace or notice requirements.

        Section 12.06.    Regulatory Reports.    So long as ALESCO Preferred Funding Ill, Ltd. or an entity that holds a pool of trust preferred securities and/or debt securities or a trustee thereof (as certified to the Issuer or the Trustee) is a Holder of any Debt Security, the Issuer will deliver to such Holder a copy of the Issuer's quarterly regulatory financial reports promptly following its filing with the Issuer's federal regulatory authority (including each "Consolidated Reports of Condition and Income" on reporting form FFIEC 031 or 041, or the Federal Reserve Board's Forms FRY-6 and FRY-9, or the

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Office of Thrift Supervision's "Thrift Financial Report" form, as applicable, or such other similar quarterly regulatory reporting form as may be amended and in affect from time to time).

ARTICLE XIII

TAX EVENT REDEMPTION

        Section 13.01.    Tax Event Redemption.    If a Tax Event shall occur and be continuing, the Issuer shall have the right, subject to the receipt by the Issuer of prior approval from the Issuer's appropriate federal regulatory authority (if then required under the applicable regulations or guidelines of such regulatory authority) to redeem the Debt Securities, in whole but not in part, at any time within 90 days following the occurrence of such Tax Event (the "Tax Redemption Date"), at the Tax Redemption Price. In the event that the Tax Redemption Date falls on a day prior to the LIIBOR Determination Date for any Interest Period, then the Issuer shall be required to pay to the Holders of the Debt Securities, on the Business Day following such LIBOR Determination Date, any additional amount of interest that would have been payable on the Tax Redemption Date had the amount of interest determined on such LIIBOR Determination Date been known on the first day of such Interest Period.

        "Tax Redemption Price" means an amount in cash equal to 103.525% of the principal amount of the Debt Securities to be redeemed prior to April 7, 2005 and thereafter equal to the percentage for the principal amount of the Debt Securities that is specified below for the Tax Redemption Date plus unpaid interest accrued thereon to the Tax Redemption Date:

Tax Redemption During the 12-Month Period Beginning April 7.	Percentage of Principal Amount
2005	103.140%
2006	102.355%
2007	101.570%
2008	100.785%
2009 and thereafter	100.000%

        Section 13.02.    Notice of Redemption.    In case the Issuer shall desire to exercise the right to redeem the Debt Securities, it shall fix a Tax Redemption Date and shall mail a notice of such redemption at least 30 and not more than 60 days prior to the Tax Redemption Date to the Holders of the Debt Securities at their last addresses as the same appear on the Security Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debt Security shall not affect the validity of the proceedings for the redemption of any other Debt Security.

        Each such notice of redemption shall specify the CUSIP number, if any, of the Debt Securities to be redeemed, the date fixed for redemption, the Tax Redemption Price at which Debt Securities are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.

        The Issuer will give the Trustee notice not less than 45 nor more than 60 days prior to the Tax Redemption Date as to the Tax Redemption Price at which the Debt Securities are to be redeemed and the aggregate principal amount of Debt Securities to be redeemed.

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        Section 13.03.    Payment of Debt Securities Called for Redemption.    If notice of redemption has been given as provided in Section 13.02, the Debt Securities with respect to which such notice has been given shall become due and payable on the Tax Redemption Date and at the place or places stated in such notice at the applicable Tax Redemption Price, together with any Additional Amounts, and on and after said Tax Redemption Date (unless the Issuer shall default in the payment of such Debt Securities at the Tax Redemption Price) interest on the Debt Securities shall cease to accrue. Prior to 10:00 a.m. New York City time on the Tax Redemption Date specified in such notice of redemption, the Issuer will deposit with the Trustee or with one or more paying agents an amount of money sufficient to redeem the Debt Securities on the Tax Redemption Date at the Tax Redemption Price. On presentation and surrender of such Debt Securities at a place of payment specified in said notice, such Debt Securities shall be paid and redeemed by the Issuer at the Tax Redemption Price.

ARTICLE XIV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

        Section 14.01.    Indenture and Debt Securities Solely Corporate Obligations.    No recourse for the payment of the principal of or interest on any Debt Security, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture, or in any such Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of the Issuer or of any successor corporation of the Issuer, either directly or through the Issuer or any successor corporation of the Issuer, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debt Securities.

ARTICLE XV

SUBORDINATION OF DEBT SECURITIES

        Section 15.01.    Agreement to Subordinate.    The Issuer, for itself, its successors and assigns, covenants and agrees, and each Holder of a Debt Security likewise covenants and agrees by such Holder's acceptance thereof, that the obligation of the Issuer to make any payment on account of the principal of and interest on each and all of the Debt Securities shall, to the extent and in the manner provided herein, be subordinate and junior in right of payment to the Issuer's obligations to the holders of Senior Indebtedness.

        In the event of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up of or relating to the Issuer as a whole, whether voluntary or involuntary, all obligations of the Issuer to holders of Senior Indebtedness shall be entitled to be paid in full before any payment, whether in cash, property or otherwise, shall be made on any account of the principal of or interest on any of the Debt Securities. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders shall be entitled ratably to be paid from the remaining assets of the Issuer the amounts at the time due and owing on account of unpaid principal of and interest, if any, on the Debt Securities. In addition, in the event of any such proceeding, if any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (other than securities of the Issuer or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Debt

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Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Issuer being subordinated to the payment of the Debt Securities, shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution shall be held (in trust if received by such Holders) for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in frill, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

        The subordination provisions of the foregoing paragraph shall not be applicable to amounts at the time due and owing on the Debt Securities on account of the unpaid principal of or premium, if any, or interest on the Debt Securities for the payment of which funds have been deposited in trust with the Trustee or any Paying Agent or have been set aside by the Issuer in trust in accordance with the provisions of this Indenture; nor shall such provisions impair any rights, interests, remedies or powers of any secured creditor of the Issuer in respect of any security the creation of which is not prohibited by the provisions of this Indenture.

        The Holders of Debt Securities and the Trustee, in respect of any claims of the Holders to payment of any principal or interest in respect of any Debt Securities, by their acceptance thereof will be deemed to have waived any right of set-off or counterclaim that such Holders or (subject to Section 6.07) the Trustee, respectively, in such respect, might otherwise have.

        The Issuer shall give prompt written notice to the Trustee of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up or relating to the Issuer as a whole, whether voluntary or involuntary, or of any default with respect to any Senior Indebtedness that would prevent the Trustee from making any payment in respect of the Debt Securities under this Section. The Trustee, subject to the provisions of Section 6.01, shall be entitled to assume that, and may act as if, no such event has occurred unless a Responsible Officer of the Trustee assigned to the Corporate Trust Office has received at the Corporate Trust Office of the Trustee from the Issuer or any one or more holders of Senior Indebtedness or any receiver or conservator of the Issuer (who shall have been certified or otherwise established to the satisfaction of the Trustee to be such a holder or trustee) written notice thereof. Upon any distribution of assets of the Issuer referred to in this Article, the Trustee and Holders shall be entitled to rely conclusively upon a certificate of the receiver or conservator, or any order or decree entered by a court of competent jurisdiction, or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the absence of a certificate from any such liquidating trustee, receiver, conservator, agent or other Person, the Trustee, subject to Section 6.01, shall be entitled to rely conclusively upon a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Indebtedness (or is such a trustee or representative). In the event that the Trustee determines, in its discretion, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section, and if such evidence is not furnished, the

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Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 15.02.    Obligation of the Issuer Unconditional.    Nothing contained in this Article or elsewhere in this Indenture is intended to or shall impair, as between the Issuer and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to such Holders the principal of and premium, if any, and interest on the Debt Securities when, where and as the same shall become due and payable, all in accordance with the terms of the Debt Securities, or is intended to or shall affect the relative rights of such Holders and creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

        Section 15.03.    Limitations on Duties to Holders of Senior Indebtedness.    In the event and during the continuation of any default in the payment of principal of or interest on any Senior Indebtedness beyond any applicable period of grace, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of or interest, if any, on the Debt Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Debt Securities, shall be made by the Issuer.

        In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or the Holders when such payment is prohibited by the preceding paragraph of this Section 15.03, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee and Holders in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice shall be paid to the holders of Senior Indebtedness

        Section 15.04.    Notice to Trustee of Facts Prohibiting Payments.    The Issuer shall give prompt written notice to a Responsible Officer of the Trustee at the Corporate Trust Office of any fact known to the Issuer that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debt Securities pursuant to the provisions of this Article XV. Notwithstanding any of the provisions of this Article or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment of funds to or by the Trustee unless and until a Responsible Officer of the Trustee assigned to its Corporate Trust Division shall have received at the Corporate Trust Office written notice thereof from the Issuer or from one or more holders of Senior Indebtedness or from any trustee therefor who shall have been certified by the Issuer or otherwise established to the reasonable satisfaction of the Trustee to be such a holder or trustee; and, prior to the receipt of such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if prior to the fifth Business Day preceding the date upon which by the terms hereof any such funds may become payable, or if prior to the third Business Day preceding the date of the execution of instruments pursuant to Section 4.01 acknowledging satisfaction and discharge of this Indenture, the Trustee shall not have received with respect to such funds the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and/or apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it on or after such date; provided, however, no such application shall affect the obligations under this Article of the Persons receiving such moneys from the Trustee.

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        Section 15.05.    Application by Trustee of Moneys Deposited with It.    Anything in this Indenture to the contrary notwithstanding, any deposit of a sum by the Issuer with the Trustee or any agent (whether or not in trust) for any payment of the principal of or interest on any Debt Securities shall, except as provided in Section 15.04, be subject to the provisions of Section 15.01.

        Section 15.06.    Subrogation.    Subject to the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Issuer applicable to such Senior Indebtedness until the Debt Securities shall be paid in full, and none of the payments or distributions to the holders of such Senior Indebtedness to which the Holders or the Trustee would be entitled except for the provisions of this Article or of payments made, pursuant to the provisions of this Article, to the holders of such Senior Indebtedness by the Holders or the Trustee shall, as among the Issuer, its creditors other than the holders of such Senior Indebtedness, and the Holders, be deemed to be a payment by the Issuer to or on account of such Senior Indebtedness; it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on one hand, and the holders of the Senior Indebtedness, on the other hand.

        Section 15.07.    Subordination Rights Not Impaired by Acts or Omissions of Bank or Holders of Senior Indebtedness.    No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee and without affecting the obligations of the Issuer, the Trustee or the Holders under this Article.

        Section 15.08.    Authorization of Trustee to Effectuate Subordination of Debt Securities.    Each Holder of a Debt Security, by his or her acceptance thereof, authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of Senior Indebtedness, the subordination provided in this Article. If, in the event of any proceeding or other action relating to the Issuer referred to in the second paragraph of Section 15.01, a proper claim or proof of debt in the form required in such proceeding or action is not filed by or on behalf of the Holders prior to 15 days before the expiration of the time to file such claim or claims, then the holder or holders of Senior Indebtedness shall have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders.

        Section 15.09.    Right of Trustee to Hold Senior Indebtedness.    The Trustee shall be entitled to all of the rights set forth in this Article in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

        With respect to the holders of Senior Indebtedness of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XV, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe or be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the

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provisions of Article VI of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Issuer or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XV or otherwise.

        Nothing in this Article XV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

        Section 15.10.    Article XV Not to Prevent Defaults (Including Events of Default).    The failure to make a payment pursuant to the terms of the Debt Securities by reason of any provision in this Article shall not be construed as preventing the occurrence of a Default (including an Event of Default, if any).

        Section 15.11.    Article Applicable to Paying Agents.    The term "Trustee" as used in this Article shall (unless the context shall otherwise require) be construed as extending to and including each Paying Agent appointed by the Issuer and acting hereunder within its meaning as fully for all intents and purposes as if the Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 15.04 and 15.09 shall not apply to the Issuer or any Affiliate of the Issuer if the Issuer or such Affiliate acts as Paying Agent.

* * * * *

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ DAVID P. SUMMERS Name: David P. Summers Title: President and CEO
WILMINGTON TRUST COMPANY, as Trustee, Paying Agent, Calculation Agent and Securities Registrar
By:	Name: Title:

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

COMMUNITY BANK OF NORTHERN VIRGINIA
By:	Name: Title:
WILMINGTON TRUST COMPANY, as Trustee, Paying Agent, Calculation Agent and Securities Registrar
By:	Name: Denise M. Geran Title: Vice President

EXHIBIT A

FORM OF FLOATING RATE SUBORDINATED DEBT SECURITY DUE 2014

[FACE OF SECURITY]

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC").

THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND OTHER SENIOR INDEBTEDNESS HOLDERS, IS UNSECURED AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE ISSUER.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS.

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO ANY APPLICABLE REGISTRATION REQUIREMENTS UNDER FEDERAL LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OR UNLESS SUCH TRANSACTION IS NOT SUBJECT TO ANY SUCH REGISTRATION REQUIREMENTS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM ANY APPLICABLE REGISTRATION REQUIREMENTS OR (C) IF SUCH OFFER, SALE OR OTHER TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER APPLICABLE FEDERAL LAW, SUBJECT TO THE ISSUER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER. THE HOLDER OF THIS SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY

EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATE AND OTHER INFORMATION AS MAY BE REQUIRED BY THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A PRINCIPAL AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SECURITY IN A BLOCK HAVING A PRINCIPAL AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SECURITY FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SECURITY, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SECURITY.

THE ISSUER AND, BY ITS ACCEPTANCE OF THIS DEBT SECURITY OR ANY BENEFICIAL INTEREST THEREIN, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, THIS DEBT SECURITY AGREES THAT FOR UNITED STATES FEDERAL, STATE AND LOCAL TAX PURPOSES IT IS INTENDED THAT THIS DEBT SECURITY CONSTITUTE INDEBTEDNESS AND AGREES TO TREAT THIS DEBT SECURITY IN ACCORDANCE WITH SUCH INTENT.

Certificate No.	CUSIP:

Floating Rate Subordinated Debt Security Due 2014

of

COMMUNITY BANK OF NORTHERN VIRGINIA

        Community Bank of Northern Virginia, a Virginia state-chartered bank (the "Issuer"), for value received, hereby promises to pay to                        (the "Holder"), or registered assigns, the principal sum of $10,000,000 on April 7, 2014, and to pay interest thereon from March 25, 2004, or the most recent interest payment date (as defined below) to which interest has been paid or duly provided for, quarterly in arrears on January 7, April 7, July 7, and October 7 of each year, commencing July 7, 2004 (each such date, an "Interest Payment Date"), at a floating rate per annum, which, with respect to any Interest Period (as defined in the Indenture), will be equal to LIBOR (as defined in the Indenture), as determined on the LIBOR Determination Date (as defined in the Indenture) for such Interest Period (or, in the case of the first Interest Period, will be 1.11%), plus 2.75% (the "Interest Rate") (provided, however, that the applicable Interest Rate for any Interest Period may not exceed the highest rate permitted by New York law, as the same may be modified by United States law of general application), until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at an annual rate equal to the Interest Rate in effect for each such Interest Period, compounded quarterly The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant Interest Period. The interest installment so payable, and, punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the "Regular Record Date" for such interest installment, which shall be the fifteenth day prior to such Interest Payment Date, whether or not such day is a Business Day. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date and may be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Debt Securities not more than 15 days and not less than 10 days prior to such special record date, all as more frilly provided in the Indenture, or in any other lawful manner consistent with the provisions of the Indenture.

        Payment of the principal of and premium, if any, and interest on this Debt Security due on the Maturity Date or the Tax Redemption Date as applicable, shall be made in immediately available funds against presentation and surrender of this Debt Security at the office or agency of the Trustee maintained for that purpose in Wilmington, Delaware, or at the office or agency of any other Paying Agent appointed by the Issuer maintained for that purpose in Wilmington, Delaware. Payment of interest on this Debt Security due on any Interest Payment Date other than the Maturity Date or the Tax Redemption Date, as applicable, shall be made at the option of the Issuer by check mailed to the Holder hereof at such address as shall appear in the Security Register or by wire transfer of immediately available funds to an account with a banking institution located in the United States designated by a Holder to the paying agent no later than the related record date. Notwithstanding anything to the contrary contained in the Indenture or the Debt Security, if a Holder of this Debt Security is ALESCO Preferred Funding III, Ltd. or an entity that holds a pool of trust preferred securities and/or debt securities or a trustee thereof (as certified to the Issuer or the Trustee), payment of the principal of and premium, if any, and interest on this Debt Security shall be made in immediately available funds when due at such place and to such account as any such party may designate. All payments in respect of this Debt Security shall be payable in any coin or currency of the

United States of America that at the time of payment is legal tender for payment of public and private debts.

        Notwithstanding anything to the contrary contained herein or in the Indenture, if any Interest Payment Date, other than the Maturity Date or the Tax Redemption Date, as applicable, falls on a day that is not a Business Day, then any interest payable will be paid on, and such Interest Payment Date will be moved to, the next succeeding Business Day, and additional interest will accrue for each day that such payment is delayed as a result thereof. If the Maturity Date or the Tax Redemption Date, as applicable, falls on a day that is not a Business Day, then the principal, premium, if any, and/or interest payable on such date will be paid on the next succeeding Business Day, and no additional interest will accrue in respect of such payment made on such next succeeding Business Day.

        The indebtedness evidenced by this Debt Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee or such Holder's attorney-in-fact for any and all such purposes. Each Holder hereof by such Holder's acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

        The Issuer waives diligence, presentment, demand for payment, notice of nonpayment, notice of protest, and all other demands notices.

        This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to and shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

        The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

        IN WITNESS WHEREOF, the Issuer has duly executed this certificate.

COMMUNITY BANK OF NORTHERN VIRGINIA

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

        This is one of the Debt Securities referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	Authorized Officer

Dated:                        ,

        [REVERSE OF SECURITY]

        This Debt Security is one of a duly authorized series of Debt Securities of the Issuer, all issued or to be issued pursuant to an Indenture (the "Indenture"), dated as of March 25, 2004, duly executed and delivered between the Issuer and Wilmington Trust Company, as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Debt Securities of which this Debt Security is a part.

        Upon the occurrence and continuation of a Tax Event (as defined in the Indenture), this Debt Security may become due and payable, in whole but not in part, at any time, within 90 days following the occurrence of such Tax Event (the "Tax Redemption Date"), at the Tax Redemption Price.

        "Tax Redemption Price" means an amount in cash equal to 103.525% of the principal amount of this Debt Security to be redeemed prior to April 7, 2005 and thereafter equal to the percentage for the principal amount of this Debt Security that is specified below for the Tax Redemption Date plus unpaid interest accrued thereon to the Tax Redemption Date:

Tax Redemption During the 12-Month Period Beginning April 7.	Percentage of Principal Amount
2005	103.140%
2006	102.355%
2007	101.570%
2008	100.785%
2009 and thereafter	100.000%

        Any redemption pursuant to the preceding paragraph will be made, subject to the receipt by the Issuer of prior approval from the FDIC, if then required under applicable capital guidelines or policies of the FDIC upon not less than 30 days' nor more than 60 days' prior written notice.

        In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debt Securities may be declared due and payable, and upon such declaration of acceleration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Any such redemption will be made, subject to the receipt by the Issuer of prior approval from the FDIC.

        Payment at maturity is subject to the receipt by the Issuer of prior written approval from the FDIC.

        The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding affected thereby, as specified in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no such supplemental indenture shall, among other things, without the consent of the Holders of each Debt Security then outstanding and affected thereby (i) change the Maturity Date of the Debt Securities or any Interest Payment Date, or reduce the principal amount of any Debt Security or change the manner of calculating the Interest Rate thereon, or change any of the redemption provisions, or reduce the amount provable in bankruptcy or insolvency pursuant to Section 5.04 of the Indenture, or change the Place of Payment where, or the currency in which, any Debt Security or any interest thereon is payable, or impair or affect the right of any Holder of Debt Securities to institute suit for the payment thereof, or (ii) reduce the aforesaid percentage of Debt Securities, the Holders of which are required to consent to any such supplemental indenture or any waiver of compliance with certain provisions of the Indenture or any Event of Defaults thereunder and their consequences. The Indenture contains provisions permitting the Holders

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of a majority in aggregate principal amount of the Debt Securities at the time outstanding affected thereby as provided in the Indenture, on behalf of all of the Holders of the Debt Securities, to waive any past Event of Default. Any such waiver by the registered Holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such waiver is made upon this Debt Security.

        No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debt Security at the time and place and at the rate and in the money herein prescribed.

        As provided in the Indenture and subject to certain limitations herein and therein set forth, this Debt Security is transferable by the Holder hereof on the Security Register of the Issuer, upon surrender of this Debt Security for registration of transfer at the office or agency of the Trustee in Wilmington, Delaware accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer or the Trustee duly executed by the registered Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

        The Debt Securities are issuable only in registered certificated form without coupons. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debt Securities are exchangeable for a like aggregate principal amount of Debt Securities of a different authorized denomination, as requested by the Holder surrendering the same.

        Prior to due presentment for registration of transfer of this Debt Security, the Issuer, the Trustee, any Authenticating Agent, any Paying Agent, any transfer agent and the Security Registrar may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on this Debt Security and for all other purposes, and neither the Issuer nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any transfer agent nor any Security Registrar shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of or premium or interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Issuer or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

        All terms used in this Debt Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        THIS DEBT SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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Exhibit 4(ii)

SUBORDINATED BANK NOTES SUBSCRIPTION AGREEMENT

March 25, 2004

        THIS SUBORDINATED BANK NOTES SUBSCRIPTION AGREEMENT (this "Subscription Agreement") is made between Community Bank of Northern Virginia (the "Company") and ALESCO Preferred Funding III, Ltd., a newly formed exempted company with limited liability established under the laws of the Cayman Islands (the "Purchaser").

RECITALS:

        A.    The Company desires to issue $10,000,000 aggregate principal amount of its Floating Rate Subordinated Notes due 2014 (the "Subordinated Notes") (the "Offering"), to be issued pursuant to an Indenture (the "Indenture"), by the Company, as Issuer, Wilmington Trust Company, as Trustee and the holders, from time to time, of the Subordinated Notes; and

        B.    The Purchaser intends to complete an offering of its securities (the "CBO Offering") on or about March 25, 2004 or such other business day as may be agreed upon by the Company and the Placement Agent under the Placement Agreement (as defined in Section 1.3) (the "Closing Date") and to use the proceeds of the CBO Offering to, among other things, acquire the Subordinated Notes from the Company and other subordinated notes and capital securities in a quantity and with other particular characteristics, in the aggregate, sufficient to permit the successful completion of the CBO Offering; and

        C.    In consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF SUBORDINATED NOTES

        1.1.  Upon the execution of this Subscription Agreement, subject to the conditions precedent set forth in Section 1.5, the Purchaser hereby agrees to purchase from the Company the Subordinated Notes at a price equal to $10,000,000 (the "Purchase Price") and the Company agrees to sell $10,000,000 aggregate principal amount of Subordinated Notes to the Purchaser for the Purchase Price. The rights and preferences of the Subordinated Notes will be set forth in the Indenture in form and substance reasonably acceptable to the Purchaser. The Purchase Price is payable by the Purchaser on the Closing Date in immediately available funds to the account designated by Wilmington Trust Company against delivery of the aforementioned Subordinated Notes.

        1.2.  The certificate for the Subordinated Notes shall be authenticated by the Trustee and delivered in definitive form by the Company on the Closing Date to the Purchaser or its designee, shall be registered in the name of the Purchaser and shall represent the aggregate principal amount of the Subordinated Notes being purchased by the Purchaser.

        1.3.  Each of the provisions of the Placement Agreement between the Company and the Placement Agent named therein, dated March 18, 2004 (the "Placement Agreement"), including the definitions therein, are hereby incorporated by reference into this Subscription Agreement. In addition, to the extent provided for in the Placement Agreement, the Purchaser shall be entitled to the benefits of the Placement Agreement and shall be entitled to enforce such obligations of the Company under the Placement Agreement as fully as if the Purchaser were a party to such Placement Agreement, it being agreed between the parties that any and all representations, covenants and other agreements made by the Company to the Placement Agent in the Placement Agreement shall be deemed to have also been made to the Purchaser.

        1.4.  If any condition specified herein or in the Placement Agreement shall not have been fulfilled when and as required to be fulfilled by, on behalf of or in respect of the Company or the Subordinated Notes, this Subscription Agreement may be terminated by the Purchaser by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5of the Placement Agreement and except that Sections 1, 7, and 8 of the Placement Agreement shall survive any such termination and remain in full force and effect.

        1.5.  If the CBO Offering is not successfully completed for any reason, including, without limitation, as a result of the inability of the Purchaser to acquire sufficient capital securities and subordinated notes from the Company and other issuers and sellers in a quantity and with other particular characteristics, in the aggregate, sufficient to satisfy rating agency criteria with respect to expected ratings on the securities to be issued by the Purchaser and other criteria deemed necessary or advisable by the Purchaser, all obligations of the Purchaser hereunder and any claims against the Purchaser hereunder shall automatically terminate and be extinguished and shall not thereafter revive.

        1.6.  Notwithstanding any other provision of this Subscription Agreement, the obligations of the Purchaser hereunder are limited recourse obligations of the Purchaser, payable solely from the proceeds of the CBO Offering, and if the CBO Offering is not completed or the proceeds of the CBO Offering are insufficient to satisfy the obligations of the Purchaser, all obligations of the Purchaser hereunder and any claims against the Purchaser hereunder shall be extinguished and shall not thereafter revive. No recourse shall be had to any subscriber, officer, director, employee, administrator, shareholder, incorporator or agent of the Purchaser or their respective successors or assigns for any obligations hereunder. The Company further agrees (i) not to take any action in respect of any claims hereunder against any subscriber, officer, director, employee, administrator, shareholder, incorporator or agent of the Purchaser and (ii) not to institute against the Purchaser any insolvency, bankruptcy, reorganization, liquidation or similar proceedings in any jurisdiction until one year and one day or, if longer, the applicable preference period then in effect, as the case may be, shall have elapsed since the final payments to the holders of the securities issued by the Purchaser in connection with the CBO Offering.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PURCHASER

        2.1.  The Purchaser understands and acknowledges that (i) the Subordinated Notes have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act'), or any other applicable securities laws, (ii) the Subordinated Notes are being offered for sale by the Company in transactions not requiring registration under the Securities Act, and (iii) the Subordinated Notes may not be offered, sold, pledged or otherwise transferred by the Purchaser except in compliance with the registration requirements of the Securities Act, or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto.

        2.2.  The Purchaser represents and warrants that (i) it is not a "U.S. person" (as such term is defined in Rule 902 under the Securities Act), (ii) it is not acquiring the Subordinated Notes for the account or benefit of any U.S. person, and (iii) the offer and sale of Subordinated Notes to the Purchaser constitutes an "offshore transaction" under Regulation S under the Securities Act.

        2.3.  The Purchaser represents and warrants that it is purchasing the Subordinated Notes for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Subordinated Notes pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Subordinated Notes contained in the Indenture.

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        2.4.  The Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Subordinated Notes.

        2.5.  The Purchaser represents and warrants that it is and, absent a change in U.S. federal tax law or regulations that would require the Purchaser to be classified differently, it will remain (so long as it is the record or beneficial owner of any of the Subordinated Notes) classified as a corporation for United States federal tax purposes.

        2.6.  The Purchaser will provide on the Closing Date and from time-to-time thereafter as necessary under applicable regulations an Internal Revenue Service Form W-8BEN (or any substitute or successor form or other applicable documentation) establishing its non-U.S. status for U.S. federal income tax purposes.

        2.7.  The Purchaser understands and acknowledges that the Company will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that if any of the foregoing acknowledgments, representations, warranties or agreements cease to be accurate, it shall promptly notify the Company.

ARTICLE III
MISCELLANEOUS

        3.1.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, international courier, or delivered by hand against written receipt therefor, or by facsimile transmission and confirmed by telephone, to the following addresses, or such other address as may be furnished to the other parties as herein provided:

To the Company:	Community Bank of Northern Virginia 107 Free Court Sterling, Virginia, 20164 Attention: Dale G. Phelps
To the Purchaser:
ALESCO Preferred Funding III, Ltd.
c/o Walkers SPV Limited
P.O. Box 908 GT
Walker House, Mary Street
George Town, Grand Cayman
Cayman Islands
Attention: Directors
Telephone: 1-345-945-3727
Fax: 1-345-945-4757
To The Purchaser for service
of all process:	CT Corporation 111 Eighth Avenue, 13th Floor New York, NY 10011

        Unless otherwise expressly provided herein, notices shall be deemed to have been given when received.

        3.2.  This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties hereto.

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        3.3.  Upon the execution and delivery of this Subscription Agreement by the parties hereto, this Subscription Agreement shall become a binding obligation of each such party with respect to the matters covered herein, including those incorporated by reference from the Placement Agreement.

        3.4.  THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED N ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. EACH OF THE PURCHASER AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH OF THE PURCHASER AND THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT N ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        3.5.  The parties hereto agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

        3.6.  This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Signatures appear on the following page

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        IN WITNESS WHEREOF, this Subscription Agreement is agreed to and accepted as of the day and year first written above.

COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ DAVID P. SUMMERS Name: David P. Summers Title: President and CEO

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        IN WITNESS WHEREOF, I have set my hand the day and year first written above.

ALESCO PREFERRED FUNDING III, LTD
By:	/s/ JOHN CULLINANE John Cullinane Title: Director

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EXHIBIT (10)(i)

COMMUNITY BANK OF NORTHERN VIRGINIA
1993 DIRECTORS' INCENTIVE STOCK OPTION PLAN

        1.    Purpose.    The purpose of the 1993 Directors' Incentive Stock Option Plan (the "Plan") is to provide to directors of Community Bank of Northern Virginia (the "Corporation") a favorable opportunity to acquire Common Stock of the Corporation ("Common Stock"), thereby better enabling the Corporation to retain capable directors.

        2.    Interpretation of the Plan.    The Plan shall be construed and interpreted by the members of the Board of Directors of the Corporation who comprise the Compensation Committee. (Such members shall be referred to as the "Committee"). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act (a) at a meeting at which a majority of the members of the Committee is present, (b) by simultaneous telephonic communication, or (c) by a written consent signed by all members of the Committee. The Committee shall prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable in the interpretation and construction of the Plan, subject to the approval of the Board of Directors.

        3.    Option Grant Formula.    Directors of the Corporation shall be eligible for grants of incentive stock options under this Plan. On October 7, 1993, while there are still shares reserved under the Plan for which options have not been granted ("Grant Date"), the Corporation shall grant to each Director on such Grant Date and who was a Director for the twelve (12) month period immediately preceding such Grant Date an incentive stock option to purchase the number of shares, as determined by the Committee, of Common Stock at an option price per share equal to the fair market value of the Common Stock on October 7, 1993 so that the number of shares do not exceed the number of shares reserved under Section 7 hereof.

        The options are intended by the parties hereto to be and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

        4.    Stock Subject to the Plan.    There shall be reserved for issuance upon the exercise of options granted under the Plan, two hundred and fifty thousand (250,000) shares of the Corporation's common stock, par value $1.00 per share, which may be authorized but unissued shares of the Corporation. Subject to Section 7 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall be terminated) become available for other options under the Plan.

        5.    Fair Market Value.    As used herein, the "fair market value" of a share of Stock shall be the average of the high and low sale prices per share of Stock on the recognized market source, as determined by the Board, on the applicable date of reference hereunder, or if there is no sale on such date, then the average of such high and low sale prices on the last previous day on which a sale is reported.

        6.    Terms of Option.    Each option granted under the Plan shall be subject to the following terms and conditions.

          (a)    Period for Exercise of Option.    An option shall only be exercisable for the period beginning on the six (6) month anniversary of the Grant Date and ending on the tenth (10th) year anniversary of the Grant Date.

          (b)    Exercise of Options.    The option price of each share of Common Stock purchased upon exercise of an option shall be paid in full in cash at the time of such exercise. An option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option.

          (c)    Termination of Option.    If an optionee ceases to be a director of the Corporation for any reason other than the optionee's death or the optionee's involuntary removal from the Corporation's Board of Directors during the middle of a term, any option granted to the optionee may be exercised by him or her in whole or in part during the remainder of the period prescribed by subsection (a) of this Section 6. In the event of the death of an optionee while serving as a director of the Corporation or within the period immediately after his or her status as a director terminated for reasons other than his or her involuntary removal, any option granted to the optionee may be exercised in whole or in part at any time after the date of such death by the executor or administrator of his or her estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution but in no event may the option be exercised after the expiration of the option term as prescribed by subsection (a) of Section 6. If an optionee ceases to be a director of the Corporation by reason of his or her involuntary removal from the Corporation's Board of Directors during a middle of a term, any option granted to the optionee shall forthwith terminate. Notwithstanding the foregoing provisions of this subsection (c), no option shall in any event be exercisable after the expiration of the period fixed by subsection (a) above.

          (d)    Transferable Options.    An Option that is a non-qualified stock option and/or not an incentive stock option may be transferred by a participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members, a partnership in which such family members are the only partners, or a charitable organization or foundation, subject to such terms and conditions as may be prescribed by the Committee. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.

          (e)    Agreement.    Each option grant shall be evidenced by an agreement between the optionee and the Corporation.

          (f)    Certificates.    The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An optionee shall not have any rights of a shareholder in respect to the shares of Common Stock subject to an option until the date of issuance of a stock certificate to him or her for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Corporation shall pay cash in lieu thereof.

          (g)    No Right to Continued Service.    Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue his or her status as a director of the Corporation or affect any rights the shareholders of the Corporation may have to terminate his or her status as a director at any time.

        7.    Adjustment of Shares.    In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. Any such determination of the Committee hereunder shall be recommended to the Board of Directors for final approval.

        8.    Amendment.    The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the optionee, the terms and provisions of his option. No amendment of the Plan, however, may, without the consent of the optionees, make any changes in any outstanding options theretofore granted under the Plan which would adversely affect the rights of such optionees.

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        9.    Termination.    The Board of Directors of the Corporation may terminate the plan at any time and no option shall be granted thereafter. Such termination, however, shall not affect the validity of any option theretofore granted under the Plan.

        10.    Successors.    The Plan shall be binding upon the successors and assigns of the Corporation.

        11.    Governing Law.    The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the optionees and their successors in interest shall, except to the extent governed by federal law, be governed by the laws of the State of Virginia.

        12.    Government and Other Regulations.    The obligations of the Corporation to issue or transfer and deliver shares under options granted under the Plan shall be subject to compliance with all applicable laws, government rules and regulations, and administrative action.

        13.    Effective Date.    The Plan shall become effective when it shall have been approved by the Corporation's Board of Directors.

ADOPTED BY THE BOARD OF DIRECTORS:
/s/ B. Lisa Palmer B. Lisa Palmer, Corporate Secretary
October 7, 1993 Date of Meeting

3

EXHIBIT (10)(ii)

COMMUNITY BANK OF NORTHERN VIRGINIA
1993 EMPLOYEES' INCENTIVE STOCK OPTION PLAN

        1.    Grant of Option.    Subject to the terms and conditions hereinafter set forth, the Bank, with the approval and at the direction of the Board, hereby grants to the Grantee, as of the Date of Grant, an option to purchase common stock at an Option Price per share equal to the fair market value of the common stock on the Grant Date. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares." The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986).

        2.    Interpretation of the Plan.    The Plan shall be construed and interpreted by the members of the Board of Directors of the Corporation who comprise the Compensation Committee. (Such members shall be referred to as the "Committee"). The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act (a) at a meeting at which a majority of the members of the Committee is present, (b) by simultaneous telephonic communication, or (c) by a written consent signed by all members of the Committee. The Committee shall prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable in the interpretation and construction of the Plan, subject to the approval of the Board of Directors.

        3.    Exercise of Options.    Subject to such further limitations as are provided herein, the Option shall become exercisable on and after the Grant Date, the Grantee having the right to purchase from the Bank Option Shares as determined by the Compensation Committee and approved by the Board of Directors.

        4.    Stock Subject to the Plan.    There shall be reserved for issuance upon the exercise of options granted under the Plan, fifty thousand (50,000) shares of the Corporation's common stock, par value $1.00 per share, which may be authorized but unissued shares of the Corporation. Subject to Section 7 hereof the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall be terminated) become available for other options under the Plan.

        5.    Fair Market Value.    As used herein, the "fair market value" of a share of Stock shall be the average of the high and low sale prices per share of Stock on the recognized market source, as determined by the Board, on the applicable date of reference hereunder, or if there is no sale on such date, then the average of such high and low sale prices on the last previous day on which a sale is reported.

        6.    Terms of Option.    Each option granted under the Plan shall be subject to the following terms and conditions.

          (a)    Period for Exercise of Option.    An option shall only be exercisable for the period beginning on the Grant Date and ending on the tenth (10th) year anniversary of the Grant Date.

          (b)    Exercise of Options.    The option price of each share of Common Stock purchased upon exercise of an option shall be paid in full in cash at the time of such exercise. An option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option.

          (c)    Termination of Option.    If an optionee ceases to be an employee of the Corporation for any reason other than the optionee's death or the optionee's removal from the Corporation's employment for reasons described in this subsection during the middle of a term, any option granted to the optionee may be exercised by him or her in whole or in part during the proceeding twelve (12) month period or the remainder of the period prescribed by subsection (a) of this Section 6, whichever time period expires first. In the event of the death of an optionee while serving as an employee of the Corporation or within the period immediately after his or her status as an employee terminated for reasons other than his or her removal, any option granted to the optionee may be exercised in whole or in part at any time after the date of such death by the executor or administrator of his or her estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution but in no event may the option be exercised after the expiration of the option term as prescribed by subsection (a) of this Section 6. If the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting the Bank or any subsidiary of the Bank, (ii) breach any covenant not to compete, or employment contract, with the Bank or any subsidiary of the Bank, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon or any subsidiary of the Bank), any unexercised portion of the Option shall immediately terminate and be void. Notwithstanding the foregoing provisions of this subsection (c), no option shall in any event be exercisable after the expiration of the period fixed by subsection (a) above.

          (d)    Nontransferrability of Option.    An option may not be transferred by the optionee otherwise than by will or the laws of descent and distribution during his or her lifetime, and shall be exercisable by the optionee only.

          (e)    Agreement.    Each option grant shall be evidenced by an agreement between the optionee and the Corporation.

          (f)    Certificates.    The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An optionee shall not have any rights of a shareholder in respect to the shares of Common Stock subject to an option until the date of issuance of a stock certificate to him or her for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Corporation shall pay cash in lieu thereof.

          (g)    No Right to Continued Service.    Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue his or her status as an employee of the Corporation or affect any rights the shareholders of the Corporation may have to terminate his or her status as an employee at any time.

        7.    Adjustment of Shares.    In the event of any change after the effective date of the Plan in the outstanding stock of the Corporation by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, or any other change after the effective date of the Plan in the nature of the shares of stock of the Corporation, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. Any such determination of the Committee hereunder shall be recommended to the Board of Directors for final approval.

        8.    Amendment.    The Board of Directors of the Corporation may amend the Plan from time to time and, with the consent of the optionee, the terms and provisions of his option. No amendment of the Plan, however, may, without the consent of the optionee, make any changes in any outstanding options theretofore granted under the Plan which would adversely affect the rights of such optionee.

        9.    Termination.    The Board of Directors of the Corporation may terminate the plan at any time and no option shall be granted thereafter. Such termination, however, shall not affect the validity of any option theretofore granted under the Plan.

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        10.    Successors.    The Plan shall be binding upon the successors and assigns of the Corporation.

        11.    Governing Law.    The terms of any options granted hereunder and the rights and obligations hereunder of the Corporation, the optionee and their successors in interest shall, except to the extent governed by federal law, be governed by the laws of the State of Virginia.

        12.    Government and Other Regulations.    The obligations of the Corporation to issue or transfer and deliver shares under options granted under the Plan shall be subject to compliance with all applicable laws, government rules and regulations, and administrative action.

        13.    Effective Date.    The Plan shall become effective when it shall have been approved by the Corporation's Board of Directors.

ADOPTED BY THE BOARD OF DIRECTORS:
/s/ B. Lisa Palmer B. Lisa Palmer, Corporate Secretary
October 7, 1993 Date of Meeting

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EXHIBIT (10)(iii)

COMMUNITY BANK OF NORTHERN VIRGINIA
1998 STOCK COMPENSATION PLAN

(Approved by Board of Directors March 24, 1998)

i

ARTICLE I
DEFINITIONS

        1.01.    Affiliate    Affiliate means any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Corporation.

        1.02.    Agreement    Agreement means a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant specifying the terms and conditions of an Option granted to such Participant.

        1.03.    Board    Board means the Board of Directors of the Corporation.

        1.04.    Code    Code means the Internal Revenue Code of 1986, and any amendments thereto.

        1.05.    Committee    Committee means the Compensation Committee of the Board.

        1.06.    Common Stock    Common Stock means the common stock of the Corporation, $1.00 par value per share.

        1.07.    Corporation    Corporation means Community Bank of Northern Virginia.

        1.08.    Director    Director means a member of the Board who is not an employee of the Corporation or an Affiliate.

        1.09.    Fair Market Value    Fair Market Value means, on any given date, the current fair market value of a share of Common Stock as determined by the Committee using any reasonable method in good faith.

        1.10.    Option    Option means a stock option that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Agreement.

        1.11.    Participant    Participant means an employee of the Corporation or an Affiliate, including an employee who is a member of the Board, or any Director who satisfies the requirements of Article IV and is selected by the Committee to receive an Option.

        1.12.    Plan    Plan means the Community Bank of Northern Virginia 1998 Stock Compensation Plan.

        1.13.    Ten Percent Shareholder    Ten Percent Shareholder means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of an Affiliate. An individual shall be considered to own any voting stock owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a shareholder, partner or beneficiary.

ARTICLE II
PURPOSES

        The Plan is intended to assist the Corporation and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Corporation and its Affiliates and to associate their interests with those of the Corporation and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code ("incentive stock options") and Options not so qualifying. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Corporation from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

        The Plan shall be administered by the Committee. The Committee shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised. In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee or in connection with the administration of this Plan shall be final and conclusive. Neither the Committee nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Corporation.

ARTICLE IV
ELIGIBILITY

        Any Director or employee of the Corporation or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Corporation or an Affiliate.

ARTICLE V
STOCK SUBJECT TO PLAN

        5.01.    Shares Issued.    Upon the exercise of any Option, the Corporation may deliver to the Participant (or the Participant's broker if the Participant so directs), shares of Common Stock, from its authorized but unissued Common Stock.

        5.02.    Aggregate Limits.    The maximum aggregate number of shares of Common Stock that may be issued under this Plan is 150,000 shares. The maximum aggregate number of shares that may be issued under this Plan shall be subject to adjustment as provided in Article VIII.

        5.03.    Reallocation of Shares.    To the extent that an Option is terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the terminated Option or portion thereof may be reallocated to other Options to be granted under this Plan.

ARTICLE VI
OPTIONS

        6.01.    Award.    In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards.

        6.02.    Option Price.    The price per share for Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Notwithstanding the preceding sentence, the price per share for Common Stock purchased on the exercise of any Option that is an incentive stock option

2

granted to an individual who is a Ten Percent Shareholder on the date such Option is granted shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.

        6.03.    Maximum Option Period.    The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option that is intended to be an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. In the case of an incentive stock option granted to a Participant who is a Ten Percent Shareholder on the date of grant, such Option shall not be exercisable after the expiration of five years from the date of grant. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

        6.04.    Nontransferability.    Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

        6.05.    Transferable Options    Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant's children, grandchildren, spouse, one or more trusts for the benefit of such family members, a partnership in which such family members are the only partners, or a charitable organization or foundation, subject to such terms and conditions as may be prescribed by the Committee. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.

        6.06.    Employee Status.    For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

        6.07.    Exercise.    Options granted under the Plan shall be exercisable, in whole or in part, in accordance with the terms of this Plan and the applicable Agreement. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Corporation and its Affiliates) may not be first exercisable in a calendar year for stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

        6.08.    Payment.    Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash or a cash equivalent acceptable to the Committee. Payment of all or part of the Option price may also be made by surrendering shares of Common Stock to the Corporation. If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

3

        6.09.    Shareholder Rights.    No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

        6.10.    Disposition of Stock.    A Participant shall notify the Corporation of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of the Common Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Corporation.

ARTICLE VII
ADJUSTMENT UPON CHANGE IN COMMON STOCK

        The maximum number of shares which may be issued under this Plan and the terms of outstanding Options shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Corporation (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article VIII by the Committee shall be final and conclusive.

        The issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares which may be issued under this Plan or the terms of outstanding Options.

ARTICLE VIII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

        No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Corporation is a party, and the rules of all domestic stock exchanges on which the Corporation's shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock when an Option is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Corporation has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE IX
GENERAL PROVISIONS

        9.01.    Effect on Employment and Service.    Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Corporation or an Affiliate or in any way affect any right and power of the Corporation or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

        9.02.    Unfunded Plan    The Plan, insofar as it provides for grants, shall be unfunded, and the Corporation shall not be required to segregate any assets that may at any time be represented by grants

4

under this Plan. Any liability of the Corporation to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Corporation shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Corporation.

        9.03.    Rules of Construction.    Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE X
AMENDMENT

        The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of shares of Common Stock that may be issued under the Plan (other than an adjustment pursuant to Article VII) or (ii) the amendment changes the class of individuals eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under any Option outstanding at the time such amendment is made.

ARTICLE XI
DURATION OF PLAN

        No Option may be granted and no Common Stock may be purchased pursuant to Article VII after April 28, 2008. Options granted before that date shall remain valid in accordance with their terms.

ARTICLE XII
EFFECTIVE DATE OF PLAN

        Options may be granted under this Plan upon its adoption by the Board, provided that no Option shall be effective or exercisable unless this Plan is approved by a majority of the votes cast by the Corporation's shareholders, voting either in person or by proxy, at a duly held shareholders' meeting at which a quorum is present or by the written unanimous consent of the shareholders.

5

EXHIBIT (10)(iv)

STOCK PURCHASE PLAN
FOR

         Community Bank
                                     of Northern Virginia

EMPLOYEES

EMPLOYEE STOCK PURCHASE PLAN

As a Community Bank of Northern Virginia employee residing in the United States or its territorial possessions, you have the opportunity to acquire shares of the Company stock through an Employee Stock Purchase Plan. Under this Plan, you may purchase shares of stock through a convenient payroll deduction.

The Employee Stock Purchase Plan offers Community Bank employees the opportunity to acquire shares of Community Bank of Northern Virginia common stock without paying broker fees or other administrative costs when the stock is purchased.

Through this Plan, you may direct the Company to deduct a specified amount from your pay to purchase shares of stock. You may also make additional direct contributions to the Plan to purchase more shares.

Participation in the Plan is entirely voluntary, and it is not a condition of any employee's continued employment by Community Bank that he or she participate in the Plan. A decision not to participate in the Plan will not be considered in determining increases in compensation, promotion or similar decisions respecting an employee's employment by Community Bank.

How It works

If you decide to participate in the Plan, you should complete the required payroll deduction form at the end of this brochure. You can enroll any time you desire following 90 days of employment.

The Company will make regular deductions from your pay. At the end of each month, the money will be submitted to American Stock Transfer & Trust Co. ("AST"), which will purchase your shares in the open market on or about the first business day of the following month. In the event that the shares are not able to be purchased on the open market, the shares will be purchased directly from Community Bank. The purchase price for shares purchased in the open market will be the average weighted price per share paid by AST for all purchases made that month for the Plan participants. The purchase price for shares purchased directly from Community Bank will be the average of the high and low sale price reported for the day of the transaction between AST and Community Bank.

You may designate that any whole dollar amount in five-dollar ($5.00) increments be deducted each payroll period. You may change that amount no more frequently than once a month by completing a Community Bank Deduction Authorization Form that is available from the Human Resources Department.

All shares purchased through the Plan will be held in your account at AST, and that account will automatically be credited with dividends, stock splits, or any other stock-related income. You will have full voting rights on your shares and AST will forward to you all proxy solicitation materials.

Reporting on your account

Statements will be mailed to you quarterly by AST. This statement will show the number of shares you own through the Plan, the number of shares you purchased, and the per-share price. As these statements are cumulative only for each calendar year, it is important that you keep your year-end statements in order to calculate the cost basis of your shares whenever you sell them.

Making additional contributions

If you are participating in this Plan, you may buy additional shares of stock by sending AST a check or money order payable to American Stock Transfer & Trust Co. The total of both your payroll deductions and the additional money submitted by you must not exceed $5,000 in any one month. Shares purchased in this manner will be added to your Plan account.

2

To make such a direct contribution to the Plan, you must send your check or money order to AST along with the optional cash form "stub" from the bottom of your quarterly statement which will indicate your account number.

AST will purchase stock with additional contributions as it does with the payroll deduction contributions on or about the first business day of the month.

Leaving the Plan

At any time you wish, you may withdraw from this Plan. To do so, you must do two things:

  •
  notify the Human Resources Department in writing that you wish the Company to stop payroll deductions for the Plan, and

  •
  submit a written request to AST (use the form at the bottom of your quarterly statement) to receive your shares.

You may also stop future payroll deductions but keep your shares in your account. In this instance, you need only contact Human Resources in writing to stop payroll deductions.

In any instance that you want to sell your stock, you must contact the stockbroker of your choice to facilitate the transaction. The brokerage firm will most likely charge you a fee for the sale transaction in accordance with their commission schedule.

You may sell any amount of your stock but continue to make payroll contributions as well as additional contributions if desired.

Termination of Employment

If you should terminate employment with Community Bank for any reason, your account will be automatically closed. AST will deliver to you a stock certificate for your full shares along with a check for the net proceeds from the sale of any fractional share.

Tax Liability

You will continue to pay income tax on any amount of your pay that is used to purchase stock. You will also be required to pay tax on dividends reinvested through the Plan. Brokerage commissions (if any) paid by Community Bank on your behalf are also reportable as dividend income. You will receive a 1099 tax form from AST on which to report reinvested dividend income.

QUESTIONS AND ANSWERS

What are the advantages?

The Plan offers you an inexpensive and convenient way to become a shareholder in Community Bank. You invest by the dollar amount instead of by share, and Community Bank pays the brokerage commission on your purchases. It encourages regular, scheduled investing and is a means of supplementing your individual savings program.

How much stock will be bought for me?

AST will purchase for you as many full and/or fractional shares (to three decimal places) as the funds invested for your account will allow. There is no limit to the number of shares you may accumulate in your account. If you wish, you may make additional purchases directly through AST.

What if the amount of money I am Investing won't buy an even number of shares or one full share of Community Bank stock?

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It makes no difference, since you are buying stock by the dollar amount instead of by the share. For example, if your account invests $40.00 per month, and if the stock is purchased at $25 per share, your account will be credited with 1.600 shares. If your monthly investment buys less than a full share, your account will likewise be credited with a fractional interest to three decimal places.

What happens if my payroll deductions stop?

If you terminate your payroll deduction authorization, your account with AST will remain open unless you elect to close it. If you request that your account be closed, according to your instructions, AST will deliver a stock certificate for your full shares along with a check for the net proceeds from the sale of any fractional share

How do I begin?

Simply complete the Payroll Deduction Authorization form which is a part of this booklet and forward the form to the Human Resources Department.

Whom do I contact if I have any inquiry regarding my account with AST?

You may call or write to:

American Stock Transfer & Trust Co.
Dividend Reinvestment Department
40 Wall Street
New York, New York 10005
1-800-2784353 or 1-718-921-8283

When communicating with AST, please mention Community Bank, and furnish your social security number and account number (which appears on your statement).

How to Open an Employee Account

Complete the form on the following page. Submit the form to the Human Resources Department. Please print or type all information requested.

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TEAR-OUT PAGE

Payroll Deduction Authorization

Stock Purchase Plan Community Bank of Northern Virginia Common Stock

Community Bank of Northern Virginia is hereby authorized to deduct $        .00* from my gross pay each payroll period, for transmittal to American Stock Transfer & Trust Co. ("AST") to purchase Community Bank common stock for my account. I understand that this deduction authorization shall be placed in effect as soon as practicable, and that it may be increased or decreased or terminated by me at any time upon written notice to Community Bank.

*
Deductions must be authorized in multiples of $5.00.

First	MI	Last
(Employee to print or type full name.)

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Exhibit (10)(v)

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of November 1, 1994 between David P. Summers ("Executive") and Community Bank of Northern Virginia ("CBNV"), recites and provides:

        WHEREAS, CBNV recognizes the valuable contribution Executive has made as to CBNV as its President and Chief Executive Officer since its organization in 1991, and desires to continue his employment as such with CBNV;

        WHEREAS, CBNV desires to continue Executive's employment as President and Chief Executive Officer and offer, and Executive desires to accept, such continued employment with CBNV, in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    EMPLOYMENT.    CBNV hereby continues the employment of Executive, and Executive hereby accepts the continuance of his employment with CBNV as its President and Chief Executive Officer, with the duties, responsibilities and powers appropriate to such office and as assigned to him by CBNV's Board of Directors. Executive shall serve CBNV in such capacity until expiration of the term of this Agreement, unless his duties are terminated as set forth herein. Executive shall faithfully and diligently discharge his duties and responsibilities under this Agreement, shall use his best efforts to implement the policies established by CBNV Board of Directors, and shall devote such business time and attention to the affairs of CBNV as reasonably shall be necessary to perform fully the duties and responsibilities of his office.

        2.    TERM.    The initial term of this Agreement shall be three-years from the date hereof to November 1, 1997 (such month and day of each calendar year being referred to as the "Anniversary Date") On the Anniversary Date in 1995, and on the Anniversary Date each year thereafter, this Agreement shall automatically be extended for one year from the then applicable termination date, unless either party elects to terminate this Agreement by giving the other party written notice of such termination at least 90 days prior to the next succeeding Anniversary Date.

        3.    COMPENSATION AND BENEFITS.    CBNV shall pay and provide Executive the following items as compensation for his services:

          A.    Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Board of Directors, provided that such salary shall not be less than $105,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $105,000 per year.

          B.    Incentive Plans; Bonuses; Fringe Benefits.    Executive shall be eligible to participate in any incentive bonus, including the 1993 Directors' Incentive Stock Option Plan, which may be or become applicable to CBNV's officers in equivalent grades and positions, commensurate with the responsibilities and functions to be performed by Executive under this Agreement and approved by management of CBNV. In addition, during the term of this Agreement, Executive shall be eligible to participate in all benefit plans and programs, including the 1993 Directors' Incentive Stock Option Plan, as determined by its Board of Directors and/or as CBNV may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to executive officers and other key management employees of CBNV. These benefits shall include, but not be limited to, health insurance, long-term disability insurance and executive life insurance.

          C.    Expense Reimbursement.    CBNV shall pay or reimburse Executive for all business, travel and entertainment expenses incurred by Executive during the term of this Agreement in connection with the performance of Executive's duties and responsibilities hereunder, for maintaining an active role in professional organizations, and for courses and seminars in fields reasonably related to Executive's field of expertise, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of CBNV.

          D.    Vacation.    Executive shall be entitled to the number of vacation days in each calendar year as determined by CBNV's established policy. Executive also shall be entitled to all paid holidays to which executives and senior officers of CBNV are entitled.

        4.    TERMINATION.    Executive's employment under this Agreement shall terminate:

          A.    Termination Due to Death.    In the event of the death of Executive during the term of this Agreement, the estate or other legal representatives of Executive shall be entitled to receive (i) any earned but unpaid salary accrued through the end of the month in which death occurs, and (ii) a pro-rata portion of any bonus payable during the fiscal year in which death occurs, such payment to be made promptly following death. Any rights and benefits Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's death during the term of this Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs. CBNV shall have no obligation to make any other payments under this Agreement.

          B.    Termination Due to Disability.

            (i)    Executive's employment hereunder shall terminate due to disability if, for a period of 120 consecutive days, he is totally and permanently disabled as determined in accordance with CBNV's long-term disability plan as in effect from time to time. During such 120-day period Executive shall continue to be paid the salary pursuant to Section 3 (a).

            (ii)   Upon the termination of Executive's employment due to disability pursuant to Section 4 (b) (i), Executive shall be entitled to receive (i) all bonuses payable during the fiscal year in which termination occurs, based upon CBNV's results through the end of the fiscal year in which termination due to disability occurs, and (ii) continued compensation and benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination for key management employees of CBNV. Any continued rights and benefits Executive, or Executive's legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          C.    Termination for Cause.

            (i)    CBNV by action of its Board of Directors may elect, at any time, to terminate its obligations hereunder and remove Executive from his employment for "cause" by giving Executive 90 days prior written notice thereof; provided, that in the event that such termination is a result of the circumstances contemplated in subsection (A) of this Section 4 (c) (i), no such notice shall be required. For purposes of this Section, "cause" shall include, without limitation, the following:

              (A)  willful misconduct of Executive in connection with the performance of any of his duties, including, without limitation, misappropriation of funds or property of CBNV or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of CBNV; or

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              (B)  the entry of any legal order which has the effect of precluding Executive from performing his duties hereunder for more than 30 consecutive days.

            (ii)   In the event of termination for cause pursuant to Section 4 (c) (i), Executive shall be entitled to receive any earned but unpaid salary through the date of termination, plus an amount equal to three months of his salary at the level in effect as of the effective date of such termination; provided, however, that Executive shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the date of such termination, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4 (c) (ii) and otherwise by applicable law, upon termination for cause pursuant to Section 4 (c) (i), all obligations of CBNV to Executive hereunder shall cease immediately.

    Any notice of termination of Executive's employment with CBNV for Cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination.

          D.    Termination Without Cause.

            (i)    CBNV may elect, at any time, to terminate its obligations hereunder and remove Executive from his employment with CBNV for any reason (other than the grounds for "cause" set forth in Section 4(c) (i)) by giving Executive 90 days' prior written notice thereof.

            (ii)   In the event of termination pursuant to Section 4 (d) (i), Executive shall be entitled to receive (i) any earned but unpaid salary through the date of termination, plus an amount equal to 18 months of his salary at the level in effect as of the effective date of such termination, and (ii) the full amount of any bonus he otherwise would have been entitled to receive for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(d) (ii) and otherwise by applicable law, upon termination pursuant to Section 4 (d) (i), all obligations of CBNV to Executive hereunder shall cease immediately.

          E.    Voluntary Termination.    Executive may terminate his employment of his own volition by giving CBNV 90 days' prior written notice. Such a termination shall constitute a voluntary termination, and Executive shall be entitled to receive any earned but unpaid salary accrued through the date of termination, but shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs.

        5.    CONFIDENTIALITY.    Executive agrees and acknowledges that by virtue of his employment with CBNV, he has, and will continue to acquire, an intimate knowledge of the activities and affairs of CBNV, including trade secrets and other confidential matters. Executive agrees at all times during the term of this Agreement to hold in strictest confidence, and not to use for his own benefit or disclose to any person, firm or corporation without express authorization of CBNV's Board of Directors or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of CBNV or any division, subsidiary, affiliate, or parent of CBNV or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of CBNV, their addresses, phone numbers or requirements.

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        Executive agrees that upon termination of employment, he will deliver to CBNV and will not keep in his possession nor deliver to anyone else, any and all documents, or any other material containing or disclosing any confidential information relating to CBNV, and Executive will return to CBNV all calculations, letters, papers, books and records, and information of any type or description relating to the business of CBNV and its affiliated employers.

        6.    CHANGE OF CONTROL.    In the event of any Change of Control (as defined below) and Executive is terminated for any reason or terminates his employment with CBNV within the nine month period following such Change of Control, the Executive shall be entitled to receive (a) any earned but unpaid salary through the date of termination; (b) all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and (c) compensation equal to 36 months of his salary at the level in effect as of the effective date of such termination. In the event that the amount payable to Executive under this paragraph should cause a "parachute payment," as defined in Section 280(G) (b) (2) of the Internal Revenue Code of 1986, as amended, then such amount shall be reduced $1.00 at a time until the payment will not constitute a parachute payment. In the event the amount Executive receives under this paragraph should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 280G (b) (3), multiplied by 2.999.

        The term "Change of Control" shall refer to the ownership, holding or power to vote more than 25% of CBNV's voting stock, the control of the election of a majority of CBNV's directors, or the exercise of a controlling influence over the management or policies of CBNV by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or other form of entity not specifically listed herein.

        7.    SUCCESSORS; BINDING AGREEMENT.    This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CBNV regardless of whether such occurrence constitutes a change in control of CBNV, and CBNV shall require any such successor to assume expressly and agree to perform this Agreement.

        8.    MISCELLANEOUS.

          A.    Notices.    All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

    If to Executive:

      David P. Summers
      6 Russell Court
      Sterling, Virginia 20165

    If to CBNV:

      Chairman of the Board of Directors
      Community Bank of Northern Virginia
      107 Free Court
      Sterling, Virginia 20164

          B.    Severability.    If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

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          C.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          D.    Entire Agreement.    This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          E.    Taxes.    Each payment of compensation or bonus to Executive under this Agreement shall be reduced by applicable local, state, and federal income taxes, employment, and social security taxes, and other amounts which CBNV may be required to deduct by law or by agreement with Executive.

        9.    POST TERMINATION OBLIGATIONS.    During the term of this Agreement and for two years after the expiration or termination hereof, Executive shall, upon reasonable notice, furnish such information and assistance to CBNV as may reasonably be required by CBNV in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

        10.    BANKING REGULATION.    Notwithstanding any term of this Agreement to the contrary, this Agreement is subject to the following terms and conditions:

          A.    If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CBNV's affairs by a notice served under section 8 (e) (3) or 8 (g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e) (3) or (g)), as amended by the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, CBNV's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CBNV may, in its discretion, (i) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          B.    If Executive is removed and/or permanently prohibited from participating in the conduct of CBNV's affairs by an order issued under section 8 (e) or 8 (g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e) or (g)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of CBNV under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected to the extent permitted under such section and the regulations promulgated thereunder.

          C.    If CBNV is in default, as defined in section 39 (x) (1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813 (x) (1)), all obligations under the contract shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected to the extent permitted under applicable law and related regulations promulgated thereunder.

          D.    All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBNV:

            (i)    by the director or his or her designee of the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of CBNV under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1823(c)); or

            (ii)   by the director or his or her designee of the FDIC, at the time such director or designee approves a supervisory merger to resolve problems related to operation of CBNV or when CBNV is determined by the director to be in an unsafe or unsound condition;

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provided, however, that to the extent permitted by the director or his or her designee of the FDIC under applicable law and regulations, vested rights of the contracting parties hereunder shall not be affected.

        11.    HEADINGS FOR REFERENCE ONLY.    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        12.    GOVERNING LAW.    This Agreement has been executed and delivered in the Commonwealth of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTIVE:
/s/ David P. Summers David P. Summers
COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ Joseph L. Malone Joseph L. Malone Chairman of the Board

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AMENDMENT TO EMPLOYMENT CONTRACT
OF
DAVID P. SUMMERS

        This amendment hereby supersedes the employment contract dated November 1, 1994, between David P. Summers ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2002.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $220,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $220,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:

/s/ David P. Summers David P. Summers
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ Joseph L. Malone Joseph L. Malone, Chairman

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AMENDMENT TO EMPLOYMENT CONTRACT
OF
DAVID P. SUMMERS

        This amendment hereby supersedes the employment contract dated November 1, 1994, between David P. Summers ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 27, 1998.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $122,500 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $122,500 per year.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ David P. Summers David P. Summers
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ Joseph L. Malone Joseph L. Malone, Chairman

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Exhibit (10)(vi)

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of June 1, 1995 between Richard A. Hutchison ("Executive") and Community Bank of Northern Virginia ("CBNV"), recites and provides:

        WHEREAS, CBNV recognizes the valuable contribution Executive has made as to CBNV as its Senior Operations Officer, and desires to continue his/her employment as such with CBNV;

        WHEREAS, CBNV desires to continue Executive's employment as Senior Operations Officer and offer, and Executive desires to accept, such continued employment with CBNV, in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    EMPLOYMENT.    CBNV hereby continues the employment of Executive, and Executive hereby accepts the continuance of his/her employment with CBNV as its Senior Operations Officer, with the duties, responsibilities and powers appropriate to such office and as assigned to him/her by CBNV's President. Executive shall serve CBNV in such capacity until expiration of the term of this Agreement, unless his/her duties are terminated as set forth herein. Executive shall faithfully and diligently discharge his/her duties and responsibilities under this Agreement, shall use his/her best efforts to implement the policies established by CBNV Board of Directors, and shall devote such business time and attention to the affairs of CBNV as reasonably shall be necessary to perform fully the duties and responsibilities of his/her office.

        2.    TERM.    The initial term of this Agreement shall be three-years from the date hereof to June 1, 1998 (such month and day of each calendar year being referred to as the "Anniversary Date"). On the Anniversary Date in 1996, and on the Anniversary Date each year thereafter, this Agreement shall automatically be extended for one year from the then applicable termination date, unless either party elects to terminate this Agreement by giving the other party written notice of such termination at least 90 days prior to the next succeeding Anniversary Date.

        3.    COMPENSATION AND BENEFITS.    CBNV shall pay and provide Executive the following items as compensation for his/her services:

          A.    Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $55,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $55,000 per year.

          B.    Incentive Plans; Bonuses; Fringe Benefits.    Executive shall be eligible to participate in any incentive bonus, which may be or become applicable to CBNV's officers in equivalent grades and positions, commensurate with the responsibilities and functions to be performed by Executive under this Agreement and approved by management of CBNV. In addition, during the term of this Agreement, Executive shall be eligible to participate in all benefit plans and programs, as determined by its Board of Directors and/or as CBNV may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to executive officers and other key management employees of CBNV. These benefits shall include, but not be limited to, health insurance, dental insurance and long-term disability insurance.

          C.    Expense Reimbursement.    CBNV shall pay or reimburse Executive for all business, travel and entertainment expenses incurred by Executive during the term of this Agreement in connection with the performance of Executive's duties and responsibilities hereunder, for maintaining an active role in professional organizations, and for courses and seminars in fields reasonably related to Executive's field of expertise, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of CBNV.

          D.    Vacation.    Executive shall be entitled to the number of vacation days in each calendar year as determined by CBNV's established policy. Executive also shall be entitled to all paid holidays to which executives and senior officers of CBNV are entitled.

        4.    TERMINATION.    Executive's employment under this Agreement shall terminate:

          A.    Termination Due to Death.    In the event of the death of Executive during the term of this Agreement, the estate or other legal representatives of Executive shall be entitled to receive (i) any earned but unpaid salary accrued through the end of the month in which death occurs, and (ii) a pro-rata portion of any bonus payable during the fiscal year in which death occurs, such payment to be made promptly following death. Any rights and benefits Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's death during the term of this Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs. CBNV shall have no obligation to make any other payments under this Agreement.

          B.    Termination Due to Disability.

            (i)    Executive's employment hereunder shall terminate due to disability if, for a period of 120 consecutive days, he/she is totally and permanently disabled as determined in accordance with CBNV's long-term disability plan as in effect from time to time. During such 120-day period Executive shall continue to be paid the salary pursuant to Section 3(a).

            (ii)   Upon the termination of Executive's employment due to disability pursuant to Section 4(b)(i), Executive shall be entitled to receive (i) all bonuses payable during the fiscal year in which termination occurs, based upon CBNV's results through the end of the fiscal year in which termination due to disability occurs, and (ii) continued compensation and benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination. for key management employees of CBNV. Any continued rights and benefits Executive, or Executive's legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          C.    Termination for Cause.

            (i)    CBNV by action of its President may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment for "cause". For purposes of this Section, "cause" shall include, without limitation, the following:

              (A)  willful misconduct or gross negligence of Executive in connection with the performance of any of his/her duties. This includes the willful nonperformance of assigned duties and, without limitation, misappropriation of funds or property of CBNV or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of CBNV; or

              (B)  gross violations including any gross misconduct as referred to in the Policy Manual, Employee Handbook or any other human resources policies set forth by Bank including, without limitation, policies relating to sexual harassment, race, sex or age discrimination, or any other forms of discrimination.

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              (C)  the entry of any legal order which has the effect of precluding Executive from performing his/her duties hereunder for more than 30 consecutive days.

            (ii)   In the event of termination for cause pursuant to Section 4(c)(i), Executive shall be entitled to receive any earned but unpaid salary through the date of termination, and that Executive shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the date of such termination, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(c)(ii) and otherwise by applicable law, upon termination for cause pursuant to Section 4(c)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

    Any notice of termination of Executive's employment with CBNV for Cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his/her employment under the provisions contained herein and the date of termination.

          D.    Termination Without Cause.

            (i)    CBNV may elect, at any time, to terminate its obligations hereunder and remove, Executive from his/her employment with CBNV for any reason (other than the grounds for "cause" set forth in Section 4(c)(i)) by giving Executive 30 days' prior written notice thereof.

            (ii)   In the event of termination pursuant to Section 4(d)(i), Executive shall be entitled to receive (i) any earned but unpaid salary through the date of termination, plus an amount equal to 12 months of his/her salary at the level in effect as of the effective date of such termination, and (ii) the full amount of any bonus he/she otherwise would have been entitled to receive for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(d)(ii) and otherwise by applicable law, upon termination pursuant to Section 4(d)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

          E.    Voluntary Termination.    Executive may terminate his/her employment of his/her own volition by giving CBNV 30 days' prior written notice. Such a termination shall constitute a voluntary termination, and Executive shall be entitled to receive any earned but unpaid salary accrued through the date of termination, but shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs.

        5.    CONFIDENTIALITY.    Executive agrees and acknowledges that by virtue of his/her employment with CBNV, he/she has, and will continue to acquire, an intimate knowledge of the activities and affairs of CBNV, including trade secrets and other confidential matters. Executive agrees at all times during the term of this Agreement to hold in strictest confidence, and not to use for his/her own benefit or disclose to any person, firm or corporation without express authorization of CBNV's President or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of CBNV or any division, subsidiary, affiliate, or parent of CBNV or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of CBNV, their addresses, phone numbers or requirements.

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        Executive agrees that upon termination of employment, he/she will deliver to CBNV and will not keep in his/her possession nor deliver to anyone else, any and all documents, or any other material containing or disclosing any confidential information relating to CBNV, and Executive will return to CBNV all calculations, letters, papers, books and records, and information of any type or description relating to the business of CBNV and its affiliated employers.

        6.    CHANGE OF CONTROL.    In the event of any Change of Control (as defined below) and Executive is terminated for any reason or terminate his/her employment with CBNV within the three month period following such Change of Control, the Executive shall be entitled to receive (a) any earned but unpaid salary through the date of termination; (b) all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and (c) compensation equal to 12 months of his/her salary at the level in effect as of the effective date of such termination. In the event that the amount payable to Executive under this paragraph should cause a "parachute payment," as defined in Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, then such amount shall be reduced $1.00 at a time until the payment will not constitute a parachute payment. In the event the amount Executive receives under this paragraph should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 280G(b)(3), multiplied by 2.999.

        The term "Change of Control" shall refer to the ownership, holding or power to vote more than 25% of CBNV's voting stock, the control of the election of a majority of CBNV's directors, or the exercise of a controlling influence over the management or policies of CBNV by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or other form of entity not specifically listed herein.

        7.    SUCCESSORS; BINDING AGREEMENT.    This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CBNV regardless of whether such occurrence constitutes a change in control of CBNV, and CBNV shall require any such successor to assume expressly and agree to perform this Agreement.

        8.    MISCELLANEOUS.

          A.    Notices.    All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

    If to Executive:

      Richard A. Hutchison
      1401 Westmore Street
      Chantilly, Virginia 22021

    If to CBNV:

      President
      Community Bank of Northern Virginia
      107 Free Court
      Sterling, Virginia 20164

          B.    Severability.    If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

4

          C.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          D.    Entire Agreement.    This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          E.    Taxes.    Each payment of compensation or bonus to Executive under this Agreement shall be reduced by applicable local, state, and federal income taxes, employment, and social security taxes, and other amounts which CBNV may be required to deduct by law or by agreement with Executive.

        9.    POST TERMINATION OBLIGATIONS.    During the term of this Agreement and for two years after the expiration or termination hereof, Executive shall, upon reasonable notice, furnish such information and assistance to CBNV as may reasonably be required by CBNV in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

        10.    BANKING REGULATION.    Notwithstanding any tern of this Agreement to the contrary, this Agreement is subject to the following terms and conditions:

          A.    If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CBNV's affairs by a notice served under section 8(e)(3) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) or (g)), as amended by the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, CBNV's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CBNV may, in its discretion, (i) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          B.    If Executive is removed and/or permanently prohibited from participating in the conduct of CBNV's affairs by an order issued under section 8(e) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e) or (g)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of CBNV under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected to the extent permitted under such section and the regulations promulgated thereunder.

          C.    If CBNV is in default, as defined in section 39(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(x)(1)), all obligations under the contract shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected to the extent permitted under applicable law and related regulations promulgated thereunder.

          D.    All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBNV:

            (i)    by the director or his or her designee of the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of CBNV under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1823(c)); or

            (ii)   by the director or his or her designee of the FDIC, at the time such director or designee approves a supervisory merger to resolve problems related to operation of CBNV or when CBNV is determined by the director to be in an unsafe or unsound-condition;

5

provided, however, that to the extent permitted by the director or his or her designee of the FDIC under applicable law and regulations, vested rights of the contracting parties hereunder shall not be affected.

        11.    HEADINGS FOR REFERENCE ONLY.    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        12.    GOVERNING LAW.    This Agreement has been executed and delivered in the Commonwealth of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTIVE:
/s/ Richard A. Hutchison Richard A. Hutchison
COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ David P. Summers David P. Summers President

6

AMENDMENT TO EMPLOYMENT CONTRACT
OF
RICHARD A. HUTCHISON

        This amendment hereby supersedes the previous employment contract amendments of the original employment contract dated June 1, 1995, between Richard A. Hutchison ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective March 25, 2003.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $86,400 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $86,400 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Richard A. Hutchison Richard A. Hutchison
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

7

AMENDMENT TO EMPLOYMENT CONTRACT
OF
RICHARD A. HUTCHISON

        This amendment hereby supersedes the previous employment contract amendments of the original employment contract dated June 1, 1995, between Richard A. Hutchison ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2002.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $80,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $80,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Richard A. Hutchison Richard A. Hutchison
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

8

AMENDMENT TO EMPLOYMENT CONTRACT
OF
RICHARD A. HUTCHISON

        This amendment hereby supersedes the previous employment contract amendment dated January 27, 1998, of the original employment contract dated June 1, 1995, between Richard A. Hutchison ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2000.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $70,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently dm monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $70,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Richard A. Hutchison Richard A. Hutchison
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

9

AMENDMENT TO EMPLOYMENT CONTRACT
OF
RICHARD A. HUTCHISON

        This amendment hereby replaces the previous employment contract dated January 1, 1995 between Richard A. Hutchison ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 27, 1998.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $62,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $62,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Richard A. Hutchison Richard A. Hutchison
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

10

Exhibit (10)(vii)

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of February 1, 1998, between Christopher D. Mortensen("Executive") and Community Bank of Northern Virginia ("CBNV"), recites and provides:

        WHEREAS, CBNV recognizes the valuable contribution Executive has made as to CBNV as its Senior Loan Officer, and desires to continue his/her employment as such with CBNV;

        WHEREAS, CBNV desires to continue Executive's employment as Senior Loan Officer and offer, and Executive desires to accept, such continued employment with CBNV, in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    EMPLOYMENT.    CBNV hereby continues the employment of Executive, and Executive hereby accepts the continuance of his/her employment with CBNV as its Senior Loan Officer, with the duties, responsibilities and powers appropriate to such office and as assigned to him/her by CBNV's President. Executive shall serve CBNV in such capacity until expiration of the term of this Agreement, unless his/her duties are terminated as set forth herein. Executive shall faithfully and diligently discharge his/her duties and responsibilities under this Agreement, shall use his/her best efforts to implement the policies established by CBNV Board of Directors, and shall devote such business time and attention to the affairs of CBNV as reasonably shall be necessary to perform fully the duties and responsibilities of his/her office.

        2.    TERM.    The initial term of this Agreement shall be three-years from the date hereof to February 1, 2001 (such month and day of each calendar year being referred to as the "Anniversary Date"). On the Anniversary Date in 1999, and on the Anniversary Date each year thereafter, this Agreement shall automatically be extended for one year from the then applicable termination date, unless either party elects to terminate this Agreement by giving the other party written notice of such termination at least 90 days prior to the next succeeding Anniversary Date.

        3.    COMPENSATION AND BENEFITS.    CBNV shall pay and provide Executive the following items as compensation for his/her services:

          a.    Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $66,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $66,000 per year.

          b.    Incentive Plans; Bonuses; Fringe Benefits.    Executive shall be eligible to participate in any incentive bonus, which may be or become applicable to CBNV's officers in equivalent grades and positions, commensurate with the responsibilities and functions to be performed by Executive under this Agreement and approved by management of CBNV. In addition, during the term of this Agreement, Executive shall be eligible to participate in all benefit plans and programs, as determined by its Board of Directors and/or as CBNV may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to executive officers and other key management employees of CBNV. These benefits shall include, but not be limited to, health insurance, dental insurance and long-term disability insurance.

          c.    Expense Reimbursement.    CBNV shall pay or reimburse Executive for all business, travel and entertainment expenses incurred by Executive during the term of this Agreement in connection with the performance of Executive's duties and responsibilities hereunder, for maintaining an active role in professional organizations, and for courses and seminars in fields reasonably related to Executive's field of expertise, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of CBNV.

          d.    Vacation.    Executive shall be entitled to the number of vacation days in each calendar year as determined by CBNV's established policy. Executive also shall be entitled to all paid holidays to which executives and senior officers of CBNV are entitled.

        4.    TERMINATION.    Executive's employment under this Agreement shall terminate:

          a.    Termination Due to Death.    In the event of the death of Executive during the term of this Agreement, the estate or other legal representatives of Executive shall be entitled to receive (i) any earned but unpaid salary accrued through the end of the month in which death occurs, and (ii) a pro-rata portion of any bonus payable during the fiscal year in which death occurs, such payment to be made promptly following death. Any rights and benefits Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's death during the term of this Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs. CBNV shall have no obligation to make any other payments under this Agreement.

          b.    Termination Due to Disability.

            (i)    Executive's employment hereunder shall terminate due to disability if, for a period of 120 consecutive days, he/she is totally and permanently disabled as determined in accordance with CBNV's long-term disability plan as in effect from time to time. During such 120-day period Executive shall continue to be paid the salary pursuant to Section 3(a).

            (ii)   Upon the termination of Executive's employment due to disability pursuant to Section 4(b)(i), Executive shall be entitled to receive (i) all bonuses payable during the fiscal year in which termination occurs, based upon CBNV's results through the end of the fiscal year in which termination due to disability occurs, and (ii) continued compensation and benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination for key management employees of CBNV. Any continued rights and benefits Executive, or Executive's legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          c.    Termination for Cause.

            (i)    CBNV by action of its President may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment for "cause". For purposes of this Section, "cause" shall include, without limitation, the following:

              (A)  willful misconduct or gross negligence of Executive in connection with the performance of any of his/her duties. This includes the willful non-performance of assigned duties and, without limitation, misappropriation of funds or property of CBNV or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of CBNV; or

              (B)  gross violations including any gross misconduct as referred to in the Policy Manual, Employee Handbook or any other human resources policies set forth by Bank including, without limitation, policies relating to sexual harassment, race, sex or age discrimination, or any other forms of discrimination.

2

              (C)  the entry of any legal order which has the effect of precluding Executive from performing his/her duties hereunder for more than 30 consecutive days.

            (ii)   In the event of termination for cause pursuant to Section 4(c)(i), Executive shall be entitled to receive any earned but unpaid salary through the date of termination, and that Executive shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the date of such termination, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(c)(ii) and otherwise by applicable law, upon termination for cause pursuant to Section 4(c)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

    Any notice of termination of Executive's employment with CBNV for Cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his/her employment under the provisions contained herein and the date of termination.

          d.    Termination Without Cause.

            (i)    CBNV may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment with CBNV for any reason (other than the grounds for "cause" set forth in Section 4(c)(i)) by giving Executive 30 days' prior written notice thereof.

            (ii)   In the event of termination pursuant to Section 4(d)(i), Executive shall be entitled to receive (i) any earned but unpaid salary through the date of termination, plus an amount equal to 12 months of his/her salary at the level in effect as of the effective date of such termination, and (ii) the full amount of any bonus he/she otherwise would have been entitled to receive for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(d)(ii) and otherwise by applicable law, upon termination pursuant to Section 4(d)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

          e.    Voluntary Termination.    Executive may terminate his/her employment of his/her own volition by giving CBNV 30 days' prior written notice. Such a termination shall constitute a voluntary termination, and Executive shall be entitled to receive any earned but unpaid salary accrued through the date of termination, but shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs.

        5.    CONFIDENTIALITY.    Executive agrees and acknowledges that by virtue of his/her employment with CBNV, he/she has, and will continue to acquire, an intimate knowledge of the activities and affairs of CBNV, including trade secrets and other confidential matters. Executive agrees at all times during the term of this Agreement to hold in strictest confidence, and not to use for his/her own benefit or disclose to any person, firm or corporation without express authorization of CBNV's President or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of CBNV or any division, subsidiary, affiliate, or parent of CBNV or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of CBNV, their addresses, phone numbers or requirements.

3

        Executive agrees that upon termination of employment, he/she will deliver to CBNV and will not keep in his/her possession nor deliver to anyone else, any and all documents, or any other material containing or disclosing any confidential information relating to CBNV, and Executive will return to CBNV all calculations, letters, papers, books and records, and information of any type or description relating to the business of CBNV and its affiliated employers.

        6.    CHANGE OF CONTROL.    In the event of any Change of Control (as defined below) and Executive is terminated for any reason or terminates his/her employment with CBNV within the six month period following such Change of Control, the Executive shall be entitled to receive (a) any earned but unpaid salary through the date of termination; (b) all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and (c) compensation equal to 12 months of his/her salary at the level in effect as of the effective date of such termination. In the event that the amount payable to Executive under this paragraph should cause a "parachute payment," as defined in Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, then such amount shall be reduced $1.00 at a time until the payment will not constitute a parachute payment. In the event the amount Executive receives under this paragraph should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 280G(b)(3), multiplied by 2.999.

        The term "Change of Control" shall refer to the ownership, holding or power to vote more than 25% of CBNV's voting stock, the control of the election of a majority of CBNV's directors, or the exercise of a controlling influence over the management or policies of CBNV by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or other form of entity not specifically listed herein.

        7.    SUCCESSORS; BINDING AGREEMENT.    This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CBNV regardless of whether such occurrence constitutes a change in control of CBNV, and CBNV shall require any such successor to assume expressly and agree to perform this Agreement.

        8.    MISCELLANEOUS.

          a.    Notices.    All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

    If to Executive:

      Christopher D. Mortensen
      43545 Golden Meadow Circle
      Ashburn, VA 20147

    If to CBNV:

      President
      Community Bank of Northern Virginia
      107 Free Court
      Sterling, Virginia 20164

          b.    Severability.    If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provisions of this Agreement, all of which shall remain in full force and effect.

4

          c.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          d.    Entire Agreement.    This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. If may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          e.    Taxes.    Each payment of compensation or bonus to Executive under this Agreement shall be reduced by applicable local, state, and federal income taxes, employment, and social security taxes, and other amounts which CBNV may be required to deduct by law or by agreement with Executive.

        9.    POST TERMINATION OBLIGATIONS.    During the term of this Agreement and for two years after the expiration or termination hereof, Executive shall, upon reasonable notice, furnish such information and assistance to CBNV as may reasonably be required by CBNV in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

        10.    BANKING REGULATION.    Notwithstanding any term of this Agreement to the contrary, this Agreement is subject to the following terms and conditions.

          a.     If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CBNV's affairs by a notice served under section 8(3)(3) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) or (g)), as amended by the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, CBNV's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CBNV may, in its discretion, (i) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          b.     If Executive is removed and/or permanently prohibited from participating in the conduct of CBNV's affairs by an order issued under section 8(e) or 8(g) of the Federal Deposit Insurance Ac (12 U.S.C. § 1818(e) or (g)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of CBNV under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected to the extent permitted under such section and the regulations promulgated thereunder.

          c.     If CBNV is in default, as defined in section 39(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(x)(1)), all obligations under the contract shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected to the extent permitted under applicable law and related regulations promulgated thereunder.

          d.     All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBNV:

            (i)    by the director or his or her designee of the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of CBNV under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1823(c)); or

            (ii)   by the director or his or her designee of the FDIC, at the time such director or designee approves a supervisory merger to resolve problems related to operation of CBNV or when CBNV is determined by the director to be in an unsafe or unsound condition;

5

provided, however, that to the extent permitted by the director or his or her designee of the FDIC under applicable law and regulations, vested rights of the contracting parties hereunder shall not be affected.

        11.    HEADINGS FOR REFERENCE ONLY.    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        12.    GOVERNING LAW.    This Agreement has been executed and delivered in the Commonwealth of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTIVE:
/s/ Christopher D. Mortensen Christopher D. Mortensen
COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ David P. Summers David P. Summers President

6

AMENDMENT TO EMPLOYMENT CONTRACT
OF
CHRISTOPHER D. MORTENSEN

        This amendment hereby supersedes the previous employment contract amendment of the original employment contract dated February 1, 1998, between Christopher D. Mortensen ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective March 25, 2003.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $99,225 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $99,225 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Christopher D. Mortensen Christopher D. Mortensen
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

7

AMENDMENT TO EMPLOYMENT CONTRACT
OF
CHRISTOPHER D. MORTENSEN

        This amendment hereby supersedes the previous employment contract amendment of the original employment contract dated February 1, 1998, between Christopher D. Mortensen ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2002.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $94,500 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $94,500 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Christopher D. Mortensen Christopher D. Mortensen
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

8

AMENDMENT TO EMPLOYMENT CONTRACT
OF
CHRISTOPHER D. MORTENSEN

        This amendment hereby replaces the employment contract dated February 1, 1998, between Christopher D. Mortensen ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2000.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $85,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently dm monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $85,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Christopher D. Mortensen Christopher D. Mortensen
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

9

Exhibit 10(viii)

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of January 21, 2003 between Dale G. Phelps ("Executive') and Community Bank of Northern Virginia ("CBNV"), recites and provides:

        WHEREAS, CBNV recognizes the valuable contribution Executive has made as to CBNV as its Chief Financial Officer, and desires to continue his/her employment as such with CBNV;

        WHEREAS, CBNV desires to continue Executive's employment as Chief Financial Officer and offer, and Executive desires to accept, such continued employment with CBNV, in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    EMPLOYMENT.    CBNV hereby continues the employment of Executive, and Executive hereby accepts the continuance of his/her employment with CBNV as its Chief Financial Officer, with the duties, responsibilities and powers appropriate to such office and as assigned to him/her by CBNV's President. Executive shall serve CBNV in such capacity until expiration of the term of this Agreement, unless his/her duties are terminated as set forth herein. Executive shall faithfully and diligently discharge his/her duties and responsibilities under this Agreement, shall use his/her best efforts to implement the policies established by CBNV Board of Directors, and shall devote such business time and attention to the affairs of CBNV as reasonably shall be necessary to perform fully the duties and responsibilities of his/her office.

        2.    TERM.    The initial term of this Agreement shall be three-years from the date hereof to January 21, 2006 (such month and day of each calendar year being referred to as the "Anniversary Date"). On the Anniversary Date in 2004 and on the Anniversary Date each year thereafter, this Agreement shall automatically be extended for one year from the then applicable termination date, unless either party elects to terminate this Agreement by giving the other party written notice of such termination at least 90 days prior to the next succeeding Anniversary Date.

        3.    COMPENSATION AND BENEFITS.    CBNV shall pay and provide Executive the following items as compensation for his/her services:

          a.    Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $105,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $105,000 per year.

          b.    Incentive Plans; Bonuses; Fringe Benefits.    Executive shall be eligible to participate in any incentive bonus, which may be or become applicable to CBNV's officers in equivalent grades and positions, commensurate with the responsibilities and functions to be performed by Executive under this Agreement and approved by management of CBNV. In addition, during the term of this Agreement, Executive shall be eligible to participate in all benefit plans and programs, as determined by its Board of Directors and/or as CBNV may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to executive officers and other key management employees of CBNV. These benefits shall include, but not be limited to, health insurance, dental insurance and long-term disability insurance.

          c.    Expense Reimbursement.    CBNV shall pay or reimburse Executive for all business, travel and entertainment expenses incurred by Executive during the term of this Agreement in connection with the performance of Executive's duties and responsibilities hereunder, for maintaining an active role in professional organizations, and for courses and seminars in fields reasonably related to Executive's field of expertise, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of CBNV.

          d.    Vacation.    Executive shall be entitled to the number of vacation days in each calendar year as determined by CBNV's established policy. Executive also shall be entitled to all paid holidays to which executives and senior officers of CBNV are entitled.

        4.    TERMINATION.    Executive's employment under this Agreement shall terminate:

          a.    Termination Due to Death.    In the event of the death of Executive during the term of this Agreement, the estate or other legal representatives of Executive shall be entitled to receive (i) any earned but unpaid salary accrued through the end of the month in which death occurs, and (ii) a pro-rata portion of any bonus payable during the fiscal year in which death occurs, such payment to be made promptly following death. Any rights and benefits Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's death during the term of this Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs. CBNV shall have no obligation to make any other payments under this Agreement.

          b.    Termination Due to Disability.

            (i)    Executive's employment hereunder shall terminate due to disability if, for a period of 120 consecutive days, he/she is totally and permanently disabled as determined in accordance with CBNV's long-term disability plan as in effect from time to time. During such 120-day period Executive shall continue to be paid the salary pursuant to Section 3(a).

            (ii)   Upon the termination of Executive's employment due to disability pursuant to Section 4(b)(i), Executive shall be entitled to receive (i) all bonuses payable during the fiscal year in which termination occurs, based upon CBNV's results through the end of the fiscal year in which termination due to disability occurs, and (ii) continued compensation and benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination for key management employees of CBNV. Any continued rights and benefits Executive, or Executive's legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          c.    Termination for Cause.

            (i)    CBNV by action of its President may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment for "cause". For purposes of this Section, "cause" shall include, without limitation, the following:

              (A)  willful misconduct or gross negligence of Executive in connection with the performance of any of his/her duties. This includes the willful non-performance of assigned duties and, without limitation, misappropriation of funds or property of CBNV or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of CBNV; or

              (B)  gross violations including any gross misconduct as referred to in the Policy Manual, Employee Handbook or any other human resources policies set forth by Bank including, without limitation, policies relating to sexual harassment, race, sex or age discrimination, or any other forms of discrimination.

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              (C)  the entry of any legal order which has the effect of precluding Executive from performing his/her duties hereunder for more than 30 consecutive days.

            (ii)   In the event of termination for cause pursuant to Section 4(c)(i), Executive shall be entitled to receive any earned but unpaid salary through the date of termination, and that Executive shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the date of such termination, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(c)(ii) and otherwise by applicable law, upon termination for cause pursuant to Section 4(c)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

  Any notice of termination of Executive's employment with CBNV for Cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his/her employment under the provisions contained herein and the date of termination.

          d.    Termination Without Cause.

            (i)    CBNV may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment with CBNV for any reason (other than the grounds for "cause" set forth in Section 4(c)(i)) by giving Executive 30 days' prior written notice thereof.

            (ii)   In the event of termination pursuant to Section 4(d)(i), Executive shall be entitled to receive (i) any earned but unpaid salary through the date of termination, plus an amount equal to 12 months of his/her salary at the level in effect as of the effective date of such termination, and (ii) the full amount of any bonus he/she otherwise would have been entitled to receive for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(d)(ii) and otherwise by applicable law, upon termination pursuant to Section 4(d)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

          e.    Voluntary Termination.    Executive may terminate his/her employment of his/her own volition by giving CBNV 30 days' prior written notice. Such a termination shall constitute a voluntary termination, and Executive shall be entitled to receive any earned but unpaid salary accrued through the date of termination, but shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs.

        5.    CONFIDENTIALITY.    Executive agrees and acknowledges that by virtue of his/her employment with CBNV, he/she has, and will continue to acquire, an intimate knowledge of the activities and affairs of CBNV, including trade secrets and other confidential matters. Executive agrees at all times during the term of this Agreement to hold in strictest confidence, and not to use for his/her own benefit or disclose to any person, firm or corporation without express authorization of CBNV's President or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of CBNV or any division, subsidiary, affiliate, or parent of CBNV or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of CBNV, their addresses, phone numbers or requirements.

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        Executive agrees that upon termination of employment, he/she will deliver to CBNV and will not keep in his/her possession nor deliver to anyone else, any and all documents, or any other material containing or disclosing any confidential information relating to CBNV, and Executive will return to CBNV all calculations, letters, papers, books and records, and information of any type or description relating to the business of CBNV and its affiliated employers.

        6.    CHANGE OF CONTROL.    In the event of any Change of Control (as defined below) and Executive is terminated for any reason or terminates his/her employment with CBNV within the three month period following such Change of Control, the Executive shall be entitled to receive (a) any earned but unpaid salary through the date of termination; (b) all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and (c) compensation equal to 12 months of his/her salary at the level in effect as of the effective date of such termination. In the event that the amount payable to Executive under this paragraph should cause a "parachute payment," as defined in Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, then such amount shall be reduced $1.00 at a time until the payment will not constitute a parachute payment. In the event the amount Executive receives under this paragraph should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 280G(b)(3), multiplied by 2.999.

        The term "Change of Control" shall refer to the ownership, holding or power to vote more than 25% of CBNV's voting stock, the control of the election of a majority of CBNV's directors, or the exercise of a controlling influence over the management or policies of CBNV by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or other form of entity not specifically listed herein.

        7.    SUCCESSORS; BINDING AGREEMENT.    This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CBNV regardless of whether such occurrence constitutes a change in control of CBNV, and CBNV shall require any such successor to assume expressly and agree to perform this Agreement.

        8.    MISCELLANEOUS.

          a.    Notices.    All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

      If to Executive:

        Mr. Dale G. Phelps, CPA
        2167 Archet Lane
        Frederick, Maryland 21702

      If to CBNV:

        President
        Community Bank of Northern Virginia
        107 Free Court
        Sterling, Virginia 20164

          b.    Severability.    If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

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          c.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          d.    Entire Agreement.    This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          e.    Taxes.    Each payment of compensation or bonus to Executive under this Agreement shall be reduced by applicable local, state, and federal income taxes, employment, and social security taxes, and other amounts which CBNV may be required to deduct by law or by agreement with Executive.

        9.    POST TERMINATION OBLIGATIONS.    During the term of this Agreement and for two years after the expiration or termination hereof, Executive shall, upon reasonable notice, furnish such information and assistance to CBNV as may reasonably be required by CBNV in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party.

        10.    BANKING REGULATION.    Notwithstanding any term of this Agreement to the contrary, this Agreement is subject to the following terms and conditions:

          a.     If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CBNV's affairs by a notice served under section 8(e)(3) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) or (g)), as amended by the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, CBNV's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CBNV may, in its discretion, (i) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          b.     If Executive is removed and/or permanently prohibited from participating in the conduct of CBNV's affairs by an order issued under section 8(e) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e) or (g)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of CBNV under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected to the extent permitted under such section and the regulations promulgated thereunder.

          c.     If CBNV is in default, as defined in section 39(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(x)(l)), all obligations under the contract shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected to the extent permitted under applicable law and related regulations promulgated thereunder.

          d.     All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBNV:

            (i)    by the director or his or her designee of the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of CBNV under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1823(c)); or

            (ii)   by the director or his or her designee of the FDIC, at the time such director or designee approves a supervisory merger to resolve problems related to operation of CBNV or when CBNV is determined by the director to be in an unsafe or unsound condition;

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provided, however, that to the extent permitted by the director or his or her designee of the FDIC under applicable law and regulations, vested rights of the contracting parties hereunder shall not be affected.

        11.    HEADINGS FOR REFERENCE ONLY.    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        12.    GOVERNING LAW.    This Agreement has been executed and delivered in the Commonwealth of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Virginia.

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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTIVE:
By:	/s/ DALE G. PHELPS Dale G. Phelps
COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ DAVID P. SUMMERS David P. Summers President

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Exhibit (10)(ix)

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of June 1, 1995 between Denise M. Calabrese ("Executive") and Community Bank of Northern Virginia ("CBNV"), recites and provides:

        WHEREAS, CBNV recognizes the valuable contribution Executive has made as to CBNV as its Senior Retail Banking Officer, and desires to continue his/her employment as such with CBNV;

        WHEREAS, CBNV desires to continue Executive's employment as Senior Retail Banking Officer and offer, and Executive desires to accept, such continued employment with CBNV, in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    EMPLOYMENT.    CBNV hereby continues the employment of Executive, and Executive hereby accepts the continuance of his/her employment with CBNV as its Senior Retail Banking Officer, with the duties, responsibilities and powers appropriate to such office and as assigned to him/her by CBNV's President. Executive shall serve CBNV in such capacity until expiration of the term of this Agreement, unless his/her duties are terminated as set forth herein. Executive shall faithfully and diligently discharge his/her duties and responsibilities under this Agreement, shall use his/her best efforts to implement the policies established by CBNV Board of Directors, and shall devote such business time and attention to the affairs of CBNV as reasonably shall be necessary to perform fully the duties and responsibilities of his/her office.

        2.    TERM.    The initial term of this Agreement shall be three-years from the date hereof to June 1, 1998 (such month and day of each calendar year being referred to as the "Anniversary Date"). On the Anniversary Date in 1996, and on the Anniversary Date each year thereafter, this Agreement shall automatically be extended for one year from the then applicable termination date, unless either party elects to terminate this Agreement by giving the other party written notice of such termination at least 90 days prior to the next succeeding Anniversary Date.

        3.    COMPENSATION AND BENEFITS.    CBNV shall pay and provide Executive the following items as compensation for his/her services:

          A.    Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $55,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $55,000 per year.

          B.    Incentive Plans; Bonuses; Fringe Benefits.    Executive shall be eligible to participate in any incentive bonus, which may be or become applicable to CBNV's officers in equivalent grades and positions, commensurate with the responsibilities and functions to be performed by Executive under this Agreement and approved by management of CBNV. In addition, during the term of this Agreement, Executive shall be eligible to participate in all benefit plans and programs, as determined by its Board of Directors and/or as CBNV may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to executive officers and other key management employees of CBNV. These benefits shall include, but not be limited to, health insurance, dental insurance and long-term disability insurance.

          C.    Expense Reimbursement.    CBNV shall pay or reimburse Executive for all business, travel and entertainment expenses incurred by Executive during the term of this Agreement in connection with the performance of Executive's duties and responsibilities hereunder, for maintaining an active role in professional organizations, and for courses and seminars in fields reasonably related to Executive's field of expertise, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of CBNV.

          D.    Vacation.    Executive shall be entitled to the number of vacation days in each calendar year as determined by CBNV's established policy. Executive also shall be entitled to all paid holidays to which executives and senior officers of CBNV are entitled.

        4.    TERMINATION.    Executive's employment under this Agreement shall terminate:

          A.    Termination Due to Death.    In the event of the death of Executive during the term of this Agreement, the estate or other legal representatives of Executive shall be entitled to receive (i) any earned but unpaid salary accrued through the end of the month in which death occurs, and (ii) a pro-rata portion of any bonus payable during the fiscal year in which death occurs, such payment to be made promptly following death. Any rights and benefits Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's death during the term of this Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs. CBNV shall have no obligation to make any other payments under this Agreement.

          B.    Termination Due to Disability.

            (i)    Executive's employment hereunder shall terminate due to disability if, for a period of 120 consecutive days, he/she is totally and permanently disabled as determined in accordance with CBNV's long-term disability plan as in effect from time to time. During such 120-day period Executive shall continue to be paid the salary pursuant to Section 3(a).

            (ii)   Upon the termination of Executive's employment due to disability pursuant to Section 4(b)(i), Executive shall be entitled to receive (i) all bonuses payable during the fiscal year in which termination occurs, based upon CBNV's results through the end of the fiscal year in which termination due to disability occurs, and (ii) continued compensation and benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination for key management employees of CBNV. Any continued rights and benefits Executive, or Executive's legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          C.    Termination for Cause.

            (i)    CBNV by action of its President may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment for "cause". For purposes of this Section, "cause" shall include, without limitation, the following:

              (A)  willful misconduct or gross negligence of Executive in connection with the performance of any of his/her duties. This includes the willful non-performance of assigned duties and, without limitation, misappropriation of funds or property of CBNV or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of CBNV; or

              (B)  gross violations including any gross misconduct as referred to in the Policy Manual, Employee Handbook or any other human resources policies set forth by Bank including, without limitation, policies relating to sexual harassment, race, sex or age discrimination, or any other forms of discrimination.

2

              (C)  the entry of any legal order which has the effect of precluding Executive from performing his/her duties hereunder for more than 30 consecutive days.

            (ii)   In the event of termination for cause pursuant to Section 4(c)(i), Executive shall be entitled to receive any earned but unpaid salary through the date of termination, and Executive shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the date of such termination, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(c)(ii) and otherwise by applicable law, upon termination for cause pursuant to Section 4(c)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

    Any notice of termination of Executive's employment with CBNV for Cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his/her employment under the provisions contained herein and the date of termination.

          D.    Termination Without Cause.

            (i)    CBNV may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment with CBNV for any reason (other than the grounds for "cause" set forth in Section 4(c)(i)) by giving Executive 30 days' prior written notice thereof.

            (ii)   In the event of termination pursuant to Section 4(d)(i), Executive shall be entitled to receive (i) any earned but unpaid salary through the date of termination, plus an amount equal to 12 months of his/her salary at the level in effect as of the effective date of such termination, and (ii) the full amount of any bonus he/she otherwise would have been entitled to receive for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(d)(ii) and otherwise by applicable law, upon termination pursuant to Section 4(d)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

          E.    Voluntary Termination.    Executive may terminate his/her employment of his/her own volition by giving CBNV 30 days' prior written notice. Such a termination shall constitute a voluntary termination, and Executive shall be entitled to receive any earned but unpaid salary accrued through the date of termination, but shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs.

        5.    CONFIDENTIALITY.    Executive agrees and acknowledges that by virtue of his/her employment with CBNV, he/she has, and will continue to acquire, an intimate knowledge of the activities and affairs of CBNV, including trade secrets and other confidential matters. Executive agrees at all times during the term of this Agreement to hold in strictest confidence, and not to use for his/her own benefit or disclose to any person, firm or corporation without express authorization of CBNV's President or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of CBNV or any division, subsidiary, affiliates or parents of CBNV or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of CBNV, their addresses, phone numbers or requirements.

3

        Executive agrees that upon termination of employment, he/she will deliver to CBNV and will not keep in his/her possession nor deliver to anyone else, any and all documents, or any other material containing or disclosing any confidential information relating to CBNV, and Executive will return to CBNV all calculations, letters, papers, books and records, and information of any type or description relating to the business of CBNV and its affiliated employers.

        6.    CHANGE OF CONTROL.    In the event of any Change of Control (as defined below) and Executive is terminated for any reason or terminates his/her employment with CBNV within the three month period following such Change of Control, the Executive shall be entitled to receive (a) any earned but unpaid salary through the date of termination; (b) all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and (c) compensation equal to 12 months of his/her salary at the level in effect as of the effective date of such termination. In the event that the amount payable to Executive under this paragraph should cause a "parachute payment," as defined in Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, then such amount shall be reduced $1.00 at a time until the payment will not constitute a parachute payment. In the event the amount Executive receives under this paragraph should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 2800(b)(3), multiplied by 2.999.

        The term "Change of Control" shall refer to the ownership, holding or power to vote more than 25% of CBNV's voting stock, the control of the election of a majority of CBNV's directors, or the exercise of a controlling influence over the management or policies of CBNV by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or other form of entity not specifically listed herein.

        7.    SUCCESSORS; BINDING AGREEMENT.    This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CBNV regardless of whether such occurrence constitutes a change in control of CBNV, and CBNV shall require any such successor to assume expressly and agree to perform this Agreement.

        8.    MISCELLANEOUS.

          A.    Notices.    All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

    If to Executive:

      Denise M. Calabrese
      3 Lowry Court
      Sterling, Virginia 20165

    If to CBNV:

      President
      Community Bank of Northern Virginia
      107 Free Court
      Sterling, Virginia 20164

          B.    Severability.    if any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

4

          C.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          D.    Entire Agreement.    This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          E.    Taxes.    Each payment of compensation or bonus to Executive under this Agreement shall be reduced by applicable local, state, and federal income taxes, employment, and social security taxes, and other amounts which CBNV may be required to deduct by law or by agreement with Executive.

        9.    POST TERMINATION OBLIGATIONS.    During the term of this Agreement and for two years after the expiration or termination hereof, Executive shall, upon reasonable notice, furnish such information and assistance to CBNV as may reasonably be required by CBNV in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

        10.    BANKING REGULATION.    Notwithstanding any term of this Agreement to the contrary, this Agreement is subject to the following terms and conditions:

          A.    If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CBNV's affairs by a notice served under section 8(e)(3) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) or (g)), as amended by the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, CBNV's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CBNV may, in its discretion, (i) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          B.    If Executive is removed and/or permanently prohibited from participating in the conduct of CBNV's affairs by an order issued under section 8(e) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e) or (g)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of CBNV under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected to the extent permitted under such section and the regulations promulgated thereunder.

          C.    If CBNV is in default, as defined in section 39(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(x)(1)), all obligations under the contract shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected to the extent permitted under applicable law and related regulations promulgated thereunder.

          D.    All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBNV:

            (i)    by the director or his or her designee of the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of CBNV under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1823(c)); or

            (ii)   by the director or his or her designee of the FDIC, at the time such director or designee approves a supervisory merger to resolve problems related to operation of CBNV or when CBNV is determined by the director to be in an unsafe or unsound condition;

5

provided, however, that to the extent permitted by the director or his or her designee of the FDIC under applicable law and regulations, vested rights of the contracting parties hereunder shall not be affected.

        11.    HEADINGS FOR REFERENCE ONLY.    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        12.    GOVERNING LAW.    This Agreement has been executed and delivered in the Commonwealth of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTIVE:
/s/ Denise M. Calabrese Denise M. Calabrese
COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ David P. Summers David P. Summers President

6

AMENDMENT TO EMPLOYMENT CONTRACT
OF
DENISE M. CALABRESE

        This amendment hereby supersedes the previous employment contract amendments of the original employment contract dated June 1, 1995, between Denise M. Calabrese ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective March 25, 2003.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $80,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $80,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Denise M. Calabrese Denise M. Calabrese
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

7

AMENDMENT TO EMPLOYMENT CONTRACT
OF
DENISE M. CALABRESE

        This amendment hereby supersedes the previous employment contract amendments of the original employment contract dated June 1, 1995, between Denise M. Calabrese ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2002.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $127,250 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $127,250 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Denise M. Calabrese Denise M. Calabrese
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

8

AMENDMENT TO EMPLOYMENT CONTRACT
OF
DENISE M. CALABRESE

        This amendment hereby supersedes the previous employment contract amendment dated January 27, 1998, of the original employment contract dated June 1, 1995 between Denise M. Calabrese ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2000.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $74,250 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently dm monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $74,250 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Denise M. Calabrese Denise M. Calabrese
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

9

AMENDMENT TO EMPLOYMENT CONTRACT
OF
DENISE M. CALABRESE

        This amendment hereby replaces the previous employment contract dated June 1, 1995, between Denise M. Calabrese ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 27, 1998.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $67,715 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $67,715 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Denise M. Calabrese Denise M. Calabrese
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers, President

10

Exhibit (10)(x)

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of June 1, 1995 between Robert W. Patterson ("Executive") and Community Bank of Northern Virginia ("CBNV"), recites and provides:

        WHEREAS, CBNV recognizes the valuable contribution Executive has made as to CBNV as its Senior Credit Administration Officer and desires to continue his/her employment as such with CBNV;

        WHEREAS, CBNV desires to continue Executive's employment as Senior Credit Administration Officer and offer, and Executive desires to accept, such continued employment with CBNV, in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    EMPLOYMENT.    CBNV hereby continues the employment of Executive, and Executive hereby accepts the continuance of his/her employment with CBNV as its Senior Credit Administration Officer, with the duties, responsibilities and powers appropriate to such office and as assigned to him/her by CBNV's President. Executive shall serve CBNV in such capacity until expiration of the term of this Agreement, unless his/her duties are terminated as set forth herein. Executive shall faithfully and diligently discharge his/her duties and responsibilities under this Agreement, shall use his/her best efforts to implement the policies established by CBNV Board of Directors, and shall devote such business time and attention to the affairs of CBNV as reasonably shall be necessary to perform fully the duties and responsibilities of his/her office.

        2.    TERM.    The initial term of this Agreement shall be three-years from the date hereof to June 1, 1998 (such month and day of each calendar year being referred to as the "Anniversary Date"). On the Anniversary Date in 1996, and on the Anniversary Date each year thereafter, this Agreement shall automatically be extended for one year from the then applicable termination date, unless either party elects to terminate this Agreement by giving the other party written notice of such termination at least 90 days prior to the next succeeding Anniversary Date.

        3.    COMPENSATION AND BENEFITS.    CBNV shall pay and provide Executive the following items as compensation for his/her services:

          A.    Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $55,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $55,000 per year.

          B.    Incentive Plans; Bonuses; Fringe Benefits.    Executive shall be eligible to participate in any incentive bonus, which may be or become applicable to CBNV's officers in equivalent grades and positions, commensurate with the responsibilities and functions to be performed by Executive under this Agreement and approved by management of CBNV. In addition, during the term of this Agreement, Executive shall be eligible to participate in all benefit plans and programs, as determined by its Board of Directors and/or as CBNV may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to executive officers and other key management employees of CBNV. These benefits shall include, but not be limited to, health insurance, dental insurance and long-term disability insurance.

          C.    Expense Reimbursement.    CBNV shall pay or reimburse Executive for all business, travel and entertainment expenses incurred by Executive during the term of this Agreement in connection with the performance of Executive's duties and responsibilities hereunder, for maintaining an active role in professional organizations, and for courses and seminars in fields reasonably related to Executive's field of expertise, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of CBNV.

          D.    Vacation.    Executive shall be entitled to the number of vacation days in each calendar year as determined by CBNV's established policy. Executive also shall be entitled to all paid holidays to which executives and senior officers of CBNV are entitled.

        4.    TERMINATION.    Executive's employment under this Agreement shall terminate:

          A.    Termination Due to Death.    In the event of the death of Executive during the term of this Agreement, the estate or other legal representatives of Executive shall be entitled to receive (i) any earned but unpaid salary accrued through the end of the month in which death occurs, and (ii) a pro-rata portion of any bonus payable during the fiscal year in which death occurs, such payment to be made promptly following death. Any rights and benefits Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's death during the term of this Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs. CBNV shall have no obligation to make any other payments under this Agreement.

          B.    Termination Due to Disability.

            (i)    Executive's employment hereunder shall terminate due to disability if, for a period of 120 consecutive days, he/she is totally and permanently disabled as determined in accordance with CBNV's long-term disability plan as in effect from time to time. During such 120-day period Executive shall continue to be paid the salary pursuant to Section 3(a).

            (ii)   Upon the termination of Executive's employment due to disability pursuant to Section 4(b)(i), Executive shall be entitled to receive (i) all bonuses payable during the fiscal year in which termination occurs, based upon CBNV's results through the end of the fiscal year in which termination due to disability occurs, and (ii) continued compensation and benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination for key management employees of CBNV. Any continued rights and benefits Executive, or Executive's legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          C.    Termination for Cause.

            (i)    CBNV by action of its President may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment for "cause". For purposes of this Section, "cause" shall include, without limitation, the following:

              (A)  willful misconduct or gross negligence of Executive in connection with the performance of any of his/her duties. This includes the willful non-performance of assigned duties and, without limitation, misappropriation of funds or property of CBNV or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of CBNV; or

              (B)  gross violations including any gross misconduct as referred to in the Policy Manual, Employee Handbook or any other human resources policies set forth by Bank including, without limitation, policies relating to sexual harassment, race, sex or age discrimination, or any other forms of discrimination.

2

              (C)  the entry of any legal order which has the effect of precluding Executive from performing his/her duties hereunder for more than 30 consecutive days.

            (ii)   In the event of termination for cause pursuant to Section 4(c)(i), Executive shall be entitled to receive any earned but unpaid salary through the date of termination, and Executive shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the date of such termination, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(c)(ii) and otherwise by applicable law, upon termination for cause pursuant to Section 4(c)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

      Any notice of termination of Executive's employment with CBNV for Cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his/her employment under the provisions contained herein and the date of termination.

          D.    Termination Without Cause.

            (i)    CBNV may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment with CBNV for any reason (other than the grounds for "cause" set forth in Section 4(c)(i)) by giving Executive 30 days' prior written notice thereof.

            (ii)   In the event of termination pursuant to Section 4(d)(i), Executive shall be entitled to receive (i) any earned but unpaid salary through the date of termination, plus an amount equal to 12 months of his/her salary at the level in effect as of the effective date of such termination, and (ii) the full amount of any bonus he/she otherwise would have been entitled to receive for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(d)(ii) and otherwise by applicable law, upon termination pursuant to Section 4(d)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

          E.    Voluntary Termination.    Executive may terminate his/her employment of his/her own volition by giving CBNV 30 days' prior written notice. Such a termination shall constitute a voluntary termination, and Executive shall be entitled to receive any earned but unpaid salary accrued through the date of termination, but shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs.

        5.    CONFIDENTIALITY.    Executive agrees and acknowledges that by virtue of his/her employment with CBNV, he/she has, and will continue to acquire, an intimate knowledge of the activities and affairs of CBNV, including trade secrets and other confidential matters. Executive agrees at all times during the term of this Agreement to hold in strictest confidence, and not to use for his/her own benefit or disclose to any person, firm or corporation without express authorization of CBNV's President or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of CBNV or any division, subsidiary, affiliates or parent of CBNV or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of CBNV, their addresses, phone numbers or requirements.

3

        Executive agrees that upon termination of employment, he/she will deliver to CBNV and will not keep in his/her possession nor deliver to anyone else, any and all documents, or any other material containing or disclosing any confidential information relating to CBNV, and Executive will return to CBNV all calculations, letters, papers, books and records, and information of any type or description relating to the business of CBNV and its affiliated employers.

        6.    CHANGE OF CONTROL.    In the event of any Change of Control (as defined below) and Executive is terminated for any reason or terminates his/her employment with CBNV within the three month period following such Change of Control, the Executive shall be entitled to receive (a) any earned but unpaid salary through the date of termination; (b) all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and (c) compensation equal to 12 months of his/her salary at the level in effect as of the effective date of such termination. In the event that the amount payable to Executive under this paragraph should cause a "parachute payment," as defined in Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, then such amount shall be reduced $1.00 at a time until the payment will not constitute a parachute payment. In the event the amount Executive receives under this paragraph should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 2800(b)(3), multiplied by 2.999.

        The term "Change of Control" shall refer to the ownership, holding or power to vote more than 25% of CBNV's voting stock, the control of the election of a majority of CBNV's directors, or the exercise of a controlling influence over the management or policies of CBNV by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or other form of entity not specifically listed herein.

        7.    SUCCESSORS; BINDING AGREEMENT.    This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CBNV regardless of whether such occurrence constitutes a change in control of CBNV, and CBNV shall require any such successor to assume expressly and agree to perform this Agreement.

        8.    MISCELLANEOUS.

          A.    Notices.    All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

    If to Executive:

      Robert W. Patterson
      4504 Samar Street
      Beltsville, Maryland 20705

    If to CBNV:

      President
      Community Bank of Northern Virginia
      107 Free Court
      Sterling, Virginia 20164

          B.    Severability.    if any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

4

          C.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          D.    Entire Agreement.    This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          E.    Taxes.    Each payment of compensation or bonus to Executive under this Agreement shall be reduced by applicable local, state, and federal income taxes, employment, and social security taxes, and other amounts which CBNV may be required to deduct by law or by agreement with Executive.

        9.    POST TERMINATION OBLIGATIONS.    During the term of this Agreement and for two years after the expiration or termination hereof, Executive shall, upon reasonable notice, furnish such information and assistance to CBNV as may reasonably be required by CBNV in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

        10.    BANKING REGULATION.    Notwithstanding any term of this Agreement to the contrary, this Agreement is subject to the following terms and conditions:

          A.    If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CBNV's affairs by a notice served under section 8(e)(3) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) or (g)), as amended by the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, CBNV's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CBNV may, in its discretion, (i) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          B.    If Executive is removed and/or permanently prohibited from participating in the conduct of CBNV's affairs by an order issued under section 8(e) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e) or (g)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of CBNV under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected to the extent permitted under such section and the regulations promulgated thereunder.

          C.    If CBNV is in default, as defined in section 39(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(x)(1)), all obligations under the contract shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected to the extent permitted under applicable law and related regulations promulgated thereunder.

          D.    All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBNV:

            (i)    by the director or his or her designee of the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of CBNV under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1823(c)); or

            (ii)   by the director or his or her designee of the FDIC, at the time such director or designee approves a supervisory merger to resolve problems related to operation of CBNV or when CBNV is determined by the director to be in an unsafe or unsound condition;

5

provided, however, that to the extent permitted by the director or his or her designee of the FDIC under applicable law and regulations, vested rights of the contracting parties hereunder shall not be affected.

        11.    HEADINGS FOR REFERENCE ONLY.    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        12.    GOVERNING LAW.    This Agreement has been executed and delivered in the Commonwealth of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTIVE:
/s/ ROBERT W. PATTERSON Robert W. Patterson
COMMUNITY BANK OF NORTHERN VIRGINIA
By:	David P. Summers David P. Summers, President

6

AMENDMENT TO EMPLOYMENT CONTRACT
OF
ROBERT W. PATTERSON

        This amendment hereby supersedes the previous employment contract amendment of the original employment contract dated June 1, 1995, between Robert W. Patterson ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective March 25, 2003.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $83,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $83,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Robert W. Patterson Robert W. Patterson
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ DAVID P. SUMMERS David P. Summers, President

7

AMENDMENT TO EMPLOYMENT CONTRACT
OF
ROBERT W. PATTERSON

        This amendment hereby supersedes the previous employment contract amendment of the original employment contract dated June 1, 1995, between Robert W. Patterson ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2002.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $79,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $79,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ ROBERT W. PATTERSON Robert W. Patterson
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ DAVID P. SUMMERS David P. Summers, President

8

AMENDMENT TO EMPLOYMENT CONTRACT
OF
ROBERT W. PATTERSON

        This amendment hereby replaces the previous employment contract amendment dated June 27, 1998, of the original employment contract dated June 1, 1995 between Robert W. Patterson ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 1, 2000.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $69,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $69,000 per year.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ ROBERT W. PATTERSON Robert W. Patterson
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ DAVID P. SUMMERS David P. Summers, President

9

AMENDMENT TO EMPLOYMENT CONTRACT
OF
ROBERT W. PATTERSON

        This amendment hereby replaces the previous employment contract dated June 1, 1995 between Robert W. Patterson ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective January 27, 1998.

  a.
  Salary. As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $62,760 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $62,760 per year.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Robert W. Patterson Robert W. Patterson
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ DAVID P. SUMMERS David P. Summers, President

10

Exhibit 10(xi)

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of June 7, 2004 between Thomas F. Lackey ("Executive") and Community Bank of Northern Virginia ("CBNV"), recites and provides:

        WHEREAS, CBNV recognizes the valuable contribution Executive has made to CBNV as its Senior Operating Officer, and desires to employ him as such with CBNV;

        WHEREAS, CBNV desires to accept Executive's employment as Senior Operating Officer, and offer, and Executive desires to accept, such continued employment with CBNV, in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows;

        1.    EMPLOYMENT.    CBNV hereby continues the employment of Executive, and Executive hereby accepts the continuance of his employment with CBNV as its Senior Operating Officer, with the duties, responsibilities and powers appropriate to such office and as assigned to him by CBNV's President and Chief Executive Officer. Executive shall serve CBNV in such capacity until expiration of the term of this Agreement, unless his duties are terminated as set forth herein. Executive shall faithfully and diligently discharge his duties and responsibilities under this Agreement, shall use his best efforts to implement the policies established by CBNV Board of Directors, and shall devote such business time and attention to the affairs of CBNV as reasonably shall be necessary to perform fully the duties and responsibilities of his office.

        2.    TERM.    The initial term of this Agreement shall be three-years from the date hereof to June 7, 2007 (such month and day of each calendar year being referred to as the "Anniversary Date").

        3.    COMPENSATION AND BENEFITS.    CBNV shall pay and provide Executive the following items as compensation for his services:

          A.    Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Board of Directors, provided that such salary shall not be less than $95,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event not less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $95,000 per year.

          B.    Incentive Plans: Bonuses: Fringe Benefits.    Executive shall be eligible to participate in any incentive bonus, which may be or become applicable to CBNV's officers in equivalent grades and positions, commensurate with the responsibilities and functions to be performed by Executive under this Agreement and approved by management of CBNV. In addition, during the term of this Agreement, Executive shall be eligible to participate in all benefit plans and programs as determined by its Board of Directors and/or as CBNV may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to executive officers and other key management employees of CBNV. These benefits shall include health insurance, long-term disability insurance and executive life insurance.

          C.    Expense Reimbursement.    CBNV shall pay or reimburse Executive for all business, travel and entertainment expenses incurred by Executive during the term of this Agreement in connection with the performance of Executive's duties and responsibilities hereunder, for maintaining an active role in professional organizations, and for courses and seminars in fields reasonably related to Executive's field of expertise, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of CBNV.

          D.    Vacation.    Executive shall be entitled to the number of vacation days in each calendar year as determined by CBNV's benefits program. Executive also shall be entitled to all paid holidays to which executives and senior officers of CBNV are entitled.

        4.    TERMINATION.    Executive's employment under this Agreement shall terminate:

          A.    Termination Due to Death.    In the event of the death of Executive during the term of this Agreement, the estate or other legal representatives of Executive shall be entitled to receive (i) any earned but unpaid salary accrued through the end of the month in which death occurs, and (ii) a pro-rata portion of any bonus payable during the fiscal year in which death occurs, such payment to be made promptly following death. Any rights and benefits Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's death during the term of this Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs. CBNV shall have no obligation to make any other payments under this Agreement.

          B.    Termination Due to Disability.

            (i)    Executive's employment hereunder shall terminate due to disability if, for a period of 120 consecutive days, he is totally and permanently disabled as determined in accordance with CBNV's long-term disability plan as in effect from time to time. During such 120-day period Executive shall continue to be paid the salary pursuant to Section 3(a).

            (ii)   Upon the termination of Executive's employment due to disability pursuant to Section 4(b)(i), Executive shall be entitled to receive (i) all bonuses payable during the fiscal year in which termination occurs, based upon CBNV's results through the end of the month in which termination due to disability occurs, and (ii) continued compensation and benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination for key management employees of CBNV. Any continued rights and benefits Executive, or Executive's legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

          C.    Termination for Cause.

            (i)    CBNV by action of its Board of Directors may elect, at any time, to terminate its obligations hereunder and remove Executive from his employment for "cause" by giving Executive 90 days prior written notice thereof; provided, that in the event that such termination is a result of the circumstances contemplated in subsection (A) of this Section 4(c)(i), no such notice shall be required. For purposes of this Section, "cause" shall include, without limitation, the following:

              (A)  willful misconduct of Executive in connection with the performance of any of his duties, including, without limitation,, misappropriation of funds or property of CBNV or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of CBNV; or

              (B)  the entry of any legal order which has the effect of precluding Executive from performing his duties hereunder for more than 30 consecutive days.

            (ii)   In the event of termination for cause pursuant to Section 4(c)(i), Executive shall be entitled to receive any earned but unpaid salary through the date of termination; provided, however, that Executive shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the date of such termination, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(c)(ii) and otherwise by applicable

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    law, upon termination for cause pursuant to Section 4(c)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

    Any notice of termination of Executive's employment with CBNV for Cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his employment under the provisions contained herein and the date of termination.

          D.    Termination Without Cause.

            (i)    CBNV may elect, at any time, to terminate its obligations hereunder and remove Executive from his employment with CBNV for any reason (other than the grounds for "cause" set forth in Section 4(c)(i)) by giving Executive 90 days' prior written notice thereof.

            (ii)   In the event of termination pursuant to Section 4(d)(i), Executive shall be entitled to receive (i) any earned but unpaid salary through the date of termination, plus an amount equal to 12 months of his salary at the level in effect as of the effective date of such termination, and (ii) the full amount of any bonus he otherwise would have been entitled to receive for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(d)(ii) and otherwise by applicable law, upon termination pursuant to Section 4(d)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

          E.    Voluntary Termination.    Executive may terminate his employment of his own volition by giving CBNV 90 days' prior written notice. Such a termination shall constitute a voluntary termination, and Executive shall be entitled to receive any earned but unpaid salary accrued through the date of termination, but shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs.

        5.    CONFIDENTIALITY.    Executive agrees and acknowledges that by virtue of his employment with CBNV, he has, and will continue to acquire, an intimate knowledge of the activities and affairs of CBNV, including trade secrets and other confidential matters. Executive agrees at all times during the term of this Agreement to hold in strictest confidence, and not to use for his own benefit or disclose to any person, firm or corporation without express authorization of CBNV's Board of Directors or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of CBNV or any division, subsidiary, affiliate, or parent of CBNV or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of CBNV, their addresses, phone numbers or requirements.

        Executive agrees that upon termination of employment, he will deliver to CBNV and will not keep in his possession nor deliver to anyone else, any and all documents, or any other material containing or disclosing any confidential information relating to CBNV, and Executive will return to CBNV all calculations, letters, papers, books and records, and information of any type or description relating to the business of CBNV and its affiliated employers.

        6.    CHANGE OF CONTROL.    In the event of any Change of Control (as defined below) and Executive is terminated for any reason or terminates his employment with CBNV within the three month period following such Change of Control, the Executive shall be entitled to receive (a) any earned but unpaid salary through the date of termination; (b) all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and (c) compensation equal to

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24 months of his salary at the level in effect as of the effective date of such termination. In the event that the amount payable to Executive under this paragraph should cause a "parachute payment," as defined in Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, then such amount shall be reduced $1.00 at a time until the payment will not constitute a parachute payment. In the event the amount Executive receives under this paragraph should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 280G(b)(3), multiplied by 2.999.

        The term "Change of Control" shall refer to a change in the ownership, holding or power to vote more than 50% of CBNV's voting stock, the control of the election of a majority of CBNV's directors, or the exercise of a controlling influence over the management or policies of CBNV by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or other form of entity not specifically listed herein.

        7.    SUCCESSORS; BINDING AGREEMENT.    This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CBNV regardless of whether such occurrence constitutes a change in control of CBNV, and CBNV shall require any such successor to assume expressly and agree to perform this Agreement.

        8.    MISCELLANEOUS.

          A.    Notices.    All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

      If to Executive:

        Thomas F. Lackey
        104 Oakcrest Manor Drive. N.E.
        Leesburg, Virginia 20176

      If to CBNV:

        President and Chief Executive Officer
        Community Bank of Northern Virginia
        107 Free Court
        Sterling, Virginia 20164

          B.    Severability.    If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

          C.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          D.    Entire Agreement.    This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. It may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

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          E.    Taxes.    Each payment of compensation or bonus to Executive under this Agreement shall be reduced by applicable local, state, and federal income taxes, employment, and social security taxes, and other amounts which CBNV may be required to deduct by law or by agreement with Executive.

        9.    POST TERMINATION OBLIGATIONS.    During the term of this Agreement and for two years after the expiration or termination hereof, Executive shall, upon reasonable notice, furnish such information and assistance to CBNV as may reasonably be required by CBNV in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party. Executive shall be paid an hourly rate equivalent to his annual salary at the time of termination (assuming 2080 hours per year) for all time spent assisting CBNV in any such litigation. Executive shall also be reimbursed for all expenses incurred as a result of such assistance.

        10.    BANKING REGULATION.    Notwithstanding any term of this Agreement to the contrary, this Agreement is subject to the following terms and conditions:

          A.    If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CBNV's affairs by a notice served under section 8(e)(3) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) or (g)), as amended by the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, CBNV's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CBNV may, in its discretion, (i) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          B.    If Executive is removed and/or permanently prohibited from participating in the conduct of CBNV's affairs by an order issued under section 8(e) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e) or (g)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of CBNV under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected to the extent permitted under such section and the regulations promulgated thereunder.

          C.    If CBNV is in default, as defined in section 39(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(x)(l)), all obligations under the contract shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected to the extent permitted under applicable law and related regulations promulgated thereunder.

          D.    All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBNV:

            (i)    by the director or his or her designee of the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of CBNV under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1823(c)); or

            (ii)   by the director or his or her designee of the FDIC, at the time such director or designee approves a supervisory merger to resolve problems related to operation of CBNV or when CBNV is determined by the director to be in an unsafe or unsound condition; provided, however, that to the extent permitted by the director or his or her designee of the FDIC under applicable law and regulations, vested rights of the contracting parties hereunder shall not be affected.

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        11.    HEADINGS FOR REFERENCE ONLY.    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        12.    GOVERNING LAW.    This Agreement has been executed and delivered in the Commonwealth of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTIVE:
/s/ THOMAS F. LACKEY Thomas F. Lackey
COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ DAVID P. SUMMERS David P. Summers President and Chief Executive Officer

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Exhibit (10)(xii)

EMPLOYMENT AGREEMENT

        This EMPLOYMENT AGREEMENT (the "Agreement") entered into as of January 1, 2002, between Robert A. McGrath ("Executive") and Community Bank of Northern Virginia ("CBNV"), recites and provides:

        WHEREAS, CBNV recognizes the valuable contribution Executive has made as to CBNV as its Senior Sales Finance Officer, and desires to continue his/her employment as such with CBNV;

        WHEREAS, CBNV desires to continue Executive's employment as Senior Sales Finance Officer and offer, and Executive desires to accept, such continued employment with CBNV, in accordance with the terms and subject to the conditions set forth in this Agreement.

        NOW, THEREFORE, the parties agree as follows:

        1.    EMPLOYMENT.    CBNV hereby continues the employment of Executive, and Executive hereby accepts the continuance of his/her employment with CBNV as its Senior Sales Finance Officer, with the duties, responsibilities and powers appropriate to such office and as assigned to him/her by CBNV's President. Executive shall serve CBNV in such capacity until expiration of the term of this Agreement, unless his/her duties are terminated as set forth herein. Executive shall faithfully and diligently discharge his/her duties and responsibilities under this Agreement, shall use his/her best efforts to implement the policies established by CBNV Board of Directors, and shall devote such business time and attention to the affairs of CBNV as reasonably shall be necessary to perform fully the duties and responsibilities of his/her office.

        2.    TERM.    The initial term of this Agreement shall be three-years from the date hereof to January 1, 2005 (such month and day of each calendar year being referred to as the "Anniversary Date"). On the Anniversary Date in 2005, and on the Anniversary Date each year thereafter, this Agreement shall automatically be extended for one year from the then applicable termination date, unless either party elects to terminate this Agreement by giving the other party written notice of such termination at least 90 days prior to the next succeeding Anniversary Date.

        3.    COMPENSATION AND BENEFITS.    CBNV shall pay and provide Executive the following items as compensation for his/her services:

          a.    Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $71,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $71,000 per year.

          b.    Incentive Plans; Bonuses; Fringe Benefits.    Executive shall be eligible to participate in any incentive bonus, which may be or become applicable to CBNV's officers in equivalent grades and positions, commensurate with the responsibilities and functions to be performed by Executive under this Agreement and approved by management of CBNV. In addition, during the term of this Agreement, Executive shall be eligible to participate in all benefit plans and programs, as determined by its Board of Directors and/or as CBNV may have in effect upon terms and in accordance with policies and procedures substantially equivalent to those then in effect and applicable generally to executive officers and other key management employees of CBNV. These benefits shall include, but not limited to, health insurance, dental insurance and long-term disability insurance.

          c.    Expense Reimbursement.    CBNV shall pay or reimburse Executive for all business, travel and entertainment expenses incurred by Executive during the term of this Agreement in connection with the performance of Executive's duties and responsibilities hereunder, for maintaining an active role in professional organizations, and for courses and seminars in fields reasonably related to Executive's field of expertise, upon submission of appropriate invoices, receipts and other documentation, all in accordance with the standard policies and procedures of CBNV.

          d.    Vacation.    Executive shall be entitled to the number of vacation days in each calendar year as determined by CBNV's established policy. Executive also shall be entitled to all paid holidays to which executives and senior officers of CBNV are entitled.

        4.    TERMINATION.    Executive's employment under this Agreement shall terminate:

          a.    Termination Due to Death.    In the event of the death of Executive during the term of this Agreement, the estate or other legal representatives of Executive shall be entitled to receive (i) any earned but unpaid salary accrued through the end of the month in which death occurs, and (ii) a pro-rata portion of any bonus payable during the fiscal year in which death occurs, such payment to be made promptly following death. Any rights and benefits Executive, or Executive's estate or other legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's death during the term of this Agreement, if any, shall be determined in accordance with the terms and provisions of such plans and programs. CBNV shall have no obligation to make any other payments under this Agreement.

          b.    Termination Due to Disability.

            (i)    Executive's employment hereunder shall terminate due to disability if, for a period of 120 consecutive days, he/she is totally and permanently disabled as determined in accordance with CBNV's long-term disability plan as in effect from time to time. During such 120-day period Executive shall continue to be paid the salary pursuant to Section 3(a).

            (ii)   Upon the termination of Executive's employment due to disability pursuant to Section 4(b)(i), Executive shall be entitled to receive (i) all bonuses payable during the fiscal year in which termination occurs, based upon CBNV's results through the end of the fiscal year in which termination due to disability occurs, and (ii) continued compensation and benefits in accordance with the normal policies and practices, if any, in effect as of the date of such termination for key management employees of CBNV. Any continued rights and benefits Executive, or Executive's legal representatives, may have under employee benefit plans and programs of CBNV upon Executive's termination due to disability, if any, shall be determined in accordance with the terms and provisions of such plans and programs.

        c.    Termination for Cause.

            (i)    CBNV by action of its President may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment for "cause". For purposes of this Section, "cause" shall include, without limitation, the following:

              (A)  willful misconduct or gross negligence of Executive in connection with the performance of any of his/her duties. This includes the willful non-performance of assigned duties and, without limitation, misappropriation of funds or property of CBNV or any of its affiliates or securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of CBNV; or

              (B)  gross violations including any gross misconduct as referred to in the Policy Manual, Employee Handbook or any other human resources policies set forth by Bank including, without limitation, policies relating to sexual harassment, race, sex or age discrimination, or any other forms of discrimination.

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              (C)  the entry of any legal order which has the effect of precluding Executive from performing his/her duties hereunder for more than 30 consecutive days.

            (ii)   In the event of termination for cause pursuant to Section 4(c)(i), Executive shall be entitled to receive any earned but unpaid salary through the date of termination, and that Executive shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the date of such termination, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(c)(ii) and otherwise by applicable law, upon termination for cause pursuant to Section 4(c)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

            Any notice of termination of Executive's employment with CBNV for Cause shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of his/her employment under the provisions contained herein and the date of termination.

          d.    Termination Without Cause.

            (i)    CBNV may elect, at any time, to terminate its obligations hereunder and remove Executive from his/her employment with CBNV for any reason (other than the grounds for "cause" set forth in Section 4(c)(i) by giving Executive 30 day's prior written notice thereof.

            (ii)   In the event of termination pursuant to Section 4(d)(i), Executive shall be entitled to receive (i) any earned but unpaid salary through the date of termination, plus an amount equal to 12 months of his/her salary at the level in effect as of the effective date of termination, and (ii) the full amount of any bonus he/she otherwise would have been entitled to receive for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV existing as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs. Except as provided in this Section 4(d)(ii) and otherwise by applicable law, upon termination pursuant to Section 4(d)(i), all obligations of CBNV to Executive hereunder shall cease immediately.

          e.    Voluntary Termination.    Executive may terminate his/her employment of his/her own volition by giving CBNV 30 days' prior written notice. Such a termination shall constitute a voluntary termination, and Executive shall be entitled to receive any earned but unpaid salary accrued through the date of termination, but shall not be entitled to receive any portion of the bonus that otherwise would have been payable for the fiscal year in which such termination occurs. The rights and benefits Executive may have under employee benefit plans and programs of CBNV in existence as of the effective date of such termination, if any, shall be determined in accordance with the terms of such plans and programs.

        5.    CONFIDENTIALITY.    Executive agrees and acknowledges that by virtue of his/her employment with CBNV, he/she has, and will continue to acquire, an intimate knowledge of the activities and affairs of CBNV, including trade secrets and other confidential matters. Executive agrees at all times during the term of this Agreement to hold in strictest confidence, and not to use for his/her own benefit or disclose to any person, firm or corporation without express authorization of CBNV's President or as required by law, any confidential information, development or experimental work, trade secrets, or any other secret or confidential matter relating to the financial affairs, personnel, products, sales, business or other affairs of CBNV or any division, subsidiary, affiliate or parent of CBNV or their successors, including, without limitation, the name or names of any of the clients, customers or accounts of CBNV, their addresses, phone numbers or requirements.

3

        Executive agrees that upon termination of employment, he/she will deliver to CBNV and will not keep in his/her possession nor deliver to anyone else, any and all documents, or any other material containing or disclosing any confidential information relating to CBNV, and Executive will return to CBNV all calculations, letters, papers, books and records, and information of any type or description relating to the business of CBNV and its affiliated employers.

        6.    CHANGE OF CONTROL.    In the event of any Change of Control (as defined below) and Executive is terminated for any reason or terminates his/her employment with CBNV within the six month period following such Change of Control, the Executive shall be entitled to receive (a) any earned but unpaid salary through the date of termination; (b) all unpaid bonuses that otherwise would have been payable for the fiscal year in which such termination occurs, and (c) compensation equal to 12 months of his/her salary at the level in effect as of the effective date of such termination. In the event that the amount payable to Executive under this paragraph should cause a "parachute payment," as defined in Section 280(G)(b)(2) of the Internal Revenue Code of 1986, as amended, then such amount shall be reduced $1.00 at a time until the payment will not constitute a parachute payment. In the event the amount Executive receives under this paragraph should be incorrectly calculated so that such amount constitutes a parachute payment, then the Executive will promptly refund the excess amount. Excess amount shall mean the amount in excess of the Executive's base amount, as defined in Code Section 280G(b)(3), multiplied by 2.999.

        The term "Change of Control" shall refer to the ownership, holding or power to vote more than 25% of CBNV's voting stock, the control of the election of a majority of CBNV's directors, or the exercise of a controlling influence over the management or policies of CBNV by any person or by persons acting as a group within the meaning of Section 13(D) of the Securities Exchange Act of 1934. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool syndicate, sole proprietorship, unincorporated organization or other form of entity not specifically listed herein.

        7.    SUCCESSORS; BINDING AGREEMENT.    This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of CBNV regardless of whether such occurrence constitutes a change in control of CBNV, and CBNV shall require any such successor to assume expressly and agree to perform this Agreement.

        8.    MISCELLANEOUS.

          a.    Notices.    All notices required or permitted hereunder shall be given in writing by actual delivery or by registered or certified mail (postage prepaid) at the following addresses or at such other places as shall be designated in writing:

    If to Executive:

      Robert A. McGrath
      14102 Oakpointe Drive
      Laurel, MD 20707

    If to CBNV:

      President
      Community Bank of Northern Virginia
      107 Free Court
      Sterling, Virginia 20164

          b.    Severability.    If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

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          c.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          d.    Severability.    If any provision of this Agreement shall be determined to be void by any court of competent jurisdiction, then such determination shall not affect any other provision of this Agreement, all of which shall remain in full force and effect.

          e.    Waiver.    The failure of the parties to complain of any act or omission on the part of either party, no matter how long the same may continue, shall not be deemed to be a waiver of any of their rights hereunder.

          f.    Entire Agreement.    This Agreement contains the entire agreement of the parties. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. If may be changed or terminated only by a writing signed by the party against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

          g.    Taxes.    Each payment of compensation or bonus to Executive under this Agreement shall be reduced by applicable local, state, and federal income taxes, employment, and social security taxes, and other amounts which CBNV may be required to deduct by law or by agreement with Executive.

        9.    POST TERMINATION OBLIGATIONS.    During the term of this Agreement and for two years after the expiration or termination hereof, Executive shall, upon reasonable notice, furnish such information and assistance to CBNV as may reasonably be required by CBNV in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

        10.    BANKING REGULATION.    Notwithstanding any term of this Agreement to the contrary, this Agreement is subject to the following terms and conditions:

          a.     If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of CBNV's affairs by a notice served under section 8(e)(3) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e)(3) or (g)), as amended by the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, CBNV's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, CBNV may, in its discretion, (i) pay Executive all or part of the compensation withheld while the contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

          b.     If Executive is removed and/or permanently prohibited from participating in the conduct of CBNV's affairs by an order issued under section 8(e) or 8(g) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(e) or (g)), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of CBNV under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected to the extent permitted under such section and the regulations promulgated thereunder.

          c.     If CBNV is in default, as defined in section 39(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. § 1813(x)(1)), all obligations under the contract shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected to the extent permitted under applicable law and related regulations promulgated thereunder.

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          d.     All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of CBNV:

            (i)    by the director or his or her designee of the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of CBNV under the authority contained in section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. § 1823(c)); or

            (ii)   by the director or his or her designee of the FDIC, at the time such director or designee approves a supervisory merger to resolve problems related to operation of CBNV or when CBNV is determined by the director to be in an unsafe or unsound condition; provided, however, that to the extent permitted by the director or his or her designee of the FDIC under applicable law and regulations, vested rights of the contracting parties hereunder shall not be affected.

        11.    HEADING FOR REFERENCE ONLY.    The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

        12.    GOVERNING LAW.    This Agreement has been executed and delivered in the Commonwealth of Virginia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of the Commonwealth of Virginia.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

EXECUTIVE:
/s/ Robert A. McGrath Robert A. McGrath
COMMUNITY BANK OF NORTHERN VIRGINIA
By:	/s/ David P. Summers David P. Summers President

6

AMENDMENT TO EMPLOYMENT CONTRACT
OF
ROBERT A. MCGRATH

        This amendment hereby supersedes the employment contract dated January 1, 2002, between Robert A. McGrath ("Executive") and Community Bank of Northern Virginia as it relates to Item a. Salary under Section 3. COMPENSATION AND BENEFITS, effective March 25, 2003.

  a.
  Salary.    As compensation for the services to be performed hereunder, Executive shall be entitled to an annual base salary as shall be determined by CBNV's Compensation Committee, provided that such salary shall not be less than $85,000 per year, which salary shall be payable in installments in accordance with CBNV's normal payroll practices for salaried employees in effect from time to time during the term of this Agreement, but in any event less frequently than monthly. The salary shall be subject to yearly adjustment at the discretion of CBNV's Board of Directors, but shall not be less than $85,000 per year.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Agreement as of the date first above written.

EXECUTIVE:
/s/ Robert A. McGrath Robert A. McGrath
COMMUNITY BANK OF NORTHERN VIRGINIA
/s/ David P. Summers David P. Summers

7

Exhibit 11

        Appendix A

Financial Ratios

Significant ratios of the Bank for the periods indicated are as follows:

	Year ended December 31,
	2004	2003	2002
Earning Ratios
Income before discontinued operations as a percentage of:
Average earning assets	1.06%	1.34%	1.41%
Average total assets	1.02	1.29	1.35
Average total stockholders' equity (1)	14.85	17.19	18.40
Net income as a percentage of:
Average earning assets	1.12%	1.16%	1.28%
Average total assets	1.07	1.11	1.22
Average total stockholders' equity (1)	15.59	14.79	16.64
Capital Ratios
Average total stockholders' equity to average total assets (1)	6.89%	7.53%	7.35%
Average net loans held for investment as a multiple of average total
stockholders' equity (1)	10.42	8.99	8.45
Leverage capital	6.81	7.32	7.60
Tier I capital (to risk weighted assets)	8.48	9.22	10.71
Total risk-based capital (to risk weighted assets)	10.87	10.46	11.84
Other
Allowance for loan losses as a percentage of year-end gross loans held for investment	1.04%	1.12%	1.27%
Loans held for investment (net) as a percentage of year-end total assets	74.26	71.65	60.96
Loans held for investment (net) as a percentage of year-end total deposits	100.62	93.95	74.93
Securities as a percentage of year-end total assets	20.54	22.73	27.81
Average interest earning assets as a percentage of average interest bearing liabilities	120.38	125.02	123.34
Dividends per share as a percentage of diluted earnings per share	44.32	33.71	22.89

(1)
Excludes unrealized losses in 2004, 2003 and 2002, net of tax, on securities available for sale

Exhibit (21)

CBNV Real Estate, LLC (Organized in Virginia)
CBNV Insurance Agency, LLC (Organized in Virginia)

Exhibit 31(a)

CERTIFICATION

I, David P. Summers, certify that:

  1.
  I have reviewed this Annual Report on Form 10-K of Community Bank of Northern Virginia;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

  4.
  The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

  (a)
  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

  (b)
  [Omitted in reliance on SEC Release No. 33-8238; 34-47986 Section III.E., IC-26068]

  (c)
  Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

  (d)
  Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

  5.
  The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

  (a)
  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

  (b)
  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 23, 2005

/s/ DAVID P. SUMMERS David P. Summers President and Chief Executive Officer

Exhibit 31(b)

CERTIFICATION

I, Dale G. Phelps, certify that:

  1.
  I have reviewed this Annual Report on Form 10-K of Community Bank of Northern Virginia;

  2.
  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.
  Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

  4.
  The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

  (a)
  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

  (b)
  [Omitted in reliance on SEC Release No. 33-8238; 34-47986 Section III.E., IC-26068]

  (c)
  Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

  (d)
  Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

  5.
  The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

  (a)
  All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

  (b)
  Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: March 23, 2005

/s/ DALE G. PHELPS Dale G. Phelps Chief Financial Officer

Exhibit 32(a)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Community Bank of Northern Virginia, (the "Bank") for the fiscal year ending December 31, 2004 as filed with the Federal Deposit Insurance Corporation on the date hereof (the "Report"), I, David P. Summers, Chief Executive Officer of the Bank, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ DAVID P. SUMMERS David P. Summers Chief Executive Officer Dated: March 23, 2005

Exhibit 32(b)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report on Form 10-K of Community Bank of Northern Virginia (the "Bank") for the fiscal year ending December 31, 2004 as filed with the Federal Deposit Insurance Corporation on the date hereof (the "Report"), I, Dale G. Phelps, Chief Financial Officer of the Bank, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ DALE G. PHELPS Dale G. Phelps Chief Financial Officer Dated: March 23, 2005

QuickLinks

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
SIGNATURE
STATEMENT OF FINANCIAL CONDITION
STATEMENTS OF INCOME
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
STATEMENTS OF CASH FLOWS
NOTES TO FINANCIAL STATEMENTS
December 31, 2004
December 31, 2003
COMMUNITY BANK OF NORTHERN VIRGINIA ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION
COMMUNITY BANK OF NORTHERN VIRGINIA ARTICLES OF AMENDMENT
COMMUNITY BANK OF NORTHERN VIRGINIA ARTICLES OF AMENDMENT
ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF NORTHERN VIRGINIA BANKING COMPANY
ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF NORTHERN VIRGINIA BANKING COMPANY
PLAN "B" CORPORATION (n/k/a Northern Virginia Banking Company)
RESTATED ARTICLES OF AMENDMENT OF NORTHERN VIRGINIA BANKING COMPANY
I.
II.
III.
IV.
V.
VI.

RECITALS OF THE ISSUER
ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
ARTICLE II DEBT SECURITY FORMS
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
ARTICLE III THE DEBT SECURITIES
ARTICLE IV SATISFACTION AND DISCHARGE
ARTICLE V REMEDIES
ARTICLE VI THE TRUSTEE
ARTICLE VII HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER
ARTICLE VIII CONCERNING THE HOLDERS
ARTICLE IX HOLDERS' MEETINGS
ARTICLE X CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
ARTICLE XI SUPPLEMENTAL INDENTURES
ARTICLE XII COVENANTS
ARTICLE XIII TAX EVENT REDEMPTION
ARTICLE XIV IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS
ARTICLE XV SUBORDINATION OF DEBT SECURITIES
FORM OF FLOATING RATE SUBORDINATED DEBT SECURITY DUE 2014 [FACE OF SECURITY]
Floating Rate Subordinated Debt Security Due 2014 of COMMUNITY BANK OF NORTHERN VIRGINIA
CERTIFICATE OF AUTHENTICATION
SUBORDINATED BANK NOTES SUBSCRIPTION AGREEMENT
RECITALS
ARTICLE I PURCHASE AND SALE OF SUBORDINATED NOTES
ARTICLE II REPRESENTATIONS AND WARRANTIES OF PURCHASER
ARTICLE III MISCELLANEOUS
EMPLOYEES
EMPLOYMENT AGREEMENT
CERTIFICATION
CERTIFICATION
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002